As filed with the Securities and Exchange Commission on January 29, 2020
File No. 000-56133

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

NUVEEN CHURCHILL BDC INC.
(Exact name of registrant as specified in charter)

Maryland	84-3613224
(State or other jurisdiction of incorporation or registration)	(I.R.S. Employer Identification No.)

430 Park Avenue, 14th Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)
(212) 207-2003
(Registrant’s telephone number, including area code)
with copies to:

John McCally Managing Director, Associate General Counsel Nuveen, LLC 8500 Andrew Carnegie Blvd Charlotte, NC 28262	Christopher Rohrbacher Managing Director, Associate General Counsel Nuveen, LLC 333 W. Wacker Dr., 33rd Floor Chicago, IL 60606	Steven B. Boehm Vlad M. Bulkin Anne G. Oberndorf Eversheds Sutherland (US) LLP 700 Sixth Street, NW Washington, DC 20001
Securities to be registered pursuant to Section 12(b) of the Act:
None
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.01 per share
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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EXPLANATORY NOTE
Nuveen Churchill BDC Inc. is filing this registration statement on Form 10 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “1934 Act”), on a voluntary basis in order to permit it to file an election to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and to provide current public information to the investment community and to comply with applicable requirements in the event of future quotation or listing of its securities on a national securities exchange or other public trading market.
In this Registration Statement, except where the context suggests otherwise:

•
the terms “we,” “us,” “our,” and “Company,” refer to Nuveen Churchill BDC Inc. (and, if required by context, (i) prior to December 31, 2019 to Churchill Middle Market CLO V Ltd. (the “Predecessor Entity”), and (ii) following December 31, 2019 on a consolidated basis with the Predecessor Entity);

•	the term “the Adviser” refers to Nuveen Churchill Advisors LLC, a Delaware limited liability company, which will serve as our investment adviser;

•	the term “Churchill” refers to Churchill Asset Management LLC, a Delaware limited liability company, which will serve as our investment sub-adviser;

•	the term “Advisers” refers to the Adviser and Churchill together; and

•	the term “Administrator” refers to Nuveen Churchill Administration LLC, a Delaware limited liability company, which will serve as our administrator.
The Company is an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and the Company will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “1933 Act”).
This Registration Statement registers shares of the Company’s common stock (“Shares,” each a “Share”), par value $0.01 per share under the 1934 Act; however:

•	the Company’s Shares may not be transferred without the written consent of the Adviser;

•	the Shares are not currently listed on an exchange, and it is uncertain whether they will be listed or whether a secondary market will develop;

•	repurchases of the Shares by the Company, if any, are expected to be very limited; and

•	an investment in the Company may not be suitable for investors who may need the money they invest in a particular time frame.
Once this Registration Statement has been deemed effective, we will be subject to the requirements of Section 13(a) of the 1934 Act, including the rules and regulations promulgated thereunder, which will require us, among other things, to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the 1934 Act applicable to issuers filing registration statements pursuant to Section 12(g) of the 1934 Act. We also will be subject to the proxy rules in Section 14 of the 1934 Act, and our directors, officers, and principal shareholders will be subject to the reporting requirements of Sections 13 and 16 of the 1934 Act. The SEC maintains an internet website (http://www.sec.gov) that contains the reports mentioned in this section.
Prior to the effectiveness of this Registration Statement, we filed an election to be regulated as a BDC under the 1940 Act. Upon filing of such election, we became subject to the 1940 Act requirements applicable to BDCs.

FORWARD-LOOKING STATEMENTS
This Registration Statement contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

•	our future operating results;

•	our business prospects and the prospects of our portfolio companies;

•	the dependence of our future success on the general economy and its impact on the industries in which we invest;

•	the impact of a protracted decline in the liquidity of credit markets on our business;

•	the impact of increased competition;

•	the impact of fluctuations in interest rates on our business and our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•	the valuation of our investments in portfolio companies, particularly those having no liquid trading market;

•	actual and potential conflicts of interest with the Advisers, and/or their respective affiliates;

•	the ability of our portfolio companies to achieve their objectives;

•	the use of borrowed money to finance a portion of our investments;

•	the adequacy of our financing sources and working capital;

•	the timing of cash flows, if any, from the operations of our portfolio companies;

•	the ability of Churchill to locate suitable investments for us and to monitor and administer our investments;

•	the ability of the Advisers or their respective affiliates to attract and retain highly talented professionals;

•	our ability to qualify and maintain our qualification as a regulated investment company (a “RIC”) and as a BDC; and

•	the impact of future legislation and regulation on our business and our portfolio companies.
Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this Registration Statement should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties include those described or identified in the section entitled

“Item 1A. Risk Factors” and elsewhere in this Registration Statement. These forward-looking statements apply only as of the date of this Registration Statement. We do not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law. The safe harbor provisions of Section 21E of the 1934 Act, which preclude civil liability for certain forward-looking statements, do not apply to the forward-looking statements in this Registration Statement because we are an investment company.

ITEM 1.	BUSINESS

(a)	General Development of Business
We were formed on March 13, 2018, as a limited liability company under the laws of the State of Delaware and we converted into a corporation incorporated under the laws of the State of Maryland on June 18, 2019. We are a specialty finance company organized to maximize the total return to our shareholders primarily in the form of current income achieved through investing in senior secured loans to private equity-owned U.S. middle market companies.
We have elected to be regulated as a BDC under the 1940 Act and intend to elect to be treated, and intend to qualify annually thereafter, as a RIC under Subchapter M of the Code for the fiscal year ending December 31, 2020 for U.S. federal income tax purposes. As a BDC and a RIC, we will be required to comply with certain regulatory requirements. See “ Item 1(c). Description of Business — Regulation as a Business Development Company ” and “ Item 1(c). Description of Business — Certain U.S. Federal Income Tax Considerations. ”
Immediately prior to the Company’s election to be regulated as a BDC, Nuveen Churchill BDC SPV I LLC, a wholly-owned subsidiary of the Company (“SPV I”), acquired all of the economic equity interests (the “Merger”) of the Predecessor Entity, a Cayman exempt limited company managed as a collateralized loan obligation (“CLO”) vehicle that was managed by Nuveen Alternatives Advisors LLC and sub-advised by Churchill. The investment portfolio of SPV I consists primarily of Senior Loans (the “Legacy Portfolio”). The fair value of the Legacy Portfolio was $178.8 million as of December 31, 2019. In connection with the Merger, the board of directors of the Company (the “Board”) reviewed and approved the fair value of the Legacy Portfolio based on management’s internal analysis and assurance from a third-party valuation firm. The Predecessor Entity had a $175 million revolving credit facility with Wells Fargo Bank, N.A., which the Company retained (through SPV I) after the Merger. See “ Item 2. — Financial Information — Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “ Item 13. Financial Statements and Supplementary Data. ”
Prior to the Merger, 100% of the preference shares issued by the Predecessor Entity (which preference shares represent the economic residual interest in the Predecessor Entity) were held by the Teachers Insurance and Annuity Association of America, the ultimate parent of the Advisers (“TIAA”). In connection with the consummation of the Merger, and prior to our election to be regulated as a BDC under the 1940 Act, the Company issued 3,310,540 Shares to TIAA in exchange for all of the outstanding preference shares of the Predecessor Entity, which was then merged into SPV I, as a result of which the Predecessor Entity became our wholly-owned consolidated subsidiary (through its successor-in-interest, SPV I).
We expect to conduct a private offering of our common stock to “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act in reliance on exemptions from the registration requirements of the 1933 Act (the “Private Offering”). Each investor will purchase Shares pursuant to a subscription agreement entered into with us. See “ Item 1(c). Description of Business — The Private Offering .”
Each of the Advisers is a limited liability company organized under the laws of the state of Delaware, is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and is an indirect, majority- or wholly-owned subsidiary of Nuveen, LLC (“Nuveen”). Nuveen is the investment management arm of TIAA, a life insurance company founded in 1918 by the Carnegie Foundation for the Advancement of Teaching and the companion organization of College Retirement Equities Fund. Nuveen markets a wide range of specialized investment solutions that provide investors access to the capabilities of Nuveen’s investment management affiliates.

(c)	Description of Business
The Company — Nuveen Churchill BDC Inc.
Our investment objective is to provide investors with attractive risk-adjusted returns primarily through current income by investing in senior secured loans to private equity-owned U.S. middle market companies. We will focus on directly originated debt to U.S. middle market companies. We expect our portfolio to comprise primarily of first-lien senior secured debt and unitranche loans (other than last-out positions in unitranche loans) (collectively “Senior Loans”). We will also opportunistically invest in junior capital opportunities (second-lien loans, subordinated debt, last-out positions in unitranche loans and equity-related securities) (collectively “Junior Capital Investments”). Senior Loans typically pay interest at rates which are determined periodically on the basis of a floating base lending rate, primarily the London-Interbank Offered Rate, or LIBOR, plus a premium. “Unitranche” loans are those Senior Loans that typically have a first lien on all assets of the borrower but provide leverage levels comparable to a combination of first-lien and second-lien or subordinated loans. Junior Capital Investments will include cash paying subordinated debt (including fixed-rate subordinated loans, which may have a portion of payment-in-kind (“PIK”) income, and floating-rate second-lien term loans), subordinated PIK notes (with no current cash payments) and/or equity securities (with no current cash payments). The investments acquired by us are collectively referred to as “Portfolio Investments.” “Portfolio Company” means, as the context requires, (i) an entity in which a Portfolio Investment is made or (ii) an entity that is the direct owner of assets securing (directly or indirectly) a Portfolio Investment.
We will not limit ourselves to any particular industry or geographic area when investing in qualifying assets (as defined in Section 55(a) of the 1940 Act and discussed in “— Regulation as a Business Development Company” below), which we expect to constitute at least 70% of our total assets.
The Investment Adviser — Nuveen Churchill Advisors LLC
Nuveen Churchill Advisors LLC, a newly organized Delaware limited liability company, serves as the investment adviser to the Company pursuant to an investment advisory agreement (the “Investment Advisory Agreement”), which has been approved by the Board. The Adviser is responsible for the overall management of the Company’s activities pursuant to the Investment Advisory Agreement.
The Adviser has delegated substantially all of its day-to-day portfolio-management obligations as set forth in the Investment Advisory Agreement to Churchill pursuant to a sub-advisory agreement (the “Sub-Advisory Agreement” and, together with the Investment Advisory Agreement, the “Advisory Agreements”). The Adviser has general oversight over the investment process on behalf of the Company and manages the capital structure of the Company, including, but not limited to, asset and liability management. The Adviser also has ultimate responsibility for the Company’s performance under the terms of the Investment Advisory Agreement.
The Investment Sub-Adviser — Churchill Asset Management LLC
Churchill serves as a sub-adviser to the Company pursuant to the Sub-Advisory Agreement. In addition to serving as a sub-adviser to the Company, Churchill manages other middle-market investment strategies that seek competitive risk-adjusted yields and returns, raising assets from third-party institutional investors and the TIAA general account.
Churchill currently manages $17.8 billion in separate accounts, CLOs and private funds investing in private middle-market leveraged loans, subordinated debt, private equity and related strategies. The investment advice that Churchill provides through the Senior Loan Investment Team is limited primarily to investments in first-lien secured and unitranche loans made principally to private U.S. middle market companies whose typical profile is consistent with below-investment grade debt ratings categories and that are, in most cases, controlled by private equity investment firms. As of January 1, 2020, the team of Churchill investment professionals dedicated to Senior Loan investment opportunities (the “Senior Loan Investment Team”) has funded and/or committed to fund $5.7 billion of Senior Loan investments across its investment platform. The investment advice that Churchill provides through teams of investment professionals dedicated to Junior Capital investment opportunities (the “Junior Capital Investment Team” and, together with the Senior Loan Investment Team, the “Investment Teams”) is limited primarily to investments in private equity, equity co-investments and similar equity-related securities, subordinated debt and second-lien loans, in each case made principally in respect of the U.S. middle market. As of January 1, 2020 the Junior Capital Investment Team manages $12.1 billion of Junior Capital Investments.
Churchill provides investment advisory and management services to the Company. Under the terms of the Sub-Advisory Agreement, Churchill will: (i) identify, evaluate and negotiate the structure of investments (including performing due diligence on prospective portfolio companies); (ii) close and monitor investments; and (iii) determine the securities and other assets to be purchased, retained or sold. The Adviser and Churchill have entered into the Sub-Advisory Agreement, which has been approved by the Board, and the terms of which provide Churchill with broad delegated authority to oversee the Company’s portfolio.
Joint Investment Committee
All investment decisions for the Company require the unanimous approval of the members of a joint investment committee (the “Joint Investment Committee”) comprised of senior investment personnel of both Investment Teams. The initial members of the Joint Investment Committee are Ken Kencel, Jason Strife and Randy Schwimmer. The Joint Investment Committee is also advised by the investment committees of the Senior Loan Investment Team (the “Senior Loan Investment Committee”) and the Junior Capital Investment Team (the “Junior Capital Investment Committee”), respectively. The Senior Loan Investment Committee is currently comprised of Ken Kencel, Randy Schwimmer, George Kurteson, Shai Vichness, Chris Cox and Mat Linett. The Junior Capital Investment Committee is currently comprised of Ken Kencel, Jason Strife, Derek Fricke and Anne Philpott.
Ken Kencel, President and Chief Executive Officer, Churchill
Kenneth J. Kencel serves as President and Chief Executive Officer of the Company and as President and Chief Executive Officer of Churchill. Throughout his career in the investment industry he has accrued a broad range of experience in leading middle market businesses.
Previously, Mr. Kencel served as president and a director of Carlyle GMS Finance (Carlyle’s publicly traded business development company). Prior to that he founded and was president and CEO of Churchill Financial, served as head of leveraged finance for Royal Bank of Canada and was head of Indosuez Capital, a leading middle market merchant banking and asset management business. Mr. Kencel also helped to found the high yield finance business at both Chase Securities (now JP Morgan) and SBC Warburg (now UBS).
Mr. Kencel graduated with a B.S., magna cum laude, in Business Administration from Georgetown University and a J.D. from Northwestern University School of Law. He serves on the Pension Investment Advisory Committee for the Archdiocese of New York, the Board of Trustees of Canisius High School and the Advisory Board of Teach for America (Connecticut). Mr. Kencel is a guest lecturer at Boston University Questrom School of Business and a former member of the Board of Advisors and Adjunct Professor at the McDonough School of Business at Georgetown University.
Randy Schwimmer, Senior Managing Director, Head of Origination & Capital Markets, Churchill
Durant D. (“Randy”) Schwimmer supervises origination and capital markets for Churchill’s Senior Loan Investment Team. He is widely credited with developing loan syndications for middle market companies. Mr. Schwimmer brings 30 years of experience in middle market finance to Churchill, having served as a Senior Managing Director and Head of Capital Markets & Indirect Origination at Churchill Financial. In those positions, he took responsibility for all loan capital markets activities and for managing the firm’s indirect origination platform. Before then, Mr. Schwimmer worked as Managing Director and Head of Leveraged Finance Syndication for BNP Paribas. He spent 15 years at JP Morgan Chase in Corporate Banking and Loan Syndications, where he originated, structured, and syndicated leveraged loans. Mr. Schwimmer graduated from Trinity College with a cum laude B.A. He earned his M.A. from the University of Chicago.
Jason Strife, Senior Managing Director and Head of Private Equity & Junior Capital, Churchill
Jason Strife serves as Senior Managing Director and Head of Private Equity & Junior Capital at Churchill. He is responsible for strategy, sourcing, executing and portfolio construction for Churchill’s Junior Capital Investment mandates, including private equity fund commitments. Mr. Strife has approximately 15 years of alternative asset investment experience, having worked in several capacities executing junior debt and equity investments in middle market companies. Prior to joining Nuveen, he was a Principal at Bison Capital, a Los Angeles-based private equity firm focused on structured junior capital investments in lower middle market companies. Prior to Bison Capital, Mr. Strife was an investment professional at Weston Presidio, a Boston and San Francisco-based middle market private equity firm focused on growth capital and leveraged buyout investing. Prior to Weston Presidio, he worked in the Mergers and Acquisitions group of Wachovia Securities, executing primarily sell side transactions on behalf of private equity clients. Mr. Strife earned a Master’s degree in Accounting and a BA in Analytical Finance from Wake Forest University.
Senior Loan Investment Committee Members Not on the Joint Investment Committee
George Kurteson, Senior Managing Director, Head of Portfolio Management, Churchill
Overseeing portfolio management at Churchill, George F. Kurteson brings over 30 years of middle market leveraged lending experience to the company. Prior to co-founding Churchill, Mr. Kurteson served as a managing director of Carlyle GMS Finance and as a founder and senior managing director, head of origination and underwriting at Churchill Financial. At GE/Antares (a division of GE Capital), he held the position of senior managing director, head of the New York office, and he acted as a member of the GE/Antares leadership team. Mr. Kurteson has also served in senior positions at Heller Financial, Fleet Bank, and Maryland National Bank. Mr. Kurteson received his MBA and his B.S. (honors) in business and economics from Lehigh University. Mr. Kurteson has announced his plan to retire in 2020, at which point Mathew Linett will assume the joint role of Head of Underwriting and Portfolio Management for the Senior Loan Investment Team.
Shai Vichness, Senior Managing Director and the Chief Financial Officer, Churchill
Shai Vichness serves as Chief Financial Officer and Treasurer of the Company and as a Senior Managing Director and the Chief Financial Officer of Churchill. Previously, as Managing Director and Head of Senior Leveraged Lending for Nuveen, Mr. Vichness was responsible for initiating Nuveen’s investment program in middle market senior loans and was directly involved in the launch of Churchill as an affiliate in 2015. Since the launch of Churchill, Mr. Vichness has been a member of Churchill’s Investment Committee and has been actively engaged in the management of the firm, including the development of its infrastructure and operations. Mr. Vichness joined Nuveen in 2005 and has spent his entire career in the private debt markets, with a significant amount of time spent in the firm’s workout and restructuring department. Mr. Vichness holds a BBA from Baruch College, CUNY and is a CFA charterholder.
Christopher Cox, Senior Managing Director & Chief Risk Officer, Churchill
Christopher Cox serves as Chief Risk Officer of Churchill. Previously, he was a principal of Carlyle GMS Finance and was a managing director and Chief Risk Officer for Churchill Financial, which he joined in 2006. In this role, he was responsible for overseeing the company’s risk management infrastructure, including all risk management process and policies. Prior to this, Mr. Cox was a senior vice president at GE Commercial Finance (a division of GE Capital) from 1997 to 2006, where he held various risk management roles within the corporate lending group, focusing on middle market transactions. Mr. Cox also worked at Gibbs & Cox, Inc. in New York, NY. Mr. Cox received his B.S. in civil engineering from Tufts University and his MBA from Fordham University.
Mathew Linett, Senior Managing Director, Head of Underwriting, Churchill
Mathew Linett serves as Senior Managing Director, Head of Underwriting for the Senior Loan Investment Team of Churchill. He brings approximately 25 years of leveraged finance experience with a strong emphasis on the middle market. He has invested at all levels of the capital structure including senior secured loans, public and private mezzanine debt, as well as private equity co-investments. In addition, he has significant distressed debt experience both as an investor in the secondary market as well as through direct workouts of middle market loans. Previously, he was a Credit Portfolio Manager at Loeb King Capital and Havens Advisors, a Senior Vice President at Jefferies & Co., as well as a Vice President at Indosuez Capital, a middle market merchant banking and asset management business. Mr. Linett and Mr. Kencel worked closely together at Indosuez Capital. Mr. Linett graduated cum laude from the University of Pennsylvania’s dual degree program with a B.S. in economics from the Wharton School and a B.A. (honors) in international relations from the College of Arts and Sciences.

Junior Loan Investment Committee Members Not on the Joint Investment Committee
Derek Fricke, Principal, Private Equity & Junior Capital, Churchill
Derek Fricke is a Principal on the Private Equity and Junior Capital team for Churchill. He is a member of the Junior Capital Investment Team. Mr. Fricke is actively involved in sourcing and executing Junior Capital Investments, as well as investments in private equity funds. Prior to joining the organization, Derek spent several years as an investment team member at Chrysalis Ventures, a $400 million venture capital firm investing in early stage healthcare services, business services, and technology companies. Previously, Derek was an active mezzanine capital and equity investor in middle-market media and technology companies as an investment team member at BIA Digital Partners. Derek began his career in investment banking in Atlanta, GA with SunTrust Robinson Humphrey. Derek is a graduate of the University of North Carolina at Chapel Hill, where he earned a BS degree in Business Administration from the Kenan-Flagler School of Business.
Anne Philpott, Principal, Private Equity & Junior Capital, Churchill
Anne Philpott is a Principal on the Private Equity and Junior Capital team for Churchill. She is a member of the Junior Capital Investment Team. Ms. Philpott is actively involved in sourcing and executing investments in Junior Capital Investments, as well as investments in private equity funds. Prior to her current position, Ms. Philpott worked in TIAA’s Private Debt Placements group focused on investment grade debt originations and underwriting. Anne holds a B.S. in Economics from the University of Pennsylvania. She is a CFA charter holder and a member of the CFA Institute.
Other Senior Investment Professionals of Churchill
David Heilbrunn, Senior Managing Director, Head of Product Development & Capital Raising, Churchill
Senior Managing Director David A. Heilbrunn leads product development & capital raising for Churchill, focusing on strategic initiatives, structuring new products and developing important institutional client relationships. He is also responsible for optimizing the firm’s various financing arrangements and supervises Churchill’s CLO platform. Prior to joining in 2017, Mr. Heilbrunn held senior roles at several firms, including managing director of Fifth Street Asset Management; managing director of The Carlyle Group; senior managing director and Head of Corporate Strategy & Development for Churchill Financial; and managing director and CDO Group Head for Bear Stearns & Co. and JP Morgan. Mr. Heilbrunn received an M.B.A., with Distinction, from the Ross School of Business at the University of Michigan and a B.S. in accounting, magna cum laude, from The State University of New York at Albany in 1987.
Investment Advisory Agreement
The description below of the Investment Advisory Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Investment Advisory Agreement filed as an exhibit to this Registration Statement.
The Adviser is responsible for the overall management of the Company’s activities pursuant to the Investment Advisory Agreement.
The Adviser has delegated substantially all of its day-to-day portfolio-management obligations as set forth in the Investment Advisory Agreement to Churchill pursuant to the Sub-Advisory Agreement. The Adviser has general oversight over the investment process on behalf of the Company. The Adviser also has ultimate responsibility for the Company’s performance under the terms of the Advisory Agreement.
Base Management Fee
The Company will pay a management fee (the “Management Fee”) to the Adviser. The Management Fee is payable quarterly in arrears and will commence with the initial drawdown from investors in the Private Offering. Prior to any listing of Shares on a national securities exchange (the “Exchange Listing”), or any listing of its securities on any other public trading market, the base management fee will be calculated at an annual rate of 0.75% of average total assets, excluding cash and cash equivalents and undrawn capital commitments and including assets financed using leverage (“Average Total Assets”), at the end of the two most recently completed calendar quarters. Following an Exchange Listing, the base management fee will be calculated at an annual rate of 1.25% of Average Total Assets.
The Adviser will retain 20% of the management fee. The remaining amount will be paid by the Adviser to Churchill as compensation for services provided by Churchill pursuant to the Sub-Advisory Agreement.
Incentive Fee
Prior to an Exchange Listing, or any listing of its securities on any other public trading market, the Company will pay no incentive fee to the Adviser.
Following an Exchange Listing, the Company will pay an incentive fee to the Adviser that will consist of two parts. The first part will be calculated and payable quarterly in arrears based on the Company’s pre-incentive fee net investment income for the preceding quarter. Pre-incentive fee net investment income means interest income, dividend income and any other income (including any other fees such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies but excluding fees for providing managerial assistance) accrued during the calendar quarter, minus operating expenses for the quarter (including the base management fee, any expenses payable under the administration agreement (the “Administration Agreement”) with Nuveen Churchill Administration LLC, our administrator (the “Administrator”), and any interest expense and dividends paid on any outstanding preferred shares, but excluding the incentive fee). Pre-incentive fee net investment income will include, in the case of investments with a deferred interest feature such as market discount, debt instruments with PIK interest, preferred shares with PIK dividends and zero-coupon securities, accrued income that the Company has not yet received in cash. The Adviser is not under any obligation to reimburse the Company for any part of the incentive fee it received that was based on accrued interest that the Company never receives.
Pre-incentive fee net investment income will not include any realized capital gains, realized capital losses or unrealized capital gains or losses. If any distributions from portfolio companies are characterized as a return of capital, such returns of capital would affect the capital gains incentive fee to the extent a gain or loss is realized. Because of the structure of the incentive fee, it is possible that the Company may pay an incentive fee in a quarter in which it incurs a loss. For example, if the Company receives pre-incentive fee net investment income in excess of the hurdle rate (as defined below) for a quarter, the Company will pay the applicable incentive fee even if it has incurred a loss in that quarter due to realized and unrealized capital losses.
Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) at the end of the immediately preceding calendar quarter, is compared to a fixed “hurdle rate” of 1.50% per quarter (6% annually). If market interest rates rise, the Company may be able to invest in debt instruments that provide for a higher return, which would increase pre-incentive fee net investment income and make it easier for the Adviser to surpass the fixed hurdle rate and receive an incentive fee based on such net investment income.
Following an Exchange Listing, the Company will pay the Adviser with respect to pre-incentive fee net investment income in each calendar quarter as follows:

•	no incentive fee in any calendar quarter in which the pre-incentive fee net investment income does not exceed the hurdle rate of 1.50% (6% annually);

•
100% of the Company’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 1.76% in any calendar quarter following an Exchange Listing. The Company refers to this portion of the Company’s pre-incentive fee net investment income as the “catch-up” provision. Following an Exchange Listing, the catch-up is meant to provide the Adviser with 15% of the pre-incentive fee net investment income as if a hurdle rate did not apply if this net investment income exceeds 1.76% in any calendar quarter; and

•	following an Exchange Listing, 15% of the amount of pre-incentive fee net investment income, if any, that exceeds 1.76% in any calendar quarter.
The following is a graphical representation of the quarterly calculation of the income-related portion of the incentive fee:
These calculations will be appropriately prorated for any period of less than three months and adjusted for any share issuances or repurchases during the current quarter.
Following an Exchange Listing, the second part of the incentive fee is a capital gains incentive fee that will be determined and payable in arrears as of the end of each fiscal year (or upon termination of the Investment Advisory Agreement, as of the termination date), and equals 15.0% of the Company’s realized capital gains as of the end of the fiscal year following an Exchange Listing. In determining the capital gains incentive fee payable to the Adviser, the Company will calculate the cumulative aggregate realized capital gains and cumulative aggregate realized capital losses since inception, and the aggregate unrealized capital depreciation as of the date of the calculation, as applicable, with respect to each of the investments in the Company’s portfolio. For this purpose, cumulative aggregate realized capital gains, if any, equals the sum of the differences between the net sales price of each investment, when sold, and the amortized cost of such investment. Cumulative aggregate realized capital losses equals the sum of the amounts by which the net sales price of each investment, when sold, is less than the amortized cost of such investment since inception. Aggregate unrealized capital depreciation equals the sum of the difference, if negative, between the valuation of each investment as of the applicable calculation date and the amortized cost of such investment. At the end of the applicable year, the amount of capital gains that will serve as the basis for the calculation of the capital gains incentive fee equals the cumulative aggregate realized capital gains less cumulative aggregate realized capital losses, less aggregate unrealized capital depreciation, with respect to our portfolio of investments. If this number is positive at the end of such year, then the capital gains incentive fee for such year equals 15.0% of such amount following an Exchange Listing, as applicable, less the aggregate amount of any capital gains incentive fees paid in respect of the Company’s portfolio in all prior years following an Exchange Listing.
The Adviser will retain 20% of the incentive fee. The remaining amount will be paid by the Adviser to Churchill as compensation for services provided by Churchill pursuant to the Sub-Advisory Agreement.
Payment of Our Expenses
The expenses incurred by each Adviser and/or its affiliates, when and to the extent engaged in providing investment advisory and management services to the Company, and the compensation and routine overhead expenses of personnel allocable to these services to the Company, will be provided and paid for by each Adviser, as applicable, and not by the Company. For the avoidance of doubt, unless the Adviser or the Sub-Adviser elects to bear or waive any of the following costs, the Company will bear all other out-of-pocket costs and expenses of our operations and transactions, including, without limitation: (i) fees and costs incurred in organizing the Company; (ii) fees and costs associated with calculating net asset value (“NAV”) (including the cost and expenses of any independent valuation firm); (iii) expenses, including travel, entertainment, lodging and meal expenses, incurred by the Advisers, or members of their investment teams, or payable to third parties, in evaluating, developing, negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing the Company’s rights; (iv) fees and expenses incurred by the Advisers (and their affiliates) or Administrator (or its affiliates) payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Company and in conducting research and due diligence on prospective investments and equity sponsors, analyzing investment opportunities, structuring the Company’s investments and monitoring investments and portfolio companies on an ongoing basis; (v) any and all fees, costs and expenses incurred in connection with the incurrence of leverage and indebtedness of the Company, including borrowings, dollar rolls, reverse purchase agreements, credit facilities, securitizations, margin financing and derivatives and swaps, and including any principal or interest on the Company’s borrowings and indebtedness (including, without limitation, any fees, costs, and expenses incurred in obtaining lines of credit, loan commitments, and letters of credit for the account of the Company and in making, carrying, funding and/or otherwise resolving investment guarantees); (vi) fees and costs associated with offerings, sales, and repurchases of the Company’s Shares and other securities; (vii) fees and expenses payable under any underwriting, dealer manager or placement agent agreements, if any; (viii) investment advisory fees payable under the Investment Advisory Agreement; (ix) administration fees and expenses, if any, payable under the Administration Agreement (including payments under the Administration Agreement between us and the Administrator, based upon our allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Company’s chief financial officer and chief compliance officer, and their respective staffs); (x) costs incurred in connection with investor relations, board of directors relations, and preparing for and effectuating the listing of Shares on any securities exchange; (xi) any applicable administrative agent fees or loan arranging fees incurred with respect to Portfolio Investments by the Advisers, the Administrator or an affiliate thereof; (xii) any and all fees, costs and expenses incurred in implementing or maintaining third-party or proprietary software tools, programs or other technology for the benefit of the Company (including, without limitation, any and all fees, costs and expenses of any investment, books and records, portfolio compliance and reporting systems, general ledger or portfolio accounting systems and similar systems and services, including, without limitation, consultant, software licensing, data management and recovery services fees and expenses); (xiii) transfer agent, dividend agent and custodial fees and expenses; (xiv) federal and state registration fees; (xv) all costs of registration and listing the Shares on any securities exchange; (xvi) federal, state and local taxes; (xvii) independent directors’ fees and expenses, including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other advisors retained by, or at the discretion or for the benefit of, the independent directors; (xviii) costs of preparing and filing reports or other documents required by the SEC or other regulators, and all fees, costs and expenses related to compliance-related matters (such as developing and implementing specific policies and procedures in order to comply with certain regulatory requirements) and regulatory filings related to the Company’s activities and/or other regulatory filings, notices or disclosures of the Advisers and their respective affiliates relating to the Company and its activities; (xix) costs of any reports, proxy statements or other notices to shareholders, including printing costs; (xx) fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; (xxi) direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors, tax preparers and outside legal costs; (xxii) proxy voting expenses; (xxiii) all expenses relating to payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board of Directors to or on account of holders of the securities of the Company, including in connection with any dividend reinvestment plan or direct stock purchase plan; (xxiv) costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Company’s assets for tax or other purposes; (xxv) the allocated costs incurred by the Advisers and/or the Administrator in providing managerial assistance to those portfolio companies that request it; (xxvi) allocable fees and expenses associated with marketing efforts on behalf of the Company; (xxvii) all fees, costs and expenses of any litigation involving the Company or its portfolio companies and the amount of any judgments or settlements paid in connection therewith, directors and officers, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to Company’s affairs; (xxviii) fees, costs and expenses of winding up and liquidating the Company’s assets; and (xxix) all other expenses incurred by the Company, the Advisers or the Administrator in connection with administering the Company’s business.

Duration and Termination
Unless terminated earlier as described below, the Investment Advisory Agreement will remain in effect for a period of two years from December 31, 2019, the date it first became effective, and will remain in effect from year-to-year thereafter if approved annually by the Board or by the affirmative vote of the holders of a majority of our outstanding voting securities, and, in each case, a majority of our directors who are not “interested persons”.
The Investment Advisory Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act, by the Adviser and may be terminated by either party without penalty upon not less than 60 days’ written notice to the other. The holders of a majority of our outstanding voting securities may also terminate the Investment Advisory Agreement without penalty.
See “Risk Factors and Potential Conflicts of Interest — Risks Relating to Our Business and Structure — We depend upon the senior management of Churchill for our success, and upon its access to the investment professionals of Nuveen and its affiliates” and “— Each Adviser can resign on 60 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.”
Indemnification
The Investment Advisory Agreement provides that the Company will indemnify the Adviser and its affiliates (each, an “Adviser Indemnitee”) against any liabilities relating to the offering of its Shares or its business, operation, administration or termination, if the Adviser Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the Company’s interest and except to the extent arising out of the Adviser Indemnitee’s gross negligence, fraud or knowing and willful misconduct. The Company may pay the expenses incurred by the Adviser Indemnitee in defending an actual or threatened civil or criminal action in advance of the final disposition of such action, provided the Adviser Indemnitee agrees to repay those expenses if found by adjudication not to be entitled to indemnification.
Board Approval of the Investment Advisory Agreement
The Board, including a majority of independent directors, held an in-person meeting to consider and approve the Investment Advisory Agreement and related matters. The Board was provided the information it required to consider the Investment Advisory Agreement, including: (a) the nature, quality and extent of the advisory and other services to be provided to us by the Adviser; (b) comparative data with respect to advisory fees or similar expenses paid by other BDCs with similar investment objectives; (c) our projected operating expenses and expense ratio compared to BDCs with similar investment objectives; (d) any existing and potential sources of indirect income to the Adviser from its relationship with us and the profitability of that relationship; (e) information about the services to be performed and the personnel performing such services under the Investment Advisory Agreement; (f) the organizational capability and financial condition of Adviser and its affiliates; and (g) the possibility of obtaining similar services from other third-party service providers or through an internally managed structure.
The Board will oversee and monitor the investment performance of the Adviser. Beginning with the second anniversary of the effective date of the Investment Advisory Agreement, the Board, including a majority of independent directors, will annually review and consider whether to re-approve the Investment Advisory Agreement, including the compensation we pay to the Adviser.
Sub-Advisory Agreement
The description below of the Sub-Advisory Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Sub-Advisory Agreement filed as an exhibit to this Registration Statement.
The Adviser has delegated substantially all of its day-to-day portfolio-management obligations as set forth in the Investment Advisory Agreement to Churchill pursuant to the Sub-Advisory Agreement. The Adviser and Churchill

entered into the Sub-Advisory Agreement, which was approved by the Board, and the terms of which provide Churchill with broad delegated authority to oversee the Company’s portfolio.
Under the terms of the Sub-Advisory Agreement, Churchill will, among other things: (i) identify, evaluate and negotiate the structure of investments (including performing due diligence on prospective portfolio companies); (ii) close and monitor investments; and (iii) determine the securities and other assets to be purchased, retained or sold.
Duration and Termination
Unless terminated earlier as described below, the Sub-Advisory Agreement will remain in effect for a period of two years from December 31, 2019, the date it first became effective, and will remain in effect from year-to-year thereafter if approved annually by the Board or by the affirmative vote of the holders of a majority of our outstanding voting securities, and, in each case, a majority of our directors who are not “interested persons”.
The Sub-Advisory Agreement will automatically terminate in the event of its assignment, as defined in the 1940 Act, by the Sub-Adviser and may be terminated by either party without penalty upon not less than 60 days’ written notice to the other. The holders of a majority of our outstanding voting securities may also terminate the Sub- Advisory Agreement without penalty.
See “Risk Factors and Potential Conflicts of Interest — Risks Relating to Our Business and Structure — We depend upon the senior management of Churchill for our success, and upon its access to the investment professionals of Nuveen and its affiliates” and “— Each Adviser can resign on 60 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.”
Indemnification
The Sub-Advisory Agreement provides that the Company will indemnify Churchill and its affiliates (each, a “Churchill Indemnitee”) against any liabilities relating to the offering of its Shares or its business, operation, administration or termination, if the Churchill Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the Company’s interest and except to the extent arising out of the Churchill Indemnitee’s gross negligence, fraud or knowing and willful misconduct. The Company may pay the expenses incurred by the Churchill Indemnitee in defending an actual or threatened civil or criminal action in advance of the final disposition of such action, provided the Churchill Indemnitee agrees to repay those expenses if found by adjudication not to be entitled to indemnification.
Board Approval of the Sub-Advisory Agreement
The Board, including a majority of the independent directors, held an in-person meeting to consider and approve the Sub-Advisory Agreement and related matters. The Board was provided the information it required to consider the Sub-Advisory Agreement, including: (a) the nature, quality and extent of the advisory and other services to be provided to us by the Sub-Adviser; (b) comparative data with respect to advisory fees or similar expenses paid by other BDCs with similar investment objectives; (c) our projected operating expenses and expense ratio compared to BDCs with similar investment objectives; (d) any existing and potential sources of indirect income to the Sub-Adviser from its relationship with us and the profitability of that relationship; (e) information about the services to be performed and the personnel performing such services under the Sub-Advisory Agreement; (f) the organizational capability and financial condition of Churchill and its affiliates; and (g) the possibility of obtaining similar services from other third-party service providers or through an internally managed structure.
The Board will oversee and monitor the investment performance of the Sub-Adviser. Beginning with the second anniversary of the effective date of the Sub-Advisory Agreement, the Board, including a majority of independent directors, will annually review and consider whether to re-approve the Sub-Advisory Agreement, including the compensation paid to the Sub-Adviser.

Expense Support Agreement
The description below of the Expense Support Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Expense Support Agreement filed as an exhibit to this Registration Statement.
The Company has entered into an expense support and conditional reimbursement agreement (the “Expense Support Agreement”) with the Adviser. The Expense Support Agreement provides that, at such times as the Adviser determines, the Adviser may pay certain expenses of the Company, provided that no portion of the payment will be used to pay any interest expense of the Company (each, an “Expense Payment”). Such Expense Payment will be made in any combination of cash or other immediately available funds no later than forty-five days after a written commitment from the Adviser to pay such expense, and/or by an offset against amounts due from the Company to the Adviser or its affiliates. Following any calendar quarter in which Available Operating Funds (as defined in the Expense Support Agreement) exceed the cumulative distributions accrued to our Shareholders based on distributions declared with respect to record dates occurring in such calendar quarter (such amount referred to as the “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof (each, a “Reimbursement Payment”), to the Adviser until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such calendar quarter have been reimbursed. The amount of the Reimbursement Payment for any calendar quarter shall equal the lesser of (i) the Excess Operating Funds in such quarter and (ii) the aggregate amount of all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such calendar quarter that have not been previously reimbursed by the Company to the Adviser. The Expense Support Agreement provides additional restrictions on the amount of each Reimbursement Payment for any calendar quarter and no Reimbursement Payment will be made for any quarter if: (1) the Effective Rate of Distributions Per Share (as defined in the Expense Support Agreement) declared by the Company at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) the Company’s Operating Expense Ratio (as defined in the Expense Support Agreement) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. The Adviser may waive its right to receive all or a portion of any Reimbursement Payment in any particular calendar quarter, so that such Reimbursement Payment may be reimbursable in a future calendar quarter within three years of the date of the applicable Expense Payment.
Administration Agreement
The description below of the Administration Agreement is only a summary and is not necessarily complete. The description set forth below is qualified in its entirety by reference to the Administration Agreement filed as an exhibit to this Registration Statement.
Pursuant to the Administration Agreement, the Administrator furnishes the Company with office facilities and equipment and provides clerical, bookkeeping, recordkeeping and other administrative services at such facilities. The Administrator will perform, or oversee the performance of, our required administrative services, which include, among other things, assisting the Company with the preparation of the financial records that the Company is required to maintain and with the preparation of reports to shareholders and reports filed with the SEC. The Administrator will also assist the Company in determining and publishing our NAV, overseeing the preparation and filing of tax returns, printing and disseminating reports to shareholders and generally overseeing the payment of expenses and the performance of administrative and professional services rendered to the Company by others. At the request of the Adviser or the Sub-Adviser, the Administrator will also provide (or cause to be provided) managerial assistance on the Company’s behalf to those portfolio companies that have accepted the Company’s offer to provide such assistance. U.S. Bank, National Association (“U.S. Bank”), provides the Company with certain fund administration and bookkeeping services pursuant to a sub-administration agreement with the Administrator.

Employees
We do not have any internal employees. We depend on the investment expertise, skill and network of business contacts of the senior investment professionals of Churchill, who evaluate, negotiate, structure, execute, monitor and service our investments in accordance with the terms of the Sub-Advisory Agreement.
Investment Strategy
The Company’s investment objective is to generate attractive risk-adjusted returns primarily through current income by investing in senior secured loans to private equity-owned U.S. middle market companies.
The Company will invest primarily in first-lien senior secured debt and unitranche loans (other than last-out positions in unitranche loans) to middle market companies that require capital for growth, acquisitions, recapitalizations, refinancings and leveraged buyouts. Senior Loans typically pay interest at rates which are determined periodically on the basis of a floating base lending rate, primarily LIBOR, plus a premium. “Unitranche” loans are those Senior Loans that typically have a first lien on all assets of the borrower but provide leverage levels comparable to a combination of first-lien and second-lien or subordinated loans. The Company will also opportunistically make direct investments in second-lien loans, subordinated debt, last-out positions in unitranche loans and equity-related securities. Such Junior Capital Investments will include cash paying subordinated debt (including fixed-rate subordinated loans, which may have a portion of PIK income, and floating-rate second-lien term loans), subordinated PIK notes (with no current cash payments) and/or equity securities (with no current cash payments).
The Company expects to target an investment portfolio comprising, directly or indirectly, at least 80% and up to 100% of its investment portfolio in Senior Loans. The Company expects to invest on an opportunistic basis up to 20% of its investment portfolio in Junior Capital Investments. However, the make-up of the Company’s investment portfolio may vary over time due to factors such as market conditions and the availability of attractive investment opportunities. For example, it is possible that the Company will from time to time maintain a portfolio exclusively comprising Senior Loans, such as during its initial ramp-up phase.
The Company will seek to partner with strong management teams executing long-term growth strategies. Target Portfolio Companies will typically exhibit some or all of the following characteristics:

•	annual earnings before interest, taxes, depreciation and amortization (“EBITDA”) of $10 million - $100 million, with a focus on EBITDA of $10 million - $50 million;

•	significant cash equity capitalization supported by a private equity sponsor;

•	sustainable leading positions in their respective markets;

•	scalable revenues and operating cash flow;

•	experienced management teams with successful track records and the ability to successfully operate in a leveraged environment and to adapt to challenging economic or business conditions;

•	strong recurring revenue or “re-occurring” revenue, with good visibility of backlog and revenue;

•	stable, predictable cash flows with low technology and market risks;

•	diversified product offering and customer base;

•	low capital expenditure requirements;

•	a North American base of operations;

•	strong customer relationships;

•	products, services or distribution channels having distinctive competitive advantages; and

•	defensible niche strategy or other barriers to entry.
While Churchill believes that the criteria listed above are important in identifying and investing in prospective Portfolio Companies, not all of these criteria necessarily will be met by each prospective Portfolio Company. In addition, subject to its Charter and Bylaws, the Company may change its investment objective and/or investment criteria over time without notice to or consent from shareholders.
Summary of Key Attributes of Middle Market Senior Loans
Churchill believes that investments in Senior Loans of middle market corporate borrowers have attributes that offer attractive risk/reward characteristics, including:

•	compelling economic and market fundamentals that support the need for Senior Loan capital and improved competitive dynamics for non-traditional lenders;

•	“buy-and-hold” investments that emphasize a high-touch relationship alignment with sponsors and the lending club;

•
floating-rate loans that provide protection against increases in interest rates, with middle market loans typically containing floating rate floors in the event a lower-interest rate environment returns;

•	small lending groups to facilitate more effective restructurings when necessary;

•
higher proportion of sponsor equity (typically 40% or greater) and increased likelihood of sponsors supporting troubled situations with additional equity as compared to the broadly syndicated loan market;

•	attractive yield premiums relative to public market credit and broadly syndicated debt strategies;

•	strong return potential relative to risk profile;

•
significant downside protection due to capital structure seniority, tighter structure than publicly traded loan investments in the broadly syndicated market (in the form of covenants), private equity sponsor backing, and deep due diligence; and

•	favorable supply/demand dynamic with strong sponsor relationships and high-hold capacities providing steady flow of attractive opportunities for well-positioned lenders.

In assessing the middle market, Churchill anticipates that traditional middle market Senior Loan opportunities will typically, but not exclusively, have the following characteristics relative to lower middle market opportunities and more broadly syndicated loans:

	Lower middle market	Traditional middle market	Upper middle market	Broadly syndicated market
Size of senior loan facility	$5 to $50 million	$50 to $250 million	>$250 to $500 million	>$500 million
Company size (EBITDA)	$1 to $10 million	$10 to $50 million	$50 to $100 million	$50+ million
Size of Lending Group	1 to 3	2 to 6	10 to 50	20 to 100+
Spread/LIBOR floor	500 to 700 bps/100	400 to 600 bps/100	300 to 400 bps/100	300 to 400 bps/100
Borrower compliance metrics	Traditional covenants	Traditional covenants	Covenant-lite	Covenant-lite
Loan sourcing	Direct transactional driven	Direct relationship driven	Buyer model	Buyer model
Liquidity	Illiquid	Relatively illiquid	Relatively illiquid	Liquid
Level of borrower diligence	Primary due diligence	Extensive primary and secondary due diligence	Less due diligence	Less due diligence
Summary of Key Attributes of Sponsored Middle Market Junior Capital Investments
Churchill believes that Junior Capital Investments in private-equity sponsored middle-market companies have attributes that offer attractive risk/reward characteristics, including:

•	better economics, lower leverage levels and structural advantages versus larger syndicated market alternatives;

•	better stability and capital preservation characteristics than smaller, more speculative investments akin to venture capital and/or growth equity;

•
‘buy-and-hold’ investments which emphasize a high-touch relationship with sponsors, with whom the Junior Capital Investment Team has deep relationships through limited partner commitments and advisory board seats;

•	compelling economic and market fundamentals that support the need for Junior Capital Investments and offer improved competitive dynamics for non-traditional lenders;

•	diversity across cash paying investments, higher yielding non-cash paying securities, and preferred and common equity, ultimately blending to an attractive internal rate of return (“IRR”) profile;

•
in the case of Junior Capital Investments other than common equity, significant downside protection due to contractual returns, maintenance covenants, seniority to equity, support from well capitalized private-equity sponsors, and excellent transparency/understanding of company performance through thorough due diligence and significant information rights; and

•	substantial information advantage versus syndicated/upper market given board observer rights and accompanying sponsor access.
Overview of Market Opportunity
Churchill believes that the U.S. middle market is an attractive target market, in terms of its size, investment opportunities and the trends supporting private equity ownership and BDC investment within the space. Churchill believes that middle market companies, roughly defined as those with $10 million to $100 million of EBITDA, are scaled to a sufficient size to enable durable business models and strong management teams but are still small enough to offer substantial prospects for growth and operational improvement. Additionally, many middle market companies reside beneath the size threshold of larger, more traditional lenders, offering less competitively pursued investment opportunities. Further, the significant private equity capital committed to the market makes it possible for an established, experienced capital provider to construct a high-quality middle market portfolio, producing a potentially attractive risk-adjusted return. Additionally, the BDC leverage limit was legally changed in March 2018 to allow BDCs to employ leverage of up to two times debt to equity, up from one time, making the vehicle more attractive to a conservative, senior lender such as Churchill.
If it were a standalone economy, the U.S. middle market would be the third largest in the world based on measures of gross domestic product, and Churchill believes it represents a very large and growing investment opportunity. Historically, it is a sector of the U.S. economy that had been served by commercial banks and other traditional lenders. However, over the past 20 years, other capital providers, such as other BDCs, specialty finance companies, structured-credit vehicles (such as CLOs) and private investment funds, have invested more actively in the middle market. Since the global credit crisis of 2008-2009, Churchill believes that increased capital requirements and regulatory burdens have led to further improved competitive dynamics for these non-traditional lenders. Large banks are constrained by regulatory reforms such as the Basel III international regulations developed by the Basel Committee on Banking Supervision and the Dodd-Frank Wall Street Reform and Consumer Protection Act. As a result, many large banks have shifted their focus more to broadly syndicated and more liquid deals, while also providing fee-based services that require less capital.
Further, Churchill believes that the demand for Senior Loans by middle market companies is favorable to capital providers such as the Company. As of the end of June 2019, private equity firms had $515 billion in uninvested private equity capital available for investment. Private equity firms will be highly motivated to deploy these funds before the end of their investment periods, typically three to five years. At a typical capitalization of 40% or greater equity, this translates into over $1.1 trillion in new middle market loan demand over the next several years as the private equity capital is deployed. In addition, Churchill anticipates that there is a significant need for refinancing of existing loans made to middle market companies. The $628 billion of expected middle market loans maturing between 2020 and 2025 should provide a steady flow of attractive opportunities for well-positioned lenders with deep and long-standing sponsor and market relationships. Combined with the private equity dry powder, this translates into a total projected financing need of over $1.7 trillion over the next five years. Churchill expects that these factors should result in a very favorable environment for any lender with a steady source of capital and an experienced investment team that can correctly assess the opportunity set.
Additional dynamics that impact the current opportunity in Senior Loans include the creep of broadly syndicated loan terms into the upper middle market, the consolidation of lending groups by sponsors, the resulting rise of importance of scale, and the volume of fundraising for direct lending strategies. Over the past few years, more borrower-friendly terms typically found in the larger liquid credit markets have drifted down into the upper middle market (such as increased leverage, aggressive pro forma EBITDA adjustments and “covenant-lite” structures), driving Churchill’s opportunity set towards traditional middle market borrowers with EBITDA between $10 and $50 million. The changing dynamics of sponsor financing have generally enhanced the opportunities available to the Senior Loan Investment Team. Middle market private equity sponsors have been consolidating their preferred lender groups, with club executions the norm in the traditional middle market. The sponsors are increasingly seeking to partner with lenders of scale that have balance sheet strength, surety of execution and longstanding reputations, and who can lead or be meaningful participants in the loans to their portfolio companies. Finally, recognizing that middle-market companies have not had the same access to senior loan capital as larger, more liquid borrowers has led to meaningful fundraising for private credit. However, Churchill believes that managers that focus on the unique niche of well-structured, conservatively leveraged loans to traditional middle market businesses owned by private equity sponsors have attracted less capital than competing strategies and continue to offer a compelling investment opportunity. Churchill believes the Company will be well-positioned due to Churchill’s strong sourcing capabilities, conservative focus and the Senior Loan Investment Team’s ability to act as an arranger with a larger hold position in middle market Senior Loan club deals.
Churchill also believes that Junior Capital Investments are particularly well positioned within middle market buyout capital structures if valuations paid by sponsors for assets continue to rise. Sponsors must use innovative financing solutions above and beyond traditional senior loans in order to appropriately size equity checks and achieve desired returns. The Company provides a comprehensive set of customized capital solutions which can be tailored by the Junior

Capital Investment Team according to the needs and preferences of any middle market deal, potentially functioning as a one-stop shop where circumstances permit.
Senior Loans
The Company will primarily invest in Senior Loans. Below is a further description of anticipated Portfolio Investments in Senior Loans.
First-Lien Senior Secured Loans. The Company will typically obtain collateral from Portfolio Companies in support of the repayment of such loans. This collateral will take the form of first-priority liens on substantially all of the borrower’s assets, including the equity interests of its domestic subsidiaries. The Company’s first-lien senior secured loans may provide for loan amortization in the early years of a loan, with the majority of the amortization deferred until loan maturity, with the expectation, and a contractual requirement of an excess cash flow sweep, that the borrower will often pre-pay the loan from cash flows in excess of the scheduled amortization. First-lien senior secured loans generally allow the borrower to make a large lump sum payment of principal at the end of the loan term, and there is a risk of loss if the borrower is unable to pay the lump sum or refinance the amount owed at maturity.
Unitranche Loans. In connection with Company investments in unitranche loans, it is expected that the Company will obtain security interests in substantially all of the assets of these Portfolio Companies that will serve as collateral in support of the repayment of these loans. This collateral will take the form of first-priority liens on substantially all of the borrower’s assets, including the equity interests of its domestic subsidiaries. Unitranche loans typically provide for loan amortization in the initial years of the facility, with the majority of the amortization deferred until loan maturity, with a contractual requirement for excess cash flow sweeps which reduce the average life of the loan. Unitranche loans generally allow the borrower to make a large lump sum payment of principal at the end of the loan term, and there is a risk of loss if the borrower is unable to pay the lump sum or refinance the amount owed at maturity. Company investments in unitranche loans which constitute Senior Loans may be in participations across the entire loan or through an agreement among lenders in participations in first-out term loans.
Junior Capital Investments
In addition to making investments in Senior Loans, the Company may invest opportunistically in second-lien loans, subordinated loans, “last-out” positions of unitranche loans and equity-related securities made to middle market companies in which the Company may or may not also hold a corresponding Senior Loan investment. Below is a further description of anticipated Portfolio Investments in Junior Capital Investments.
Second-Lien Loans. It is anticipated that, in connection with Company investments in second-lien loans, the Company will obtain security interests in the assets of these Portfolio Companies that serve as collateral in support of the repayment of such loans. This collateral may take the form of second priority liens on the assets of the Portfolio Company. The Company also considers a last-out position in a unitranche loan to be similar to a second-lien loan regarding the priority of payment of last-out positions.
Subordinated Loans. It is anticipated that, in connection with Company investments in subordinated loans, the Company will structure unsecured subordinated loans that provide for high fixed interest rates with substantial current interest income and potentially equity participation or warrants that materially enhance the overall return of the security. The subordinated loans would typically have terms of 6 to 8 years. In some cases, subordinated debt may be collateralized by a subordinated lien on some or all of the assets of the borrower and may provide for some of the interest payable to be PIK.
Equity Investments. The Company may make equity co-investments alongside private equity sponsors in a limited number of transactions where Churchill believes the potential returns are attractive. The Company would generally not seek to be the majority or “control” equity investor but would make such investments where Churchill believes that there is significant potential to enhance the overall yield on the Company’s debt investment in the transaction. An equity investment may be common, preferred, or holding company preferred. In addition, the Company may acquire equity interests other than at original investment (e.g., in connection with an out-of-court restructuring or a bankruptcy proceeding related to a Portfolio Investment).
Competitive Advantages
Churchill believes that the foundations of its competitive advantage are its long-standing market presence, ability to invest in size, strong relationships with private equity firms, sourcing capabilities, and ability to compete on factors other than pricing. Churchill has built a reputation of professionalism and collaboration that positions it to be a preferred capital provider for private equity sponsors’ capital needs. Churchill believes that this reputation in the marketplace is built upon several factors: strong relationships with private equity firms combined with meaningful private equity fund investments; a robust origination and underwriting capability that offers creative and flexible capital solutions; an experienced and deep management team with substantial middle market finance experience; the benefits of alignment with TIAA, its ultimate parent company and largest client; and a cycle-tested track record.

•	Strong relationships with private equity firms combined with meaningful private equity fund investments
Churchill’s Senior Loan Investment Team is led by the members of the Senior Loan Investment Committee, who average over 25 years of middle market lending experience. A majority of the Senior Loan Investment Committee have worked together for more than 13 years, focusing exclusively on originating, underwriting and monitoring middle market senior loans. During this time, the team has developed deep relationships with hundreds of private equity sponsors and has become a preferred partner to them. Dedicated origination professionals source deal flow from these long-established sources, allowing Churchill to review upwards of 500 Senior Loan opportunities per year. The Senior Loan Investment Team’s partnership approach and strong value proposition to private equity firms, as one of a handful of middle market lenders with the ability to commit up to $150 million per transaction, ensure that Churchill sees the widest possible range of Senior Loan transactions in the market and can be highly selective with regards to which borrowers it ultimately decides to provide capital.
Churchill’s Junior Capital Investment Team is led by the members of the Junior Capital Investment Committee. This team, acting on behalf of TIAA, has been an active private equity fund investor since 1998, with what Churchill believes is a blue-chip reputation as a limited partner. Since 2011, the Junior Capital Investment Team has invested over $6.0 billion of limited partnership commitments with approximately 80 core private equity firms, with advisory board representation in the majority of relationships. (See “—Investment Process Overview” and “Management”). Churchill believes that the Junior Capital Investment Team’s advisory board representation sets it apart from smaller investors who do not participate in a meaningful way and places it in an attractive position to generate deal flow across the Churchill platform.
Churchill has existing relationships with over 400 middle market private equity funds and significant advisory board representation, and has been involved in significant financial activity with (including in some cases investing as a limited partner or similar equity holder of) nearly 100 of the most active middle market private equity firms in the United States. TIAA and Nuveen have been investors in the private debt and equity markets for almost 50 years and, as of September 30, 2019, Churchill and its private capital affiliates held a portfolio of $69 billion in assets that are broadly diversified by industry and region.

•	Creative and flexible capital solutions
Because all transactions are unique and require different capital solutions, Churchill’s ability to offer a variety of capital solutions is both differentiated in the market and valued by sponsors. For example, the Senior Loan Investment Team has the ability to pivot between traditional first-lien senior secured loans and unitranche loans, while the Junior Capital Investment Team has the ability to pivot between junior secured or unsecured debt instruments, and also can structure investments in other forms, such as payment-in-kind securities and other instruments that may be similar to preferred equity or equity-like in nature . Both Investment Teams can also offer borrowers delayed draw term loans, further enhancing flexibility. Often, capital requirements change over the course of a transaction. Having the latitude to pivot across investment solutions without compromising the objective of superior risk-adjusted returns has enabled Churchill and its affiliates to build market share over time.

•	Robust origination and underwriting platform
Churchill has developed a robust investment process and benefits from a team of professionals that have extensive experience in structuring investments and constructing middle-market loan and junior capital portfolios (See sections below entitled “—Investment Process Overview” and “Management”). By way of example, the members of Churchill’s Senior Loan Investment Committee have on average more than 25 years of industry experience and have focused expertise in originating, underwriting, and monitoring middle market Senior Loan investments. In addition, many of the senior members of the Investment Teams have held senior management and other positions at a number of leading middle market firms and have existing relationships with many of the active participants in the middle market. As a result, we expect that the Company will be well positioned to take advantage of the demand for capital in the middle market, particularly from private equity sponsored companies, a market segment where Churchill has years of investing experience.
In addition, on the basis of the relationships and partnerships that Churchill has established over the years, Churchill believes that it will be able to provide the Company with a large and diverse pipeline of middle market investment opportunities, thereby allowing it to be highly selective and to maintain underwriting standards. Using a disciplined approach, the Investment Teams will seek to minimize credit losses through comprehensive due diligence of Portfolio Company fundamentals, terms and conditions and covenant packages. Similarly, following each middle market investment, it will implement a regimented credit monitoring system that involves daily, weekly, monthly, and quarterly reviews and analysis by the investment professionals, which it believes may enable it to identify problems before it faces difficult liquidity constraints.

•	Experienced and deep management
Churchill is led by industry veterans who bring an average of over 25 years’ experience in middle market investing. Senior management and the Investment Teams have a long history of working together focused exclusively on originating, underwriting, and monitoring middle market investments. The predecessor company managed by Churchill’s senior management team, Churchill Financial, LLC (“Churchill Financial”), was founded in 2006 by current senior management team members Ken Kencel, George Kurteson, Randy Schwimmer and Christopher Cox (the “Churchill Financial Founders”). The Churchill Financial Founders have together unanimously approved all of the approximately 620 loans made by Churchill Financial and Churchill since 2006. This core management team has been strengthened with the additions of David Heilbrunn, an original Churchill Financial team member, as Head of Product Development and Capital Raising in 2016, Shai Vichness as Chief Financial Officer in 2018 (solidifying the significant role he had in launching Churchill as a part of TIAA’s asset management division (now doing business as Nuveen) in 2015); and Mat Linett, a long-time senior investment professional of Churchill Financial and Churchill, as Head of Underwriting in early 2019. The Churchill Financial Founders, together with Messrs. Vichness and Linett, now comprise the Senior Loan Investment Committee.
Additionally, in April 2019, Nuveen announced that its Private Equity and Junior Capital team would become part of Churchill, which occurred in early 2020, combining Nuveen’s middle market private-capital capabilities in one team to achieve increased collaboration and scale.  As a result of this combination, Churchill provides investors with a focused strategy for capitalizing on opportunities in the middle market, extensive market knowledge and a differentiated platform. The team includes over 60 professionals in New York, Charlotte and Chicago investing over $5 billion annually and overseeing approximately $22 billion in committed capital and $17.8 billion in assets under management across multiple investment vehicles and including nearly 100 limited partner commitments. In connection with this combination, Jason Strife joined the Churchill Financial Founders and Messrs. Heilbrunn, Vichness and Linett as part of the Churchill Management Team. The Junior Capital Investment Team brings rich experience in middle market private equity, mezzanine lending, investment banking, and capital markets roles, with several team members having experience investing across the entire balance sheet. Since 2011, Jason Strife has held a leadership role on the Junior Capital Investment Team, responsible for investing nearly $10 billion across private equity limited partnership funds, equity co-investments and junior debt lending.

•	Benefits of alignment with Nuveen and TIAA
Churchill benefits substantially from the scale and resources of its parent company, Nuveen, and Nuveen’s parent company, TIAA. Nuveen is a $1,027 billion asset manager with $69 billion of assets invested in private capital, in each case as of September 30, 2019. Churchill leverages experience and functionality across Nuveen’s platform, allowing it to focus on its middle market investment expertise. Additionally, Churchill invests in Senior Loans on behalf of TIAA’s general account side-by-side with third party investors in nearly all of its transactions, with TIAA representing approximately 30% of the Senior Loan Investment Team’s committed capital (excluding the investments made by the Churchill Financial Founders for Churchill Financial prior to the establishment of Churchill as an affiliate of TIAA and Nuveen). The Junior Capital Investment Team also invests on behalf of the TIAA general account, with TIAA constituting a majority of its invested capital. This alignment ensures that Churchill consistently thinks and acts like a long-term investor in the asset class.

•	Cycle tested track record
Churchill is differentiated by the success and length of its track record. The Senior Loan Investment Team has a demonstrated ability to effectively invest across market cycles, with the Churchill Financial Founders having underwritten $12.6 billion of senior loans in approximately 620 transactions from 2006 through 2019. Over that 14-year period, the team, joined by the other members of the Senior Loan Investment Committee while at Churchill, have achieved a cumulative loss rate of approximately 0.8% for the senior loan strategy, and a weighted average asset-level portfolio yield, net of losses, of 6.9% since inception, with the lowest annual asset-level yield of 4.2% in 2009.
Investment Process Overview
Churchill views the investment process employed on behalf of the Company as consisting of four distinct phases described below:
Origination. Each Investment Team will source middle market investment opportunities through the investment team’s network of relationships with private equity firms and other middle market lenders. Each Investment Team believes that the strength and breadth of its relationships with numerous middle market private equity funds and overall deal sourcing capabilities should enable them to maximize deal flow, support a highly selective investment process, and afford the Company the opportunity to establish favorable portfolio diversification.
Credit Evaluation. Each Investment Team intends to utilize a systematic, consistent approach to credit evaluation, with a particular focus on an acceptable level of debt repayment and deleveraging under a “base case” set of projections (the “Base Case”), which reflects a more conservative estimate than the set of projections provided by a prospective Portfolio Company, which the Investment Teams refer to as the “Management Case.” The key criteria that each Investment Team intends to consider include (i) strong and resilient underlying business fundamentals, (ii) a substantial equity cushion in the form of capital ranking junior in right of payment to the Company’s investment and (iii) a conclusion that the overall Base Case and in most cases a “downside case” allows for adequate debt repayment and deleveraging. In evaluating a particular company, each Investment Team will put more emphasis on credit considerations (such as (i) debt repayment and deleveraging under a Base Case set of projections, (ii) the ability of the company to maintain a modest liquidity cushion under a Base Case set of projections, and (iii) the ability of the company to service its fixed charge obligations under a Base Case set of projections) than on profit potential and loan pricing. Each Investment Team’s due diligence process for middle market credits will typically entail:

•	a thorough review of historical and pro forma financial information;

•	meetings and discussions with management;

•	a review of loan documents and material contracts;

•	third-party “quality of earnings” accounting due diligence;

•	when appropriate, background checks on key managers;

•	third-party research relating to the company’s business, industry, markets, products and services, customers and competitors;

•	the commission of third-party analyses when appropriate;

•	sensitivity of Management Case projections; and

•	various cash flow analyses.
Each Investment Team’s deal screening, underwriting, approval and closing processes are substantially similar. The following chart summarizes the investment process of the Investment Teams:

•    Assess each potential financing opportunity based on defined screening criteria, or “credit box”, with a commitment to provide initial feedback in a timely manner
•    Evaluate worthwhile transactions through staged “Early Read” or “Matrix” process which employs proprietary screening and underwriting templates
•    Selected transactions clear the “Early Read” or “Matrix” process and enter due diligence

•    Understand sponsor investment thesis and risk considerations
•    Assess qualitative factors, e.g., management meetings and site visit
•    Evaluate industry diligence to determine market position and competitive advantage
•    Review quarterly earnings, industry reports, and consultant reports
•    Produce financial models including management projections, proprietary base case projections, and break-even analysis

•    Prepare Investment Approval Memorandum for review and approval by the applicable Investment Committee and by the Joint Investment Committee of the Company
•    Review and negotiate transaction documents
•    Closing Memo documents any changes from approval or provides results of any additional post-approval due diligence
•    Closing Memo required for funding

Execution. In executing transactions, each Investment Team will apply what it believes is a thorough, consistent approach to credit evaluation, and maintain discipline with respect to credit, pricing and structure to ensure the ultimate success of the financing. Upon completion of due diligence, the investment professionals working on a proposed Portfolio Investment will deliver a memorandum to the relevant Investment Committee(s). Once an investment has been approved by a unanimous vote of such Investment Committee, the memorandum will be delivered to the Joint Investment Committee of the Company. Once an investment has been approved by a unanimous vote of the Joint Investment Committee, it will move through a series of steps, including an in-depth review of documentation by deal teams, negotiation of final documentation, including resolution of business points and the execution of original documents held in escrow. Upon completion of final documentation, a Portfolio Investment is funded after execution of a final closing memorandum.
Monitoring. The Investment Teams view active portfolio monitoring as a vital part of the investment process and further consider regular dialogue with company management and sponsors as well as detailed, internally generated monitoring reports to be critical to monitoring performance. The Investment Teams will implement a monitoring template designed to reasonably ensure compliance with these standards. This template will be used as a tool by the Investment Teams to assess investment performance relative to plan.
As part of the monitoring process, the Senior Loan Investment Team has developed risk policies pursuant to which it will regularly assess the risk profile of each of the Company’s Senior Loan investments, and in a similar manner the

Junior Capital Investment Team will regularly assess the risk profile for each of the Company’s Junior Capital Investments. The Investment Teams will rate each investment based on the following categories, which are referred to as “Internal Risk Ratings”:

Internal Risk Ratings Definitions

Rating	Definition
1	Performing – Superior: Borrower is performing significantly above Management Case.

2	Performing – High: Borrower is performing at or near the Management Case (i.e., in a range slightly below to slightly above).

3	Performing – Low Risk: Borrower is operating well ahead of the Base Case to slightly below the Management Case.

4	Performing – Stable Risk: Borrower is operating at or near the Base Case (i.e., in a range slightly below to slightly above). This is the initial rating assigned to all new borrowers.

5
Performing – Management Notice: Borrower is operating below the Base Case. Adverse trends in business conditions and/or industry outlook are viewed as temporary. There is no immediate risk of payment default and only a low to moderate risk of covenant default.

6
Watch List – Low Maintenance: Borrower is operating below the Base Case, with declining margin of protection. Adverse trends in business conditions and/or industry outlook are viewed as probably lasting for more than a year. Payment default is still considered unlikely, but there is a moderate to high risk of covenant default.

7
Watch List – Medium Maintenance: Borrower is operating well below the Base Case, but has adequate liquidity. Adverse trends are more pronounced than in Internal Risk Rating 6 above. There is a high risk of covenant default, or it may have already occurred. Payments are current, although subject to greater uncertainty, and there is a moderate to high risk of payment default.

8
Watch List – High Maintenance: Borrower is operating well below the Base Case. Liquidity may be strained. Covenant default is imminent or may have occurred. Payments are current, but there is a high risk of payment default. Negotiations to restructure or refinance debt on normal terms may have begun. Further significant deterioration appears unlikely and no loss of principal is currently anticipated.

9
Watch List – Possible Loss: At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Liquidity is strained. Payment default may have occurred or is very likely in the short term unless creditors grant some relief. Loss of principal is possible.

10
Watch List – Probable Loss: At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have already occurred. Liquidity is extremely limited. The prospects for improvement in the borrower’s situation are sufficiently negative that loss of some or all principal is probable.

The Investment Teams will monitor and, when appropriate, change the investment ratings assigned to each investment in the Company’s portfolio. Each Investment Team will review the investment ratings in connection with monthly and quarterly portfolio reviews. In addition, the Investment Teams employ what they believe is a proactive monitoring approach as illustrated in the chart below:

Daily/ weekly	Monthly	Quarterly	Ongoing
•    Weekly Joint Investment Team pipeline meeting
•    Investment Team meeting as required
•    Review news stories on borrowers/industries and market data via news wires and email alerts
•    Assess potential covenant defaults
•    Upgrades/downgrades of internal risk ratings evaluated by deal teams and senior management as information is learned

•    Monthly meetings to discuss Management Notice and Watchlist Investments
•    Evaluate internal risk rating
•    Credit Surveillance Reports and/or Portfolio Review Templates updated monthly or quarterly following review of financials
•    Conduct analysis of company results, industry trends, key ratios, and liquidity

•    Senior management review of portfolio level metrics and trends
•    Deals covered in portfolio review depend on internal risk rating with downgraded Senior Loan investments and all Junior Capital Investments reviewed each quarter
•    Review quarterly financials and compliance certificates
•    Complete portfolio valuations
•    Compare financials to prior year, budget, and the Base Case
•    Evaluate cushion to breakeven cash flow and covenant default levels
•    Review and confirmation of internal risk rating

•    Amendments and waivers negotiated, approved, documented, and closed by deal team
•    Conduct calls with agent, sponsor, and borrower as needed
•    Junior Capital Investment Team attends advisory board meetings to the extent they have observation rights
•    Monitor ESG risks, concerns and opportunities

Valuation of Portfolio Investments and Net Asset Value of Shares
The Board determines the NAV of the Shares quarterly. The NAV per Share is equal to the value of the Company’s total assets minus its liabilities and the liquidation value of any preferred shares outstanding divided by the total number of Shares outstanding. Additionally, in connection with each offering of Shares, to the extent the Company does not have shareholder approval to sell below NAV, the Board or an authorized committee thereof will be required to make a good faith determination that the Company is not selling Shares at a price below the then current NAV of the Shares at the time at which the sale is made.
The Board is responsible for determining the fair value of the portfolio investments for which market prices are not readily available in good faith, and in such other instances where portfolio investments require a fair value determination. The value of investments for which recent market quotations are readily available will be determined under procedures established by the Board. Because the Company expects that there typically will not be a readily available market price for its target portfolio investments, the Company expects that the value of most of its portfolio investments will be their fair value as determined by the Board consistent with a documented valuation policy and consistently applied valuation process. In making these determinations, the Board will receive input from management, a third-party independent valuation firm and the Audit Committee.
Competition
The Company’s primary competitors in acquiring credit investments in middle market companies include other BDCs, public and private funds, CLOs, commercial and investment banks, other middle market asset managers and, to the extent they provide an alternative form of financing, private equity and hedge funds. Many of the Company’s potential competitors are substantially larger and have considerably greater financial, technical and marketing resources than those available to the Company. In addition, some of our competitors may have higher risk tolerances or different risk assessments than those of the Company, which could allow them to consider a wider variety of investments and establish more relationships than those established by the Investment Teams. There cannot be any assurance that the competitive pressures faced by the Company will not have a material adverse effect on its business, financial condition and results of operations.
Managerial Assistance
As a BDC, we generally will offer, and must provide upon request, managerial assistance to our portfolio companies. This assistance could involve, among other things, monitoring the operations of our portfolio companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance. We may also receive fees for these services. The Administrator will provide, or arrange for the provision of, such managerial assistance on our behalf to portfolio companies that request this assistance, subject to reimbursement of any fees or expenses incurred on our behalf by the Administrator in accordance with our Administration Agreement.
Emerging Growth Company
We are an emerging growth company as defined in the JOBS Act and we are eligible to take advantage of certain specified reduced disclosure and other requirements that are otherwise generally applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). We expect to remain an emerging growth company for up to five years following the completion of our initial public offering (“IPO”) or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues equals or exceeds $1.07 billion, (ii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the 1934 Act which would occur if the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months or (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the preceding three-year period. In addition, we will take advantage of the extended transition period provided in Section 7(a)(2)(B) of the 1933 Act for complying with new or revised accounting standards.
Dividend Reinvestment Plan
We have adopted a dividend reinvestment plan pursuant to which shareholders may elect to have their cash dividends and other distributions automatically reinvested in additional Shares, rather than receiving cash dividends and other distributions. As a result, if the Board authorizes, and we declare, a dividend or other distribution, then our shareholders who have opted in to our dividend reinvestment plan will have their dividend or other distribution automatically reinvested in additional Shares rather than receiving the dividend or other distribution in cash. Any fractional Share otherwise issuable to a participant in the dividend reinvestment plan will instead be paid in cash.
No action will be required on the part of a registered shareholder to receive his, her, or its dividend in cash. A registered shareholder that wishes to participate in the dividend reinvestment plan must notify U.S. Bank in writing no later than ten calendar days prior to the record date for any dividend or other distribution and such election will remain in place until the shareholder notifies U.S. Bank otherwise.
The number of Shares to be issued to a shareholder under the dividend reinvestment plan will be determined by dividing the total dollar amount of the dividend or other distribution payable to such shareholder by the NAV per Share, as of the last day of our fiscal quarter immediately preceding the date such dividend or other distribution was declared.
There are no brokerage charges or other charges to shareholders who participate in the plan.
The plan is terminable by us upon notice in writing mailed to each shareholder of record at least 30 days prior to any record date for the payment of any dividend or other distribution by us.

The Private Offering
Pursuant to the Private Offering, we are offering shares of our common stock to “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act in reliance on exemptions from the registration requirements of the 1933 Act. There will be no limit on the number of shares or the amount of capital raised in connection with the Private Offering. Each investor will make a capital commitment to purchase shares of our common stock pursuant to a subscription agreement entered into with us. At each closing in the Private Offering, investors will be required to purchase additional Shares up to the amount of their respective unfunded capital commitments. The initial closing of the Private Offering subsequent to the Merger is expected to occur in the first quarter of 2020 (the “Initial Closing”). The Company expects to hold additional closings (each a “Subsequent Closing”) for a period of 18 months after the Initial Closing (the “Fundraising Period”). The Fundraising Period may be extended to 24 months after the Initial Closing in the sole discretion of the Board.
Potential Liquidity Options
Subject to approval by the Board, the Company may seek an Exchange Listing and may complete an IPO in connection with such Exchange Listing. If the Company is unable to complete an Exchange Listing within five years of the Initial Closing, subject to up to two one-year extensions in the discretion of the Board, the Company will use commercially reasonable efforts to wind down or liquidate pursuant to the procedures set forth in the Charter and Bylaws.
Regulation as a Business Development Company
The following discussion is a general summary of the material prohibitions and descriptions governing BDCs generally. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.
Qualifying Assets. Under the 1940 Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the 1940 Act, which are referred to as “qualifying assets,” unless, at the time the acquisition is made, qualifying assets represent at least 70% of the company’s total assets. The principal categories of qualifying assets relevant to the Company’s business are any of the following:

(1)
Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions) is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the 1940 Act as any issuer which:

(a)	is organized under the laws of, and has its principal place of business in, the United States;

(b)
is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the 1940 Act; and

(c)	satisfies any of the following:

(i)	does not have any class of securities that is traded on a national securities exchange;

(ii)	has a class of securities listed on a national securities exchange, but has an aggregate market value of outstanding voting and non-voting common equity of less than $250 million;

(iii)	is controlled by a BDC or a group of companies including a BDC and the BDC has an affiliated person who is a director of the eligible portfolio company; or

(iv)	is a small and solvent company having total assets of not more than $4 million and capital and surplus of not less than $2 million;

(2)	Securities of any eligible portfolio company controlled by the Company;

(3)
Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements;

(4)
Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and the Company already owns 60% of the outstanding equity of the eligible portfolio company;

(5)
Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities; or

(6)	Cash, cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment.
In addition, a BDC must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) above.
Significant Managerial Assistance. A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described above. A BDC must also offer to make available to the issuer of the qualifying assets significant managerial assistance; except that, where the BDC purchases such securities in conjunction with one or more other persons acting together, one of the other persons in the group may make available such managerial assistance. Making available significant managerial assistance means, among other things, any arrangement whereby the BDC, through its directors, officers or employees, offers to provide and, if accepted, does so provide, significant guidance and counsel concerning the management, operations or business objectives and policies of a portfolio company through monitoring of portfolio company operations, selective participation in board and management meetings, consulting with and advising a portfolio company’s officers or other organizational or financial guidance.
Temporary Investments. Pending investment in other types of qualifying assets, as described above, the Company’s investments can consist of cash, cash equivalents, U.S. government securities or high quality debt securities maturing in one year or less from the time of investment, which are referred to herein, collectively, as temporary investments, so that 70% of the Company’s assets would be qualifying assets.
Issuance of Warrants, Options or Rights. Under the 1940 Act, a BDC is subject to restrictions on the issuance, terms and amount of warrants, options or rights to purchase shares of stock that it may have outstanding at any time. In particular, the amount of shares that would result from the conversion or exercise of all outstanding warrants, options or rights to purchase shares cannot exceed 25% of the BDC’s total outstanding shares.
Senior Securities; Asset Coverage Ratio. The Company is generally permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our Shares if our asset coverage, as defined in the 1940 Act, is at least equal to 150% (i.e., we can borrow $2 for every $1 of equity), if certain requirements are met. In connection with the organization of the Company, the Board and TIAA (as the Company’s initial shareholder) authorized the Company to adopt the 150% Asset Coverage Ratio.
In addition, while certain types of senior securities remain outstanding, the Company will be required to make provisions to prohibit the payment of any dividend distribution to our shareholders or the repurchase of such Shares unless we meet the applicable Asset Coverage Ratio at the time of the dividend distribution or repurchase. The Company will also be permitted to borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes, which borrowings would not be considered senior securities. The Company’s borrowings, whether for temporary or emergency purposes or otherwise, are subject to the asset coverage requirements of section 61(a)(1) of the 1940 Act.
The Company intends to establish (directly, through SPV I, or through additional special purpose vehicles established as wholly-owned subsidiaries or otherwise) one or more credit facilities or enter into other financing arrangements to facilitate investments and the timely payment of expenses. The Company cannot assure shareholders that it will be able to enter into a credit facility. Shareholders will indirectly bear the costs associated with any borrowings under a credit facility or otherwise, including increased management fees payable to the Adviser as a result of such borrowings. In connection with a credit facility or other borrowings, lenders may require the Company to pledge assets, commitments and/or drawdowns (and the ability to enforce the payment thereof) and may ask to comply with positive or negative covenants that could have an effect on the Company’s operations. The Company may pledge up to 100% of its assets and may grant a security interest in all of its assets under the terms of any debt instrument that we enter into with lenders. In addition, from time to time, the Company’s losses on leveraged investments may result in the liquidation of other investments held by the Company and may result in additional drawdowns to repay such amounts.
Code of Ethics. The Company and each of the Advisers are each subject to a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, respectively, that establishes procedures for personal investments and restricts certain personal securities transactions by the Company’s officers and the Adviser’s employees. The Company has also adopted a separate code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restricts certain personal securities transactions by the Company’s independent directors. Individuals subject to these codes are permitted to invest in securities for their personal investment accounts, including securities that may be purchased or held by the Company, so long as such investments are made in accordance with such code’s requirements. You may obtain copies of these codes of ethics by e-mailing our Adviser at Investor.relations@churchillam.com, or by writing to our Adviser at Investor Relations c/o Churchill Asset Management, 430 Park Avenue, 14th Floor, New York, NY 10022.
Affiliated Transactions. The Company may be prohibited under the 1940 Act from conducting certain transactions with its affiliates without the prior approval of our independent directors and, in some cases, the prior approval of the SEC.
The Company expects to co-invest on a concurrent basis with other affiliates of the Company and the Advisers, unless doing so would be impermissible under existing regulatory guidance, applicable regulations, the terms of any exemptive relief granted to the Company and its affiliates, and the allocation procedures of Churchill. On June 7, 2019, the Advisers, the Company, and certain other funds and accounts sponsored or managed by either of the Advisers and/or their affiliates were granted an order (the “Order”) that permits the Company greater flexibility than the 1940 Act permits to negotiate the terms of co-investments if the Board determines that it would be advantageous for the Company to co-invest with other accounts sponsored or managed by either of the Advisers or their respective affiliates in a manner consistent with the Company’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors.
The Company believes that the ability to co-invest with similar investment structures and accounts sponsored or managed by either of the Advisers and their affiliates will provide additional investment opportunities and the ability to achieve greater diversification. Under the terms of the Order, a majority of the Company’s independent directors are required to make certain determinations in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to the Company and the Company’s shareholders and do not involve overreaching of the Company or the Company’s shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of the Company’s shareholders and is consistent with the Company’s investment strategies and policies. The Board will regularly review the allocation policy of Churchill.
Other. The Company will be periodically examined by the SEC for compliance with the 1940 Act, and be subject to the periodic reporting and related requirements of the 1934 Act.

The Company is also required to provide and maintain a bond issued by a reputable fidelity insurance company to protect against larceny and embezzlement. Furthermore, as a BDC, the Company is prohibited from protecting any director or officer against any liability to shareholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.
The Company is also required to designate a chief compliance officer and to adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws and to review these policies and procedures annually for their adequacy and the effectiveness of their implementation.
The Company is not permitted to change the nature of its business so as to cease to be, or to withdraw our election as, a BDC unless approved by a majority of its outstanding voting securities. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (i) 67% or more of such company’s shares present at a meeting if more than 50% of the outstanding shares of such company are present or represented by proxy, or (ii) more than 50% of the outstanding shares of such company.
Proxy Voting Policies and Procedures
The Board has delegated the responsibility for voting proxies relating to portfolio securities held by the Company to the Adviser, and has approved the delegation of such responsibility from the Adviser to Churchill, and has directed Churchill to vote proxies relating to portfolio securities held by the Company consistent with the duties and procedures set forth in Churchill’s policies and procedures. Churchill may retain one or more vendors to review, monitor and recommend how to vote proxies in a manner consistent with the duties and procedures set forth in such policies and procedures, to ensure that such proxies are voted on a timely basis and to provide reporting and/or record retention services in connection with proxy voting for the Company.
Churchill acts as a fiduciary of the Company and must vote proxies in a manner consistent with the best interest of the Company and its shareholders. In discharging this fiduciary duty, Churchill must maintain and adhere to its policies and procedures for addressing conflicts of interest and must vote proxies in a manner substantially consistent with its policies, procedures and guidelines, as presented to the Board.
Any actual or potential conflicts of interest between the Company and Churchill arising from the proxy voting process will be addressed by the application of Churchill’s proxy voting procedures. In the event Churchill determines that a conflict of interest cannot be resolved under Churchill’s proxy voting procedures, Churchill is responsible for notifying the Board or the Audit Committee of such irreconcilable conflict of interest and assisting the Board or the Audit Committee with any actions it determines are necessary.
Proxy Policies
Churchill will vote all proxies relating to our portfolio securities in the best interest of our shareholders. Churchill reviews on a case-by-case basis each proposal submitted to a shareholder vote to determine its impact on the portfolio securities held by the Company. Although Churchill will generally vote against proposals that may have a negative impact on our clients’ portfolio securities, Churchill may vote for such a proposal if there exist compelling long-term reasons to do so. Churchill will abstain from voting only in unusual circumstances and where there is a compelling reason to do so. Churchill may retain one or more vendors to review, monitor and recommend how to vote proxies in a manner consistent with the duties and procedures set forth in its policies and procedures, to ensure that such proxies are voted on a timely basis and to provide reporting and/or record retention services in connection with proxy voting for the Company.
Churchill’s proxy voting decisions are made by members of the applicable Investment Team who are responsible for monitoring each of our investments. Any actual or potential conflicts of interest between the Company and Churchill arising from the proxy voting process will be addressed by the application of the Churchill’s proxy voting procedures. In the event Churchill determines that a conflict of interest cannot be resolved under Churchill’s proxy voting procedures, Churchill will be responsible for notifying the Board or the audit committee of the Board of such irreconcilable conflict of interest and assisting the Board or the audit committee of the Board with any actions it determines are necessary.

Proxy Voting Records
You may obtain information about how Churchill voted proxies by making a written request for proxy voting information to: Nuveen Churchill BDC Inc., 430 Park Avenue, 14th Floor, New York, NY 10022, Attention: Chief Compliance Officer, Thomas Grenville.
Privacy Policy
The following information is provided to help investors understand what personal information the Company collects, how the Company protects that information and why, in certain cases, the Company may share information with select other parties.
In order to provide you with individualized service, the Company collects certain nonpublic personal information about you from information you provide on your subscription agreement or other forms (such as your address and social security number), and information about your account transactions with the Company (such as purchases of Shares and account balances). The Company may also collect such information through your account inquiries by mail, email, telephone, or web site.
The Company does not disclose any nonpublic personal information about you to anyone, except as permitted by law. Specifically, so that the Company, the Advisers and their affiliates may continue to offer services that best meet your investing needs, the Company may disclose the information we collect, as described above, to companies that perform administrative or marketing services on behalf of the Company, such as transfer agents, or printers and mailers that assist us in the distribution of investor materials. These companies will use this information only for the services for which they have been hired, and are not permitted to use or share this information for any other purpose.
We will continue to adhere to the privacy policies and practices described in this notice if you no longer hold Shares of the Company.
The Company and the Advisers maintain internal security procedures to restrict access to your personal and account information to those officers and employees who need to know that information to service your account. The Company maintains physical, electronic and procedural safeguards to protect your nonpublic personal information.
Reporting Obligations
We will furnish our shareholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. We are filing this Registration Statement with the SEC voluntarily with the intention of establishing the Company as a reporting company under the 1934 Act. Upon the effectiveness of this Registration Statement, we will be required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the 1934 Act.
Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, as well as reports on Forms 3, 4 and 5 regarding directors, officers or 10% beneficial owners of us, filed or furnished pursuant to section 13(a), 15(d) or 16(a) of the Exchange Act, are available free of charge by contacting the Adviser at: 430 Park Avenue, 14 th Floor, New York, NY, 10022. Shareholders and the public may also view any materials we file with the SEC on the SEC’s website (http://www.sec.gov).
Certain U.S. Federal Income Tax Considerations
The following discussion is a general summary of certain U.S. federal income tax considerations applicable to the Company and to an investment in the Shares. This discussion does not purport to be a complete description of the income tax considerations applicable to such an investment. For example, this discussion does not describe tax consequences that the Company has assumed to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including persons who hold the Company’s Shares as part of a straddle or a hedging, integrated or constructive sale transaction, persons subject to the alternative minimum tax, tax-exempt organizations, insurance companies, brokers or dealers in securities, pension plans and trusts, persons whose functional currency is not the U.S. dollar, U.S. expatriates, regulated investment companies, real estate investment trusts, personal holding companies, persons who acquire Shares in connection with the performance of services, and financial institutions. Such persons should consult with their own tax advisers as to the U.S. federal income tax consequences of an investment in our Shares, which may differ substantially from those described herein. This discussion assumes that shareholders hold our Shares as capital assets (within the meaning of the Code).
The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this Registration Statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. The Company has not sought and will not seek any ruling from the Internal Revenue Service regarding any matter discussed herein. Prospective investors should be aware that, although the Company intends to adopt positions it believes are in accord with current interpretations of the U.S. federal income tax laws, the Internal Revenue Service (“IRS”) may not agree with the tax positions taken by the Company and that, if challenged by the IRS, the Company’s tax positions might not be sustained by the courts. This summary does not discuss any aspects of U.S. estate, alternative minimum, or gift tax or foreign, state or local tax. It also does not discuss the special treatment under U.S. federal income tax laws that could result if the Company invested in tax-exempt securities or certain other investment assets.
For purposes of this discussion, a “U.S. Shareholder” generally is a beneficial owner of the Company’s Shares that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•
a trust that is subject to the supervision of a court within the U.S. and the control of one or more U.S. persons or that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.
A “Non-U.S. Shareholder” is a beneficial owner of the Company’s Shares that is not a U.S. shareholder or a partnership for U.S. tax purposes.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Any partner of a partnership holding Shares should consult its tax advisers with respect to the purchase, ownership and disposition of such Shares.
Tax matters are very complicated and the tax consequences to an investor of an investment in Shares will depend on the facts of his, her or its particular situation.
Taxation as a RIC
The Company intends to elect to be treated as a RIC for the fiscal year ending December 31, 2020 and to qualify annually thereafter. As a RIC, the Company generally will not have to pay corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes to shareholders as dividends. To qualify as a RIC, the Company must, among other things, meet certain source-of-income and asset diversification requirements (as described below). In addition, in order to obtain RIC tax benefits, the Company must distribute to shareholders, for each taxable year, at least 90% of its “investment company taxable income,” which is generally its ordinary income plus the excess of realized net short-term capital gains over realized net long-term capital losses (the “Annual Distribution Requirement”).

If the Company:

•	qualifies as a RIC; and

•	satisfies the Annual Distribution Requirement,
then it will not be subject to U.S. federal income tax on the portion of income it distributes (or is deemed to distribute) to shareholders. The Company will be subject to U.S. federal income tax at the regular corporate rates on any income or capital gains not distributed (or deemed distributed) to shareholders.
The Company will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless it distributes in a timely manner an amount at least equal to the sum of (i) 98% of net ordinary income for each calendar year, (ii) 98.2% of the amount by which capital gains exceeds capital losses (adjusted for certain ordinary losses) for the one-year period ending October 31 in that calendar year and (iii) any income and gains recognized, but not distributed, from previous years on which the Company paid no U.S. federal income tax (the “Excise Tax Avoidance Requirement”). While the Company intends to distribute any income and capital gains in order to avoid imposition of this 4% U.S. federal excise tax, it may not be successful in avoiding entirely the imposition of this tax. In that case, the Company will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirement.
In order to qualify as a RIC for U.S. federal income tax purposes, the Company must, among other things:

•	continue to qualify as a BDC under the 1940 Act at all times during each taxable year;

•
derive in each taxable year at least 90% of gross income from dividends, interest, payments with respect to loans of certain securities, gains from the sale or other taxable disposition of stock or other securities or foreign currencies, net income from certain “qualified publicly traded partnerships,” or other income derived with respect to the business of investing in such stock or securities (the “90% Income Test”); and

•	diversify its holdings so that at the end of each quarter of the taxable year:

◦
at least 50% of the value of its assets consists of cash, cash equivalents, U.S. Government securities, securities of other RICs, and other securities if such other securities of any one issuer do not represent more than 5% of the value of its assets or more than 10% of the outstanding voting securities of the issuer; and

◦
no more than 25% of the value of its assets is invested in the (i) securities, other than U.S. government securities or securities of other RICs, of one issuer, (ii) securities of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or (iii) securities of one or more “qualified publicly traded partnerships” (the “Diversification Tests”).

The Company may be required to recognize taxable income in circumstances in which it does not receive cash. For example, if the Company holds debt obligations that are treated under applicable tax rules as having original issue discount (such as debt instruments with PIK interest or, in certain cases, increasing interest rates or issued with warrants), it must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by the Company in the same taxable year. The Company may also have to include in income other amounts that it has not yet received in cash, such as PIK interest and deferred loan origination fees that are paid after origination of the loan. Because any original issue discount or other amounts accrued will be included in the Company’s investment company taxable income for the year of accrual, it may be required to make a distribution to shareholders in order to satisfy the Annual Distribution Requirement, even though it will not have received the corresponding cash amount.
Although the Company does not presently expect to do so, it is authorized to borrow funds, to sell assets and to make taxable distributions of its Shares and debt securities in order to satisfy distribution requirements. The Company’s ability to dispose of assets to meet distribution requirements may be limited by (i) the illiquid nature of its portfolio and/or (ii) other requirements relating to its status as a RIC, including the Diversification Tests. If the Company disposes of assets in order to meet the Annual Distribution Requirement or the Excise Tax Avoidance Requirement, it may make such dispositions at times that, from an investment standpoint, are not advantageous. If the Company is unable to obtain cash from other sources to satisfy the Annual Distribution Requirement, it may fail to qualify for tax treatment as a RIC and become subject to tax as an ordinary corporation.
Under the 1940 Act, the Company is not permitted to make distributions to our shareholders while debt obligations and other senior securities are outstanding unless certain “asset coverage” tests are met. If the Company is prohibited from making distributions, it may fail to qualify for tax treatment as a RIC and become subject to tax as an ordinary corporation.
Certain of the Company’s investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things: (i) disallow, suspend or otherwise limit the allowance of certain losses or deductions; (ii) convert lower taxed long-term capital gain into higher taxed short-term capital gain or ordinary income; (iii) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited); (iv) cause the Company to recognize income or gain without a corresponding receipt of cash; (v) adversely affect the time as to when a purchase or sale of securities is deemed to occur; (vi) adversely alter the characterization of certain complex financial transactions; and (vii) produce income that will not be qualifying income for purposes of the 90% Income Test described above. The Company will monitor its transactions and may make certain tax decisions in order to mitigate the potential adverse effect of these provisions.
A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of net short-term capital gains over net long-term capital losses). If Company expenses in a given year exceed investment company taxable income, the Company would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. Due to these limits on the deductibility of expenses, the Company may, for tax purposes, have aggregate taxable income for several years that it is required to distribute and that is taxable to shareholders even if such income is greater than the aggregate net income it actually earned during those years. Such required distributions may be made from cash assets or by liquidation of investments, if necessary. The Company may realize gains or losses from such liquidations. In the event the Company realizes net capital gains from such transactions, a shareholder may receive a larger capital gain distribution than it would have received in the absence of such transactions.
Failure to Qualify as a RIC
While the Company intends to elect to be treated as a RIC for the fiscal year ending December 31, 2020 following its election to be a BDC, the Company anticipates that it may have difficulty satisfying the Diversification Tests as it ramps up its portfolio. To the extent that the Company has net taxable income prior to qualification as RIC, the Company will be subject to U.S. federal income tax on such income. The Company would not be able to deduct distributions to shareholders, nor would distributions be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to shareholders as ordinary dividend income to the extent of the Company’s current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate shareholders would be eligible to claim a dividend received deduction with respect to such dividend; non-corporate shareholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits would be treated first as a return of capital to the extent of the shareholder’s tax basis, and any remaining distributions would be treated as a capital gain. In order to qualify as a RIC, in addition to the other requirements discussed above, the Company would be required to distribute all previously undistributed earnings and profits attributable to any period prior to becoming a RIC by the end of the first year that the Company intends to qualify as a RIC. To the extent that the Company has any net built-in gains in our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) as of the beginning of the first year that it qualifies as a RIC, it would be subject to a corporate-level U.S. federal income tax on such built-in gains if and when recognized over the next five years. Alternatively, the Company may choose to recognize such built-in gains immediately prior to qualification as a RIC.
If the Company has previously qualified as RIC, but is subsequently unable to qualify for treatment as a RIC, and certain amelioration provisions are not applicable, the Company would be subject to tax on all of its taxable income (including net capital gains) at regular corporate rates. The Company would not be able to deduct distributions to shareholders, nor would distributions be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to shareholders as ordinary dividend income to the extent of the Company’s current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate shareholders would be eligible to claim a dividend received deduction with respect to such dividend; non-corporate shareholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of current and accumulated earnings and profits would be treated first as a return of capital to the extent of the shareholder’s tax basis, and any remaining distributions would be treated as a capital gain. In order to requalify as a RIC, in addition to the other requirements discussed above, the Company would be required to distribute all previously undistributed earnings attributable to the period it failed to qualify as a RIC by the end of the first year that it intends to requalify as a RIC. If the Company fails to requalify as a RIC for a period greater than two taxable years, it may be subject to regular corporate tax on any net built-in gains with respect to certain assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if the Company had been liquidated) that the Company elects to recognize on requalification or when recognized over the next five years.
The remainder of this discussion assumes that the Company qualifies as a RIC for each taxable year.
Taxation of U.S. Shareholders
Distributions
Distributions by the Company generally are taxable to U.S. Shareholders as ordinary income or capital gains. Distributions of “investment company taxable income” (which is, generally, net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. Shareholders to the extent of current or accumulated earnings and profits, whether paid in cash or reinvested in additional Shares. To the extent such distributions paid by us to shareholders taxed at individual rates are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions (“Qualifying Dividends”) may be eligible for a current maximum tax rate of 20%. In this regard, it is anticipated that distributions paid by the Company will generally not be attributable to dividends and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualifying Dividends. Distributions of net capital gains (which are generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by the Company as “capital gain dividends” will be taxable to a U.S. Shareholder as long-term capital gains that are currently taxable at a maximum rate of 20% in the case of shareholders taxed at individual rates, regardless of the U.S. Shareholder’s holding period for his, her or its Shares and regardless of whether paid in cash or reinvested in additional Shares. Distributions in excess of earnings and profits first will reduce a U.S. Shareholder’s adjusted tax basis in such shareholder’s Shares and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. Shareholder.
The Company may retain some or all of our realized net long-term capital gains in excess of realized net short-term capital losses, but designate the retained net capital gains and elect to be deemed to have made a distribution of the retained portion to our Shareholders (a “deemed distribution”) under the “designated undistributed capital gains” rule of the Code. In that case, among other consequences, the Company will pay tax on the retained amount, each U.S. Shareholder will be required to include his, her or its share of the deemed distribution in income as if it had been actually distributed to the U.S. Shareholder, and the U.S. Shareholder will be entitled to claim a credit equal to his, her or its allocable share of the tax paid thereon by the Company. Because the Company expects to pay tax on any retained capital gains at its regular corporate tax rate, and because that rate is in excess of the maximum rate currently payable by U.S. Shareholders taxed at individual rates on long-term capital gains, the amount of tax that individual U.S. Shareholders will be treated as having paid will exceed the tax they owe on the capital gain distribution and such excess generally may be refunded or claimed as a credit against the U.S. Shareholder’s other U.S. federal income tax obligations. The amount of the deemed distribution net of such tax will be added to the U.S. Shareholder’s cost basis for his, her or its Shares. In order to utilize the deemed distribution approach, the Company must provide written notice to shareholders prior to the expiration of 60 days after the close of the relevant taxable year.
For purposes of determining (i) whether the Annual Distribution Requirement is satisfied for any year and (ii) the amount of capital gain dividends paid for that year, the Company may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If the Company makes such an election, the U.S. Shareholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by the Company in October, November or December of any calendar year, payable to our shareholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by our U.S. Shareholders on December 31 of the year in which the dividend was declared.
With respect to the reinvestment of dividends, if a U.S. Shareholder owns Shares registered in its own name, the U.S. Shareholder may have all cash distributions automatically reinvested in additional Shares if the U.S. Shareholder opts in to the reinvestment of dividends by delivering a written notice to U.S. Bank prior to the record date of the next dividend or distribution. Any distributions reinvested will nevertheless remain taxable to the U.S. Shareholder. The Shareholder will have an adjusted basis in the additional Shares purchased through the reinvestment equal to the amount of the reinvested distribution. The additional Shares will have a new holding period commencing on the day following the day on which the Shares are credited to the U.S. Shareholder’s account.
If an investor purchases Shares shortly before the record date of a distribution, the price of the Shares will include the value of the distribution. However, the shareholder will be taxed on the distribution as described above, despite the fact that, economically, it may represent a return of his, her or its investment.
The Company (or the applicable withholding agent) will send to each of its U.S. Shareholders, as promptly as possible after the end of each calendar year, a notice reporting the amounts includible in such U.S. Shareholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the federal tax status of each year’s distributions generally will be reported to the IRS (including the amount of dividends, if any, eligible for the 20% maximum rate). Dividends paid by the Company generally will not be eligible for the dividends-received deduction or the preferential tax rate applicable to Qualifying Dividends because our income generally will not consist of dividends. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Shareholder’s particular situation.
Dispositions
A U.S. Shareholder generally will recognize taxable gain or loss if the U.S. Shareholder sells or otherwise disposes of his, her or its Shares. The amount of gain or loss will be measured by the difference between such U.S. Shareholder’s adjusted tax basis in Shares sold and the amount of the proceeds received in exchange. Any gain arising from such sale or disposition generally will be treated as long-term capital gain or loss if the U.S. Shareholder has held his, her or its Shares for more than one year. Otherwise, it will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of Shares held for six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such Shares. In addition, all or a portion of any loss recognized upon a disposition of Shares may be disallowed if other Shares are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.
In general, U.S. Shareholders taxed at individual rates currently are subject to a maximum U.S. federal income tax rate of 20% on their recognized net capital gain (i.e., the excess of recognized net long-term capital gains over recognized net short-term capital losses, subject to certain adjustments), including any long-term capital gain derived from an investment in Shares. Such rate is lower than the maximum rate on ordinary income currently payable by such U.S. Shareholders. In addition, individuals with modified adjusted gross incomes in excess of $200,000 ($250,000 in the case of married individuals filing jointly) and certain estates and trusts are subject to an additional 3.8% tax on their “net investment income,” which generally includes gross income from interest, dividends, annuities, royalties, and rents, and net capital gains (other than certain amounts earned from trades or businesses), reduced by certain deductions allocable to such income. Corporate U.S. Shareholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate U.S. Shareholders with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year. Any net capital losses of a non-corporate U.S. Shareholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. Shareholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.
Tax Shelter Reporting Regulations
Under applicable Treasury regulations, if a U.S. Shareholder recognizes a loss with respect to Shares of $2 million or more for a non-corporate U.S. Shareholder or $10 million or more for a corporate U.S. Shareholder in any single taxable year (or a $20 million loss over a combination of years), the U.S. Shareholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. Shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. Shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. Shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. Shareholders should consult their own tax advisers to determine the applicability of these regulations in light of their individual circumstances.
Backup Withholding
The Company may be required to withhold U.S. federal income tax (“backup withholding”) from all distributions to certain U.S. Shareholders (i) who fail to furnish us with a correct taxpayer identification number or a certificate that such shareholder is exempt from backup withholding or (ii) with respect to whom the IRS notifies us that such shareholder furnished an incorrect taxpayer identification number or failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number is his or her social security number. Any amount withheld under backup withholding is allowed as a credit against the U.S. Shareholder’s federal income tax liability, provided that proper information is provided to the IRS.
Limitation on Deduction for Certain Expenses
For any period that the Company does not qualify as a “publicly offered regulated investment company,” as defined in the Code, the Company’s shareholders will be taxed as though they received a distribution of some of the Company’s expenses. A “publicly offered regulated investment company” is a RIC whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. If the Company is not a publicly offered RIC for any period, a non-corporate shareholder’s allocable portion of affected expenses, will be treated as an additional distribution to the shareholder and will be deductible by such shareholder only to the extent permitted under the limitations described below. In particular, these expenses, which are “miscellaneous itemized deductions”, are currently not deductible by an individual or other non-corporate taxpayer (and beginning in 2026, are deductible only to the extent they exceed 2% of such a shareholder’s adjusted gross income, and are not deductible for alternative minimum tax purposes). We anticipate that we will not be a publicly offered RIC immediately after the Private Offering. We may qualify as a publicly offered RIC in future taxable years, but we cannot provide any assurance that we will qualify as a publicly offered RIC in any taxable year.
U.S. Taxation of Tax Exempt U.S. Shareholders
A U.S. Shareholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. Shareholder of the activities the Company proposes to conduct could give rise to UBTI. However, a BDC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its shareholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. Shareholder generally should not be subject to U.S.

taxation solely as a result of the shareholder’s ownership of the Company’s Shares and receipt of dividends with respect to such Shares. Moreover, under current law, if we incur indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. Shareholder. Therefore, a tax-exempt U.S. Shareholder should not be treated as earning income from “debt-financed property” and dividends the Company pays should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that the Company incurs. Legislation has been introduced in Congress in the past, and may be introduced again in the future, which would change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments if enacted. In the event that any such proposals were to be adopted and applied to BDCs, the treatment of dividends payable to tax-exempt investors could be adversely affected. In addition, special rules would apply if the Company were to invest in certain real estate mortgage investment conduits, which it does not currently plan to do, that could result in a tax-exempt U.S. Shareholder recognizing income that would be treated as UBTI.
Taxation of Non-U.S. Shareholders
Distributions and Dispositions
The following discussion only applies to certain Non-U.S. Shareholders. Whether an investment in the Shares is appropriate for a Non-U.S. Shareholder will depend upon that person’s particular circumstances. An investment in the Shares by a Non-U.S. Shareholder may have adverse tax consequences. Non-U.S. Shareholders should consult their tax advisers before investing in our Shares.
Distributions of our “investment company taxable income” to Non-U.S. Shareholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses, which generally would be free of withholding if paid to Non-U.S. Shareholders directly) will be subject to withholding of federal tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of the Company’s current and accumulated earnings and profits unless an applicable exception applies. No withholding will be required with respect to certain distributions if (i) the distributions are properly reported as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions are derived from sources specified in the Code for such dividends and (iii) certain other requirements are satisfied. No assurance can be provided as to whether any of the Company’s distributions will be reported as eligible for this exemption. If any distributions are effectively connected with a U.S. trade or business of the Non-U.S. Shareholder, the Company will not be required to withhold federal tax if the Non-U.S. Shareholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. (Special certification requirements apply to a Non-U.S. Shareholder that is a foreign partnership or a foreign trust, and such entities are urged to consult their own tax advisers.)
Actual or deemed distributions of net capital gains to a Non-U.S. Shareholder, and gains realized by a Non-U.S. Shareholder upon the sale, exchange or other taxable disposition of the Company’s Shares, will generally not be subject to federal withholding tax and generally will not be subject to U.S. federal income tax unless the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the Non-U.S. Shareholder.
Under the Company’s reinvestment of dividends policy, if a Non-U.S. Shareholder owns Shares registered in its own name, the Non-U.S. Shareholder may have all cash distributions reinvested in additional Shares if it opts in to the reinvestment of dividends policy by delivering a written notice to U.S. Bank prior to the record date of the next dividend or distribution. If the distribution is a distribution of the Company’s investment company taxable income, is not designated as a short-term capital gains dividend or interest-related dividend and it is not effectively connected with a U.S. trade or business of the Non-U.S. Shareholder (or, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment of the Non-U.S. Shareholder), the amount distributed (to the extent of current or accumulated earnings and profits) will be subject to withholding of U.S. federal income tax at a 30% rate (or lower rate provided by an applicable treaty) and only the net after-tax amount will be reinvested in the Company’s Shares. The Non-U.S. Shareholder will have an adjusted basis in the additional Shares purchased through the reinvestment equal to the amount reinvested. The additional Shares will have a new holding period commencing on the day following the day on which the Shares are credited to the Non-U.S. Shareholder’s account.

The tax consequences to Non-U.S. Shareholders entitled to claim the benefits of an applicable tax treaty or that are individuals that are present in the U.S. for 183 days or more during a taxable year may be different from those described herein. Non-U.S. Shareholders are urged to consult their tax advisers with respect to the procedure for claiming the benefit of a lower treaty rate and the applicability of foreign taxes.
If the Company distributes net capital gains in the form of deemed rather than actual distributions, a Non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the shareholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the Non-U.S. Shareholder must obtain a U.S. taxpayer identification number and file a refund claim even if the Non-U.S. Shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate Non-U.S. Shareholder, distributions (both actual and deemed), and gains realized upon the sale, exchange or other taxable disposition of the Company’s Shares that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty). Accordingly, investment in the Shares may not be advisable for a Non-U.S. Shareholder.
Backup Withholding
The Company must generally report to Non-U.S. Shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Information reporting requirements may apply even if no withholding was required because the distributions were effectively connected with the Non-U.S. Shareholder’s conduct of a United States trade or business or withholding was reduced or eliminated by an applicable income tax treaty. This information also may be made available under a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Shareholder resides or is established. Under U.S. federal income tax law, interest, dividends and other reportable payments may, under certain circumstances, be subject to “backup withholding” at the then applicable rate (currently 28%). Backup withholding, however, generally will not apply to distributions to a Non-U.S. Shareholder of our Shares, provided the Non-U.S. Shareholder furnishes to us the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E, or IRS Form W-8ECI, or certain other requirements are met. Backup withholding is not an additional tax but can be credited against a Non-U.S. Shareholder’s federal income tax, and may be refunded to the extent it results in an overpayment of tax and the appropriate information is timely supplied to the IRS.
FATCA
Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions that fail to enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by U.S. persons (or held by foreign entities that have U.S. persons as substantial owners) or that reside in a jurisdiction that has not entered into an agreement with the United States to collect and share such information. The types of income subject to the tax include U.S. source interest and dividends. While existing U.S. Treasury regulations would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury has indicated in subsequent proposed regulations its intent to eliminate this requirement. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a U.S. person and certain transaction activity within the holder’s account. In addition, subject to certain exceptions, this legislation also imposes a 30% withholding on payments to foreign entities that are not financial institutions unless the foreign entity certifies that it does not have a greater than 10% U.S. owner or provides the withholding agent with identifying information on each greater than 10% U.S. owner. Depending on the status of a Non-U.S. Shareholder and the status of the intermediaries through which they hold their Shares, Non-U.S. Shareholders could be subject to this 30% withholding tax with respect to distributions on their Shares and potentially proceeds from the sale of their Shares. Under certain circumstances, a Non-U.S. Shareholder might be eligible for refunds or credits of such taxes.
Non-U.S. Shareholders should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the Shares.

ITEM 1A.	RISK FACTORS
Investments in the Company involve a high degree of risk. There can be no assurance that our investment objectives will be achieved, or that a shareholder will receive a return of its capital. In addition, there will be occasions when the Advisers and their respective affiliates may encounter potential conflicts of interest in connection with the Company. The following considerations should be carefully evaluated before making an investment in our common stock. If any of those risks actually occurs, our business, financial condition and results of operations could be materially and adversely affected, and you may lose all or part of your investment.
Risks Related to the Company’s Business and Structure
The Company has a lack of operating history.
Other than with respect to the activities related to the Company’s formation and the Merger, the Company is a new entity with no operating history and has no financial information on which a prospective investor can evaluate an investment in the Shares or prior performance. As a result, we are subject to the business risks and uncertainties associated with recently formed businesses, including the risk that we will not achieve our investment objective and the value of a shareholder’s investment could decline substantially or become worthless.
We depend upon the senior management of Churchill for our success, and upon its access to the investment professionals of Nuveen and its affiliates.
We do not have any internal management capacity or employees. We depend on the investment expertise, skill and network of business contacts of the senior investment professionals of Churchill, who evaluate, negotiate, structure, execute, monitor and service our investments in accordance with the terms of the Sub-Advisory Agreement. Our success depends to a significant extent on the continued service and coordination of the senior investment professionals of Churchill. These individuals may have other demands on their time now and in the future, and we cannot assure you that they will continue to be actively involved in our management. Each of these individuals is not subject to an employment contract with the Company, and the departure of any of these individuals or competing demands on their time in the future could have a material adverse effect on our ability to achieve our investment objective.
Churchill will evaluate, negotiate, structure, close and monitor our investments in accordance with the terms of the Sub-Advisory Agreement. We can offer no assurance, however, that the current senior investment professionals of Churchill will continue to provide investment advice to us. If these individuals do not maintain their existing relationships with Nuveen and its affiliates and do not develop new relationships with other sources of investment opportunities, we may not be able to grow our investment portfolio or achieve our investment objective.
The Joint Investment Committee that oversees our investment activities is comprised of representatives of both Investment Teams. The Joint Investment Committee consists of Messrs. Kencel, Strife and Schwimmer. The loss of any member of the Joint Investment Committee or of other Nuveen senior investment professionals could negatively impact the Company’s ability to achieve its investment objectives and operate as anticipated. This could have a material adverse effect on our financial condition and results of operations.
Our business model depends to a significant extent upon strong referral relationships with financial institutions, sponsors and investment professionals. Any inability of Churchill to maintain or develop these relationships, or the failure of these relationships to generate investment opportunities, could adversely affect our business.
We depend upon the senior investment professionals of Churchill to maintain their relationships with financial institutions, sponsors and investment professionals, and we rely to a significant extent upon these relationships to provide us with potential investment opportunities. If the senior investment professionals of Churchill fail to maintain such relationships, or to develop new relationships with other sources of investment opportunities, we will not be able to grow our investment portfolio. In addition, individuals with whom the senior investment professionals of Churchill have relationships are not obligated to provide us with investment opportunities, and, therefore, we can offer no assurance that these relationships will generate investment opportunities for us in the future.

Our financial condition and results of operations depend on our ability to manage our business effectively.
Our ability to achieve our investment objective and grow depends on our ability to manage our business. This depends, in turn, on the ability of Churchill to identify, invest in and monitor companies that meet our investment criteria. The achievement of our investment objective depends upon Churchill’s execution of our investment process, their ability to provide competent, attentive and efficient services to us and, to a lesser extent, our access to financing on acceptable terms. Churchill has substantial responsibilities under the Sub-Advisory Agreement. The senior origination professionals and other personnel of Churchill and its affiliates may be called upon to provide managerial assistance to our portfolio companies. These activities may distract them or slow our rate of investment. Any failure to manage our business and our future growth effectively could have a material adverse effect on our business, financial condition, results of operations and prospects. Our results of operations depend on many factors, including the availability of opportunities for investment, readily accessible short and long-term funding alternatives in the financial markets and economic conditions. Furthermore, if we cannot successfully operate our business or implement our investment policies and strategies, it could negatively impact our ability to pay dividends or other distributions and you may lose all or part of your investment.
There is currently no public market for our Shares, and the liquidity of your investment is limited.
There is currently no public market for our Shares, and a market for our Shares may never develop. Our Shares are not registered under the 1933 Act, or any state securities law and are restricted as to transfer by law and the terms of our Charter. Our shareholders generally may not sell, assign or transfer Shares without prior written consent of the Adviser, which the Adviser may grant or withhold in its sole discretion. Except in limited circumstances for legal or regulatory purposes, our shareholders are not entitled to redeem their Shares. Our shareholders must be prepared to bear the economic risk of an investment in our Shares for an indefinite period of time. While we may engage in a liquidity event in the future, there can be no assurance that a liquidity event will be consummated for shareholders.
We have not identified any specific investments that we will make with the proceeds from our private offering, and you will not have the opportunity to evaluate our investments prior to subscribing to purchase our Shares. As a result, our offering may be considered a “blind pool” offering.
Neither we nor Churchill has presently identified, made investments in or contracted to make any investments (except for the Legacy Portfolio that was acquired pursuant to the Merger). As a result, you will not be able to evaluate the economic merits, transaction terms or other financial or operational data concerning our investments prior to purchasing Shares. You must rely on Churchill and the Board to implement our investment policies, to evaluate our investment opportunities and to structure the terms of our investments. Because investors are not able to evaluate our investments in advance of purchasing our Shares, the private offering may entail more risk than other types of offerings. This additional risk may hinder your ability to achieve your own personal investment objective related to portfolio diversification, risk-adjusted investment returns and other objectives.
Our shareholders may experience dilution.
Our shareholders will not have preemptive rights to subscribe for or purchase any Shares issued in the future. To the extent we issue additional equity interests, including in a public offering, a rights offering, or following a subsequent closing, a shareholder’s percentage ownership interest in the Company will be diluted. In addition, depending upon the terms and pricing of any additional offerings or rights offerings and the value of our investments, a shareholder may also experience dilution in the NAV and fair value of our Shares.
There may be conflicts related to obligations that senior investment professionals of Churchill and members of its investment committee have to other clients.
The senior investment professionals and members of the investment committee of each Investment Team serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do, or of investment funds, accounts or other investment vehicles sponsored or managed by Churchill or its affiliates. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in our best interests or in the best interest of our shareholders. For example, Messrs. Kencel, Strife and Schwimmer have and will continue to have management responsibilities for other investment funds, accounts or other investment vehicles sponsored or managed by affiliates of Churchill. Churchill seeks to allocate investment opportunities among eligible accounts in a manner that is fair and equitable over time and consistent with their respective allocation policies. In addition, Churchill or its affiliates may earn additional fees related to the securities in which the Company invests, which may result in conflicts of interests for the senior investment professionals and members of the investment committee making investment decisions. For example, Churchill and its affiliates may act as an arranger, syndication agent or in a similar capacity with respect to securities in which the Company invests, in which case Churchill and its affiliates receive compensation from the issuers of such securities, which compensation would be paid to them separately from management fees paid by the Company. Additionally, affiliates of Churchill may act as the administrative agent on credit facilities under which such securities are issued, which may contemplate additional compensation to such affiliates for the service of acting as administrative agent thereunder.
Churchill may also simultaneously be managing certain securities for the Company and the same investments on a whole-loan, whole-security basis for TIAA pursuant to separate engagements, which may lead to conflicts of interest.
As described herein, Nuveen has effectuated its plan to bring its Private Equity and Junior Capital investment team together with Churchill, combining Nuveen’s middle market private-capital capabilities into Churchill.  In certain instances, it is possible that other entities managed by Churchill or a proprietary account of TIAA may be invested in the same or similar loans or securities as held by the Company, and which may be acquired at different times at lower or higher prices. Those investments may also be in securities or other instruments in different parts of the company’s capital structure that differ significantly from the investments held by the Company, including with respect to material terms and conditions, including without limitation seniority, interest rates, dividends, voting rights and participation in liquidation proceeds. Consequently, in certain instances these investments may be in positions or interests which are potentially adverse to those taken or held by the Company.  In such circumstances, measures will be taken to address such actual or potential conflicts, which may include, as appropriate, establishing an information barrier between or among the applicable personnel of the relevant affiliated entities (including as between officers of Churchill), requiring recusal of certain personnel from participating in decisions that give rise to such conflicts, or other protective measures as shall be established from time to time to address such conflicts.
There may be conflicts related to the investment and related activities of TIAA, Nuveen and Churchill.
Further, an affiliate of TIAA may serve as the administrative or other named agent on behalf of the lenders with respect to investments by the Company and/or one or more of its affiliates.  In some cases, investments that are originated or otherwise sourced by Churchill may be funded by a loan syndicate organized by Churchill or its affiliate (“Loan Syndicate”). The participants in a Loan Syndicate (the “Loan Syndicate Participants”), in addition to the Company and its affiliates may include other lenders and various institutional and sophisticated investors (through private investment vehicles in which they invest).  The entity acting as agent may serve as an agent with respect to loans made at varying levels of a borrower’s capital structure.  Loan Syndicate Participants may hold investments in the same or distinct tranches in the loan facilities of which the Portfolio Investment is a part or in different positions in the capital structure under such Portfolio Investment. As is typical in such agency arrangements, the agent is the party responsible for administering and enforcing the terms of the loan facility, may take certain actions and make certain decisions in its discretion and generally may take material actions only in accordance with the instructions of a designated percentage of the lenders.  In the case of loan facilities that include both senior and subordinate tranches, the agent may take actions in accordance with the instructions of the holders of one or more of the senior tranches without any right to vote or consent (except in certain limited circumstances) by the subordinated tranches of such indebtedness.  Churchill expects that the Portfolio Investments held by the Company and its affiliates may represent less than the amount of debt sufficient to direct, initiate or prevent actions with respect to such loan facility or a tranche thereof of which the Company’s investment is a part (other than preventing those that require the consent of each lender).  As a result of an affiliate of TIAA acting as agent for an agented loan where a Loan Syndicate Participant may own more of the related indebtedness of the obligor or hold indebtedness in a position in the capital structure of an obligor different from that of the Company and its affiliates, such Loan Syndicate Participants will be in a position to exercise more control with respect to the related loan facility than that which Churchill could exercise on behalf of the Company, and may exercise such control in a manner adverse to the interests of the Company.

In addition, TIAA, as advised by an affiliate of the Advisers, may be a limited partner investor in many of the private equity funds that own the portfolio companies in which the Company will invest or TIAA may otherwise have a relationship with the private equity funds or portfolio companies, which may give rise to certain conflicts or limit the Company’s ability to invest in such portfolio companies. TIAA (and other private clients managed by affiliates of the Advisers) may also hold passive equity co-investments in such private equity funds or portfolio companies owned by such fund, or in holding companies elsewhere in the capital structure of the private equity fund or portfolio company, which may give rise to certain conflicts for the investment professionals of affiliates of the Advisers when making investment decisions.
Each Investment Team or each Investment Committee may, from time to time, possess material nonpublic information, limiting our investment discretion.
The managing members and the senior origination professionals of each Investment Team and the senior professionals and members of each investment committee may serve as directors of, or in a similar capacity with, companies in which we invest, the securities of which are purchased or sold on our behalf. In the event that material nonpublic information is obtained with respect to such companies, or we become subject to trading restrictions under the internal trading policies of those companies or as a result of applicable law or regulations, we could be prohibited for a period of time from purchasing or selling the securities of such companies, and this prohibition may have a material adverse effect on us.
Our management and incentive fee structure may create incentives for Churchill and certain of its investment professionals that are not fully aligned with the interests of our shareholders.
In the course of our investing activities, we pay management and incentive fees to the Advisers. Management fees are based on our Average Total Assets (which include assets purchased with borrowed amounts but exclude cash and cash equivalents). As a result, investors in our Shares invest on a “gross” basis and receive distributions on a “net” basis after expenses, resulting in a lower rate of return than one might achieve through direct investments. Because these fees are based on our total assets, including assets purchased with borrowed amounts but excluding cash and cash equivalents, the Advisers benefit when we incur debt or otherwise use leverage. This fee structure may encourage Churchill to cause us to borrow money to finance additional investments or to maintain leverage when it would otherwise be appropriate to pay off our indebtedness. Under certain circumstances, the use of borrowed money may increase the likelihood of default, which would disfavor our shareholders. The Board is charged with protecting our interests by monitoring how the Advisers address these and other conflicts of interest associated with their management services and compensation. Our independent directors periodically review Churchill’s services and fees as well as its portfolio management decisions and portfolio performance. In connection with these reviews, our independent directors consider whether our fees and expenses (including those related to leverage) remain appropriate. As a result of this arrangement, the Advisers or their affiliates may from time to time have interests that differ from those of our shareholders, giving rise to a conflict.
In addition, certain investment professionals share directly in the management fee. Such professionals would face similar conflicts when considering investments for and making decisions on behalf of the Company.
The part of the incentive fee payable to the Advisers that relates to our net investment income is computed and paid on income that may include interest income that has been accrued but not yet received in cash. This fee structure may be considered to involve a conflict of interest for Churchill to the extent that it may encourage Churchill to favor debt financings that provide for deferred interest, rather than current cash payments of interest. Churchill may have an incentive to invest in PIK interest securities in circumstances where it would not have done so but for the opportunity to continue to earn the incentive fee even when the issuers of the deferred interest securities would not be able to make actual cash payments to us on such securities. This risk could be increased because the Advisers are not obligated to reimburse us for any incentive fees received even if we subsequently incur losses or never receive in cash the deferred income that was previously accrued. In addition, the part of the incentive fee payable to Churchill that relates to our net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Any net investment income incentive fee would not be subject to repayment.

Our incentive fee may induce Churchill to make certain investments, including speculative investments.
The Advisers receive an incentive fee based, in part, upon net capital gains realized on our investments. Unlike that portion of the incentive fee based on income, there is no hurdle rate applicable to the portion of the incentive fee based on net capital gains. As a result, Churchill may have a tendency to invest more capital in investments that are likely to result in capital gains as compared to income producing securities. Such a practice could result in our investing in more speculative securities than would otherwise be the case, which could result in higher investment losses, particularly during economic downturns.
TIAA (directly or through one or more of its affiliates) has made a significant investment in the Company and may purchase additional Shares from certain unaffiliated shareholders, which may present certain conflicts of interest.
TIAA, the ultimate parent of the Advisers, has made a significant investment in the Company (directly or through one or more of its affiliates). This may result in TIAA’s ownership of a significant percentage of the Company’s Shares. TIAA and other shareholders may from time to time hold equity and other interests in the Advisers or their affiliates, which may present conflicts of interest for the Advisers, including senior investment professionals and members of the investment committee making investment decisions for the Company that also provide investment advice to TIAA.
Additionally, TIAA may provide liquidity to certain shareholders by offering to purchase all or a portion of their Shares of the Company after a certain period of time elapses. However, not all shareholders will be presented with the opportunity to sell their Shares to TIAA. This may be detrimental to other shareholders as TIAA may control a significant percentage of the shareholder vote and may vote in a manner that is beneficial to the Advisers.
Our ability to enter into transactions with our affiliates is restricted, which may limit the scope of investments available to us.
We are prohibited under the 1940 Act from participating in certain transactions with our affiliates without the prior approval of our independent directors and, in some cases, of the SEC. Any person that owns, directly or indirectly, five percent or more of our outstanding voting securities is our affiliate for purposes of the 1940 Act, and we are generally prohibited from buying any security from such affiliate, absent the prior approval of our independent directors. The 1940 Act also prohibits us from participating in certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company without prior approval of our independent directors and, in some cases, of the SEC. For example, we are prohibited from buying or selling any security from or to any person (or certain affiliates of a person) who owns more than 25% of our voting securities, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. As a result of these restrictions, we may be prohibited from buying or selling any security (other than any security of which we are the issuer) from or to any portfolio company at the same time as another fund managed by any of the Advisers or their affiliates without the prior approval of the SEC, which may limit the scope of investment opportunities that would otherwise be available to us. In addition, TIAA (directly or through one or more of its affiliates) intends to invest $100 million in the Company, which includes consideration for its acquisition of 3,310,540 Shares in exchange for all of the outstanding preference shares of the Predecessor Entity, which may result in its ownership of more than 25% of the voting securities of the Company.
We may, however, co-invest with each Adviser and its affiliates’ other clients in certain circumstances where doing so is consistent with applicable law and SEC staff interpretations. For example, we may co-invest with such accounts consistent with guidance promulgated by the SEC staff permitting us and such other accounts to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that the applicable Adviser, acting on our behalf and on behalf of other clients, negotiates no term other than price. We may also co-invest with the Advisers’ or their affiliates’ other clients as otherwise permissible under regulatory guidance, applicable regulations, and Churchill’s allocation policy, which Churchill maintains in writing. Under this allocation policy, a fixed percentage of each opportunity, which may vary based on asset class and from time to time, is offered to us and similar eligible accounts, as periodically determined by Churchill. However, we can offer no assurance that investment opportunities will be allocated to us fairly or equitably in the short-term or over time.

Additionally, the Advisers, the Company, and certain other funds and accounts sponsored or managed by the Advisers and their affiliates have been granted the Order by the SEC, which permits the Company greater flexibility to negotiate the terms of co-investments if the Board determines that it would be advantageous for the Company to co-invest with other accounts sponsored or managed by the Advisers or their affiliates in a manner consistent with the Company’s investment objective, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors.
In situations where co-investment with other funds managed by one of the Advisers or its affiliates is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer or where the different investments could be expected to result in a conflict between our interests and those of other clients of the Advisers that cannot be mitigated or otherwise addressed pursuant to the policies and procedures of the applicable Adviser, the applicable Adviser must decide which client will proceed with the investment. Each Adviser makes these determinations based on its policies and procedures, which generally require that such opportunities be offered to eligible accounts on a basis that will be fair and equitable over time (and which takes into consideration the ability of the relevant account(s) to acquire securities in an amount and on terms suitable for the relevant transaction). Moreover, there will be a conflict of interest if we invest in any issuer in which a fund managed by the Advisers or their affiliates has previously invested, and in some cases, we will be restricted from making such investment. Similar restrictions limit our ability to transact business with our officers or directors or their affiliates.
We operate in a highly competitive market for investment opportunities, which could reduce returns and result in losses.
We compete with a number of specialty and commercial finance companies to make the types of investments that we make in middle-market companies, including business development companies, traditional commercial banks, private investment funds, regional banking institutions, small business investment companies, investment banks and insurance companies. Additionally, with increased competition for investment opportunities, alternative investment vehicles such as hedge funds may seek to invest in areas they have not traditionally invested in or from which they had withdrawn during the economic downturn, including investing in middle-market companies. As a result, competition for investments in middle-market companies has intensified, and we expect that trend to continue. Certain of our existing and potential competitors are large and may have greater financial, technical and marketing resources than we do. For example, some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. These characteristics could allow our competitors to consider a wider variety of investments, establish more relationships and offer better pricing and more flexible structuring than we offer. We may lose investment opportunities if we do not match our competitors’ pricing, terms and structure. If we are forced to match our competitors’ pricing, terms and structure, however, we may not be able to achieve acceptable returns on our investments or may bear substantial risk of capital loss.
Furthermore, many of our competitors are not subject to the regulatory restrictions that the 1940 Act imposes on us as a BDC or the source of income, asset diversification and distribution requirements we must satisfy to obtain and maintain our RIC status. The competitive pressures we face may have a material adverse effect on our business, financial condition and results of operations. As a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we may not be able to identify and make investments that are consistent with our investment objective.
We will be subject to corporate-level U.S. federal income tax if we are unable to qualify or maintain qualification as a RIC under Subchapter M of the Code.
We intend to elect to be treated as a RIC under Subchapter M of the Code for the fiscal year ending December 31, 2020, and intend to qualify annually thereafter; however, no assurance can be given that we will be able to qualify for and maintain RIC status. To receive RIC tax treatment under the Code and to be relieved of federal taxes on income and gains distributed to our shareholders, we must meet certain requirements, including source-of-income, asset diversification and distribution requirements. The annual distribution requirement applicable to RICs is satisfied if we distribute at least 90% of our net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to our shareholders on an annual basis. In addition, we will be subject to a 4% nondeductible U.S. federal excise tax to the extent that we do not satisfy certain additional minimum distribution requirements on a calendar year basis. To the extent we use debt financing, we will be subject to certain asset coverage ratio requirements under the 1940 Act and may be subject to financial covenants under loan and credit agreements, each of which could, under certain circumstances, restrict us from making annual distributions necessary to receive RIC tax treatment. If we are unable to obtain cash from other sources, we may fail to be taxed as a RIC and, thus, may be subject to corporate-level U.S. federal income tax on our entire taxable income without regard to any distributions made by us. In order to be taxed as a RIC, we must also meet certain asset diversification requirements at the end of each calendar quarter. Failure to meet these tests may result in our having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of our investments are in private or thinly traded public companies, any such dispositions could be made at disadvantageous prices and may result in substantial losses. If we fail to be taxed as a RIC for any reason and become subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distributions to shareholders and the amount of our distributions and the amount of funds available for new investments. Such a failure would have a material adverse effect on us and our shareholders.
An extended disruption in the capital markets and the credit markets could negatively affect our business.
As a BDC, it will be necessary for us to maintain our ability to raise additional capital for investment purposes. Without sufficient access to the capital markets or credit markets, we may be forced to curtail our business operations or we may not be able to pursue new business opportunities. The capital markets and the credit markets have experienced periods of extreme volatility and disruption and, accordingly, there has been and may in the future be uncertainty in the financial markets in general. Ongoing disruptive conditions in the financial industry and the impact of new legislation in response to those conditions could restrict our business operations and could adversely impact our results of operations and financial condition.
We may access the capital markets periodically to issue debt or equity securities or borrow from financial institutions in order to obtain such additional capital. Unfavorable economic conditions could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. A reduction in the availability of new capital could limit our ability to pursue new business opportunities and grow our business. In addition, we are required to distribute at least 90% of our net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to our shareholders to qualify for the tax benefits available to RICs. As a result, these earnings will not be available to fund new investments. An inability to access the capital markets successfully could limit our ability to grow our business and execute our business strategy fully and could decrease our earnings, if any, which may have an adverse effect on the value of our securities.
We may have difficulty paying our required distributions if we recognize income before, or without, receiving cash representing such income.
For U.S. federal income tax purposes, we will include in income certain amounts that we have not yet received in cash, such as original issue discount, or through contracted PIK interest, which represents contractual interest added to the loan balance and due at the end of the loan term. Original issue discount, which could be significant relative to our overall investment activities, or increases in loan balances as a result of contracted PIK arrangements, will be included in income before we receive any corresponding cash payments. We also may be required to include in income certain other amounts that we will not receive in cash.
That part of the incentive fee payable by us that relates to our net investment income is computed and paid on income that may include interest that has been accrued but not yet received in cash, such as original issue discount and PIK interest. If we pay a net investment income incentive fee on interest that has been accrued, but not yet received in cash, it will increase the basis of our investment in that loan, which will reduce the capital gain incentive fee that we would otherwise pay in the future. Nevertheless, if we pay a net investment income incentive fee on interest that has been accrued but not yet received, and if that portfolio company defaults on such a loan, it is possible that accrued interest previously included in the calculation of the incentive fee will become uncollectible.

Because we may recognize income before or without receiving cash representing such income, we may have difficulty meeting the requirements applicable to RICs. In such a case, we may have to sell some of our investments at times and/or at prices we would not consider advantageous, raise additional debt or equity capital or reduce new investment originations and sourcings to meet these distribution requirements. If we are not able to obtain such cash from other sources, we may fail to qualify for the tax benefits available to RICs and thus be subject to corporate-level U.S. federal income tax.
Regulations governing our operation as a BDC affect our ability to and the way in which we raise additional capital.
We may issue debt securities or preferred shares and/or borrow money from banks or other financial institutions, which we refer to collectively as “senior securities,” up to the maximum amount permitted by the 1940 Act. Under the provisions of the 1940 Act, we are permitted as a BDC to issue senior securities in amounts such that our Asset Coverage Ratio, as defined in the 1940 Act, equals at least 150% of total assets less all liabilities and indebtedness not represented by senior securities, immediately after each issuance of senior securities. If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to sell a portion of our investments and, depending on the nature of our leverage, repay a portion of our indebtedness at a time when such sales may be disadvantageous. This could have a material adverse effect on our operations and we may not be able to make distributions in an amount sufficient to be subject to taxation as a RIC, or at all. In addition, issuance of securities could dilute the percentage ownership of our current shareholders in us.
No person or entity from which we borrow money will have a veto power or a vote in approving or changing any of our fundamental policies. If we issue preferred shares, the preferred shares would rank “senior” to Shares in our capital structure, preferred shareholders would have separate voting rights on certain matters and might have other rights, preferences or privileges more favorable than those of our shareholders, and the issuance of preferred shares could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for holders of our Shares or otherwise be in your best interest. Holders of our Shares will directly or indirectly bear all of the costs associated with offering and servicing any preferred shares that we issue. In addition, any interests of preferred shareholders may not necessarily align with the interests of holders of our Shares and the rights of holders of preferred shares to receive dividends would be senior to those of holders of our Shares.
As a BDC, we generally are not able to issue our Shares at a price below NAV per share without first obtaining the approval of our shareholders and our independent directors. If we raise additional funds by issuing more Shares or senior securities convertible into, or exchangeable for, our shares, then percentage ownership of our shareholders at that time would decrease, and you might experience dilution. We may seek shareholder approval to sell Shares below NAV in the future.
There are significant financial and other resources necessary to comply with the requirements of being an SEC reporting entity.
Upon the effectiveness of this Registration Statement on Form 10, even though we will be an “emerging growth company” under the JOBS Act, we will still be subject to the reporting requirements of the 1934 Act and requirements of the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The 1934 Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting, which are discussed below. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls, significant resources and management oversight will be required. We intend to implement procedures, processes, policies and practices for the purpose of addressing the standards and requirements applicable to public companies. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. We expect to incur significant additional annual expenses related to these steps and, among other things, directors’ and officers’ liability insurance, director fees, reporting requirements of the SEC, transfer agent fees, additional administrative expenses payable to the Administrator to compensate them for hiring additional accounting, legal and administrative personnel, increased auditing and legal fees and similar expenses.

We will incur additional reporting and financial obligations after we cease to be an “emerging growth company” under the JOBS Act.
The systems and resources necessary to comply with public company reporting requirements will increase further once we cease to be an “emerging growth company” under the JOBS Act. As long as we remain an emerging growth company, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We will remain an emerging growth company for up to five years following an IPO or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues equal or exceeds $1.07 billion, (ii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the 1934 Act which would occur if the market value of our Shares that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months and have filed an annual report on Form 10-K, (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the preceding three-year period or (iv) December 31 of the fiscal year following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement under the 1933 Act.
We are not currently required to comply with all of the internal control evaluation requirements of the Sarbanes-Oxley Act.
We are not required to comply with the requirements of the Sarbanes-Oxley Act, including the internal control evaluation and certification requirements of Section 404 of that statute (“Section 404”), and will not be required to comply with all of those requirements until we have been subject to the reporting requirements of the 1934 Act for a specified period of time or the date we are no longer an emerging growth company under the JOBS Act. Accordingly, our internal controls over financial reporting do not currently meet all of the standards contemplated by Section 404 that we will eventually be required to meet. We are in the process of addressing our internal controls over financial reporting and are establishing formal procedures, policies, processes and practices related to financial reporting and to the identification of key financial reporting risks, assessment of their potential impact and linkage of those risks to specific areas and activities within the Company.
Upon registering the Shares under the 1934 Act, we will be subject to certain provisions of the Sarbanes-Oxley Act and related rules and regulations promulgated by the SEC, and our management will be required to report on our internal control over financial reporting pursuant to Section 404 beginning with our second annual report on Form 10-K. We have begun the process of documenting our internal control procedures to satisfy the requirements of Section 404, which requires annual management assessments of the effectiveness of our internal controls over financial reporting after the first full year as a reporting company under the 1934 Act. Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company under the JOBS Act. Because we do not currently have comprehensive documentation of our internal controls and have not yet tested our internal controls in accordance with Section 404, we cannot conclude in accordance with Section 404 that we do not have a material weakness in our internal controls or a combination of significant deficiencies that could result in the conclusion that we have a material weakness in our internal controls. As a publicly-reporting entity, we will be required to complete our initial assessment in a timely manner. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our operations, financial reporting or financial results could be adversely affected. Matters impacting our internal controls may cause us to be unable to report our financial information on a timely basis and thereby subject us to adverse regulatory consequences, including sanctions by the SEC or violations of applicable stock exchange listing rules, and result in a breach of the covenants under the agreements governing any of our financing arrangements. There could also be a negative reaction in the financial markets due to a loss of investor confidence in the Company and the reliability of our financial statements. Confidence in the reliability of our financial statements could also suffer if we or our independent registered public accounting firm were to report a material weakness in our internal controls over financial reporting. This could materially adversely affect us and, following an IPO, lead to a decline in the market price of our Shares.

Recent legislation allows us to incur additional leverage.
The 1940 Act generally prohibits us from incurring indebtedness unless immediately after such borrowing we have an asset coverage for total borrowings of at least 200% (i.e., the amount of debt may not exceed 50% of the value of our gross assets). However, recent legislation provides that in order for a BDC to be subject to a reduced 150% Asset Coverage Ratio (i.e., we can borrow $2 for every $1 of equity), the BDC must either obtain: (i) approval of the required majority of its independent directors who have no financial interest in the proposal, which would become effective one year after the date of such approval, or (ii) obtain shareholder approval (of more than 50% of the votes cast for the proposal at a meeting in which quorum is present), which would become effective on the first day after the date of such shareholder approval. The Board and TIAA (as the Company’s initial shareholder) approved a proposal to adopt an Asset Coverage Ratio of 150% in connection with the organization of the Company. Incurring additional indebtedness could increase the risk of investing in the Company. The 150% Asset Coverage Ratio became applicable to us on December 26, 2019.
Leverage magnifies the potential for loss on investments in our indebtedness and on invested equity capital. As we use leverage to partially finance our investments, you will experience increased risks of investing in our Shares. If the value of our assets increases, then leveraging would cause the NAV attributable to our Shares to increase more sharply than it would have had we not leveraged. Conversely, if the value of our assets decreases, leveraging would cause NAV to decline more sharply than it otherwise would have had we not leveraged our business. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net investment income to increase more than it would without the leverage, while any decrease in our income would cause net investment income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to pay dividends, scheduled debt payments or other payments related to our securities. Leverage is generally considered a speculative investment technique.
Provisions in our credit facility may limit discretion.
At our discretion, we may utilize the leverage available under the Financing Facility for investment and operating purposes. Additionally, we may in the future enter into additional credit facilities. To the extent we borrow money to make investments, such underlying credit facility may be backed by all or a portion of our loans and securities on which the lenders will have a security interest. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instrument we enter into with lenders. We expect that any security interests we grant will be set forth in a pledge and security agreement and evidenced by the filing of financing statements by the agent for the lenders. In addition, we expect that the custodian for our securities serving as collateral agent for such loan would include in its electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If we were to default under the terms of any debt instrument, the agent for the applicable lenders would be able to assume control of the timing of disposition of any or all of our assets securing such debt, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.
In addition, any security interests and/or negative covenants required by a credit facility may limit our ability to create liens on assets to secure additional debt and may make it difficult for us to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. In addition, if our borrowing base under a credit facility were to decrease, we may be required to secure additional assets in an amount sufficient to cure any borrowing base deficiency. In the event that all of our assets are secured at the time of such a borrowing base deficiency, we could be required to repay advances under a credit facility or make deposits to a collection account, either of which could have a material adverse impact on our ability to fund future investments and to make distributions.
We may be subject to limitations as to how borrowed funds may be used.
We may be subject to limitations as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained. There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under a credit facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on our business and financial condition. This could reduce our liquidity and cash flow and impair our ability to grow our business.
Any defaults under a credit facility could adversely affect our business.
In the event we default under a credit facility or other borrowings, our business could be adversely affected as we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under such borrowing facility, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under such borrowing facility could assume control of the disposition of any or all of our assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.
Our portfolio may be exposed to risks associated with changes in interest rates.
Interest rate fluctuations may have a substantial negative impact on our investments, the value of our Shares and our rate of return on invested capital. A reduction in the interest rates on new investments relative to interest rates on current investments could have an adverse impact on our net investment income while an increase in interest rates could decrease the value of any investments we hold which earn fixed interest rates and increase our interest expense, thereby decreasing our net income. An increase in interest rates available to investors could also make investment in our Shares less attractive unless we are able to increase our dividend rate. In addition, a significant increase in market interest rates could also result in an increase in our non-performing assets and a decrease in the value of our portfolio because our floating-rate loan portfolio companies may be unable to meet higher payment obligations.
As a result of the transition away from the widespread use of LIBOR to alternative rates, interest rates on financial instruments tied to LIBOR rates, as well as the revenue and expenses associated with those financial instruments, may be adversely affected. The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, is considering replacing U.S. dollar LIBOR with a new index calculated by short term repurchase agreements, backed by Treasury securities, called the Secured Overnight Financing Rate (“SOFR”). The first publication of SOFR was released in April 2018. Whether or not SOFR attains market traction as a LIBOR replacement remains a questions and the future of LIBOR at this time is uncertain.
In 2019, the Staff of the SEC’s Division of Corporate Finance, Division of Investment Management, Division of Trading and Markets, and Office of the Chief Accountant has issued statements and guidance surrounding the potentially significant effects on financial markets and market participants when LIBOR is discontinued in 2021 and no longer available as a reference benchmark rate. The Staff has encouraged all market participants to identify contracts that reference LIBOR and begin transitions to alternative rates, and has encouraged audit committees in particular to understand management’s plans to identify and address the risks associated with the elimination of LIBOR, and specifically, the impact on accounting and financial reporting and any related issues associated with financial products and contracts that reference LIBOR.
The elimination of LIBOR or any other changes or reforms to the determination or supervision of LIBOR could have an adverse impact on the market for or value of any LIBOR-linked securities, loans, and other financial obligations or extensions or credit held by or due to us or on our overall financial condition or results of operations. If LIBOR ceases to exist, we may need to renegotiate the credit agreements extending beyond 2021 with our portfolio companies that utilize LIBOR as a factor in determining the interest rate to replace LIBOR with the new standard that is established. In addition, the cessation of LIBOR could:

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Adversely impact the pricing, liquidity, value of, return on and trading for a broad array of financial products, including any LIBOR-linked securities, loans and derivatives that are included in our assets and liabilities;

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Require extensive changes to documentation that governs or references LIBOR or LIBOR-based products, including, for example, pursuant to time-consuming renegotiations of existing documentation to modify the terms of outstanding investments;

•	Result in inquiries or other actions from regulators in respect of our preparation and readiness for the replacement of LIBOR with one or more alternative reference rates;

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Result in disputes, litigation or other actions with portfolio companies, or other counterparties, regarding the interpretation and enforceability of provisions in our LIBOR-based investments, such as fallback language or other related provisions, including, in the case of fallbacks to the alternative reference rates, any economic, legal, operational or other impact resulting from the fundamental differences between LIBOR and the various alternative reference rates;

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Require the transition and/or development of appropriate systems and analytics to effectively transition our risk management processes from LIBOR-based products to those based on one or more alternative reference rates, which may prove challenging given the limited history of the proposed alternative reference rates; and

•	Cause us to incur additional costs in relation to any of the above factors.
Our ability to enter into transactions involving derivatives and financial commitment transactions may be limited.
In November 2019, the SEC published a proposed rulemaking regarding the ability of a BDC (or a registered investment company) to use derivatives and other transactions that create future payment or delivery obligations (except reverse repurchase agreements and similar financing transactions). If adopted as proposed, BDCs that use derivatives would be subject to a value-at-risk (“VaR”) leverage limit, certain other derivatives risk management program and testing requirements and requirements related to board reporting. These new requirements would apply unless the BDC qualified as a “limited derivatives user,” as defined in the SEC’s proposal. A BDC that enters into reverse repurchase agreements or similar financing transactions would need to aggregate the amount of indebtedness associated with the reverse repurchase agreements or similar financing transactions with the aggregate amount of any other senior securities representing indebtedness when calculating the BDC’s asset coverage ratio. Under the proposed rule, a BDC may enter into an unfunded commitment agreement that is not a derivatives transaction, such as an agreement to provide financing to a portfolio company, if the BDC has a reasonable belief, at the time it enters into such an agreement, that it will have sufficient cash and cash equivalents to meet its obligations with respect to all of its unfunded commitment agreements, in each case as it becomes due. If the BDC cannot meet this test, it is required to treat unfunded commitments as a derivatives transaction subject to the requirements of the rule. Collectively, these proposed requirements, if adopted, may limit our ability to use derivatives and/or enter into certain other financial contracts.
If we do not invest a sufficient portion of our assets in qualifying assets, we could fail to qualify as a BDC, which would have a material adverse effect on our business, financial condition and results of operations.
As a BDC, we may not acquire any assets other than “qualifying assets” unless, at the time the acquisition is made, at least 70% of our total assets are qualifying assets. See “Regulation as a Business Development Company — Qualifying Assets.” We believe that most of the investments that we may acquire in the future will constitute qualifying assets. However, we may be precluded from investing in what we believe are attractive investments if such investments are not qualifying assets for purposes of the 1940 Act. If we do not invest a sufficient portion of our assets in qualifying assets, we could violate the 1940 Act provisions applicable to business development companies. As a result of such violation, specific rules under the 1940 Act could prevent us, for example, from making follow-on investments in existing portfolio companies which could result in the dilution of our position or could require us to dispose of investments at inappropriate times in order to come into compliance with the 1940 Act. If we need to dispose of investments quickly, it could be difficult to dispose of such investments on favorable terms. We may not be able to find a buyer for such investments and, even if we do find a buyer, we may have to sell the investments at a substantial loss. Any such outcomes would have a material adverse effect on our business, financial condition, results of operations, and cash flows.

Many of our portfolio investments will be recorded at fair value as determined in good faith by the Board and, as a result, there may be uncertainty as to the value of our portfolio investments.
Under the 1940 Act, we are required to carry our portfolio investments at market value or if there is no readily available market value, at fair value as determined by the Board. Many of our portfolio investments may take the form of securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable, and we value these securities at fair value as determined in good faith by the Board, including to reflect significant events affecting the value of our securities. As part of the valuation process, we may take into account the following types of factors, if relevant, in determining the fair value of our investments:

•	a comparison of the portfolio company’s securities to publicly traded securities;

•	the enterprise value of a portfolio company;

•	the nature and realizable value of any collateral;

•	the portfolio company’s ability to make payments and its earnings and discounted cash flow;

•	the markets in which the portfolio company does business; and

•	changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments may be made in the future and other relevant factors.
We expect that most of our investments (other than cash and cash equivalents) will be classified as Level 3 in the fair value hierarchy and require disclosures about the level of disaggregation along with the inputs and valuation techniques we use to measure fair value. This means that our portfolio valuations are based on unobservable inputs and our own assumptions about how market participants would price the asset or liability in question. Inputs into the determination of fair value of our portfolio investments require significant management judgment or estimation. Even if observable market data is available, such information may be the result of consensus pricing information or broker quotes, which include a disclaimer that the broker would not be held to such a price in an actual transaction. The non-binding nature of consensus pricing and/or quotes accompanied by disclaimers materially reduces the reliability of such information. We employ the services of one or more independent service providers to review the valuation of these securities. The types of factors that the Board may take into account in determining the fair value of our investments generally include, as appropriate, comparison to publicly traded securities including such factors as yield, maturity and measures of credit quality, the enterprise value of a portfolio company, the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business and other relevant factors. Because such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. Due to this uncertainty in the value of our portfolio investments, a fair value determination may cause NAV on a given date to materially understate or overstate the value that we may ultimately realize upon one or more of our investments. As a result, investors purchasing our Shares based on an overstated NAV would pay a higher price than the value of the investments might warrant. Conversely, investors selling Shares during a period in which the NAV understates the value of investments will receive a lower price for their Shares than the value the investment portfolio might warrant.
We will adjust quarterly the valuation of our portfolio to reflect the determination of the Board of the fair value of each investment in our portfolio. Any changes in fair value are recorded in our statements of operations as net change in unrealized gain (loss) on investments.
We may experience fluctuations in our quarterly operating results.
We could experience fluctuations in our quarterly operating results due to a number of factors, including our ability or inability to make investments in companies that meet our investment criteria, the interest rate payable on the debt securities we acquire, the default rate on such securities, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.
Global economic, political and market conditions may adversely affect our business or cause us to alter our business strategy.
The current worldwide financial market situation, as well as various social and political tensions in the United States and around the world, may contribute to increased market volatility, may have long-term effects on the U.S. and worldwide financial markets, and may cause economic uncertainties or deterioration in the United States and worldwide. The U.S. and global capital markets experienced extreme volatility and disruption during the economic downturn that began in mid-2007, and the U.S. economy was in a recession for several consecutive calendar quarters during the same period. In 2010, a financial crisis emerged in Europe, triggered by high budget deficits and rising direct and contingent sovereign debt, which created concerns about the ability of certain nations to continue to service their sovereign debt obligations. Risks resulting from such debt crisis, including any austerity measures taken in exchange for bailout of certain nations, and any future debt crisis in Europe or any similar crisis elsewhere could have a detrimental impact on the global economic recovery, sovereign and non-sovereign debt in certain countries and the financial condition of financial institutions generally. In June 2016, the United Kingdom held a referendum in which voters approved an exit from the European Union (“ Brexit ”) and, subsequently, on March 29, 2017, the U.K. government began the formal process of leaving the European Union. Brexit created political and economic uncertainty and instability in the global markets (including currency and credit markets), and especially in the United Kingdom and the European Union. Because the U.K. Parliament rejected Prime Minister Theresa May’s proposed Brexit deal with the European Union in January 2019 and March 2019, and because of Prime Minister Theresa May’s resignation which was effective June 7, 2019, there was increased uncertainty on the timing of Brexit. However, under current Prime Minister Boris Johnson, the House of Commons passed the Brexit deal on December 20, 2019 and, assuming that the European Parliament ratifies the Brexit deal, the U.K. will formally leave the European Union on January 31, 2020. The U.K. will then enter into a transition period until December 31, 2020, where agreements surrounding trade and other aspects of the U.K.’s future relationship with the European Union will need to be finalized. Failure to come to terms on a free trade deal could result in checks and tariffs on U.K. goods traveling to the European Union and thus prolong the economic uncertainty. There is continued concern about national-level support for the Euro and the accompanying coordination of fiscal and wage policy among European Economic and Monetary Union member countries. In addition, the fiscal and monetary policies of foreign nations, such as Russia and China, may have a severe impact on the worldwide and U.S. financial markets.
Changes in laws or regulations governing our operations may adversely affect our business or cause us to alter our business strategy.
The Republican Party currently controls the executive branch and the Senate portion of the legislative branch of government, which increases the likelihood that legislation may be adopted that could significantly affect the regulation of U.S. financial markets. Areas subject to potential change, amendment or repeal include the Dodd-Frank Act and the authority of the Federal Reserve and the Financial Stability Oversight Council. For example, in March 2018, the U.S. Senate passed a bill that eased financial regulations and reduced oversight for certain entities. The U.S. may also potentially withdraw from or renegotiate various trade agreements and take other actions that would change current trade policies of the U.S. We cannot predict which, if any, of these actions will be taken or, if taken, their effect on the financial stability of the U.S. Such actions could have a significant adverse effect on our business, financial condition and results of operations. We cannot predict the effects of these or similar events in the future on the U.S. economy and securities markets or on our investments. We monitor developments and seek to manage our investments in a manner consistent with achieving our investment objective, but there can be no assurance that we will be successful in doing so.
On May 24, 2018, President Trump signed into law the Economic Growth, Regulatory Relief, and Consumer Protection Act, which increased from $50 billion to $250 billion the asset threshold for designation of “systemically important financial institutions” or “SIFIs” subject to enhanced prudential standards set by the Federal Reserve Board, staggering application of this change based on the size and risk of the covered bank holding company. On May 30, 2018, the Federal Reserve Board voted to consider changes to the Volcker Rule that would loosen compliance requirements for all banks. The effect of this change and any further rules or regulations are and could be complex and far-reaching, and the change and any future laws or regulations or changes thereto could negatively impact our operations, cash flows or financial condition, impose additional costs on us, intensify the regulatory supervision of us or otherwise adversely affect our business, financial condition and results of operations.
Additionally, changes to the laws and regulations governing our operations, including those associated with RICs, may cause us to alter our investment strategy in order to avail ourselves of new or different opportunities or result in the imposition of corporate-level U.S. federal income taxes on us. Such changes could result in material differences to the strategies and plans set forth herein and may shift our investment focus from the areas of expertise of each of the Investment Teams to other types of investments in which each of the Investment Teams may have little or no expertise or experience. Any such changes, if they occur, could have a material adverse effect on our results of operations and the value of your investment.
Uncertainty about presidential administration initiatives could negatively impact our business, financial conditions and results of operations.
The current administration has called for significant changes to U.S. trade, healthcare, immigration, foreign and government regulatory policy. In this regard, there is significant uncertainty with respect to legislation, regulation and government policy at the federal level, as well as the state and local levels. Recent events have created a climate of heightened uncertainty and introduced new and difficult-to-quantify macroeconomic and political risks with potentially far-reaching implications. There has been a corresponding meaningful increase in the uncertainty surrounding interest rates, inflation, foreign exchange rates, trade volumes and fiscal and monetary policy. To the extent the U.S. Congress or the current administration implements changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, corporate taxes, healthcare, the U.S. regulatory environment, inflation and other areas. Although we cannot predict the impact, if any, of these changes to our business, they could adversely affect our business, financial condition, operating results and cash flows.
Changes to U.S. tariff and import/export regulations may have a negative effect on our portfolio companies and, in turn, harm us.
There has been ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs. The current U.S. presidential administration, along with the U.S. Congress, has created significant uncertainty about the future relationship between the United States and other countries with respect to trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the United States. Any of these factors could depress economic activity and restrict our portfolio companies’ access to suppliers or customers and have a material adverse effect on their business, financial condition and results of operations, which in turn would negatively impact us.
Legislative or other actions relating to taxes could have a negative effect on us.
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service (“IRS”) and the U.S. Treasury Department. Tax reform legislation was passed in late 2017 (the “2017 Tax Act”). Such legislation makes many changes to the Internal Revenue Code, including, among other things, significant changes to the taxation of business entities, the deductibility of interest expense, and the tax treatment of capital investment. While we do not foresee that the 2017 Tax Act or any additional tax legislation will have any impact on our ability to qualify for tax treatment as a RIC, we cannot predict with certainty how any changes in the tax laws, U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation might affect us, investors or our portfolio investments.

We anticipate that we will not qualify as a publicly offered RIC immediately after the Private Offering.
We anticipate that we will not qualify as a publicly offered RIC immediately after the Private Offering. If we are not a publicly offered RIC for any period, a non-corporate shareholder’s allocable portion of our affected expenses, including its management fees, will be treated as an additional distribution to the shareholder and will be deductible by such shareholder only to the extent permitted under the limitations described below. In particular, these expenses, which are “miscellaneous itemized deductions”, are not currently deductible by an individual or other non-corporate investor (and, beginning in 2026, will be deductible only to the extent they exceed 2% of such a shareholder’s adjusted gross income, and are not deductible for alternative minimum tax purposes). We may qualify as a publicly offered RIC in future taxable years, but we can provide no assurances that we will qualify as a publicly offered RIC for any taxable year.
The Board may change our investment objective, operating policies and strategies without prior notice or shareholder approval, the effects of which may be adverse.
The Board has the authority, except as otherwise prohibited by the 1940 Act, to modify or waive certain of our operating policies and strategies without prior notice and without shareholder approval. However, absent shareholder approval, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC. We cannot predict the effect any changes to our current operating policies and strategies would have on our business, operating results and the price value of our Shares. Nevertheless, any such changes could adversely affect our business and impair our ability to make distributions.
Each Adviser can resign on 60 days’ notice, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.
Each Adviser has the right to resign under the Advisory Agreements without penalty at any time upon 60 days’ written notice to us, whether we have found a replacement or not. If an Adviser resigns, we may not be able to find a new investment adviser or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 60 days, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected and the market price of our Shares may decline. In addition, the coordination of our internal management and investment activities is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by each Adviser and its affiliates. Even if we were able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with our investment objective may result in additional costs and time delays that may adversely affect our financial condition, business and results of operations.
The Administrator can resign on 60 days’ notice from its role as our administrator under the Administration Agreement, and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could adversely affect our financial condition, business and results of operations.
The Administrator has the right to resign under the Administration Agreement without penalty upon 60 days’ written notice to us, whether we have found a replacement or not. If the Administrator resigns, we may not be able to find a new administrator or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions are likely to be adversely affected and the market price of our Shares may decline. In addition, the coordination of our internal management and administrative activities is likely to suffer if we are unable to identify and reach an agreement with a service provider or individuals with the expertise possessed by the Administrator. Even if we were able to retain a comparable service provider or individuals to perform such services, whether internal or external, their integration into our business and lack of familiarity with our investment objective may result in additional costs and time delays that may adversely affect our financial condition, business and results of operations.

The failure in cybersecurity systems, as well as the occurrence of events unanticipated in our disaster recovery systems and management continuity planning, could impair our ability to conduct business effectively.
The occurrence of a disaster such as a cyber-attack, a natural catastrophe, an industrial accident, a terrorist attack or war, events unanticipated in our disaster recovery systems, or a support failure from external providers, could have an adverse effect on our ability to conduct business and on our results of operations and financial condition, particularly if those events affect our computer-based data processing, transmission, storage, and retrieval systems or destroy data. If a significant number of our managers were unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised.
The Advisers and third-party service providers with which we do business depend heavily upon computer systems to perform necessary business functions. Despite the implementation of a variety of security measures, computer systems could be subject to cyber-attacks and unauthorized access, such as physical and electronic break-ins or unauthorized tampering. The Advisers may experience threats to their data and systems, including malware and computer virus attacks, unauthorized access, system failures and disruptions. If one or more of these events occurs, it could potentially jeopardize the confidential, proprietary and other information processed and stored in, and transmitted through, the Advisers’ computer systems and networks, or otherwise cause interruptions or malfunctions in operations, which could result in damage to our reputation, financial losses, litigation, increased costs, regulatory penalties and/or customer dissatisfaction or loss.
If the Advisers or the Administrator are unable to maintain the availability of their electronic data systems and safeguard the security of their data, their and our ability to conduct business may be compromised, which could impair liquidity, disrupt business, damage their and our reputation and cause losses.
Cybersecurity refers to the combination of technologies, processes, and procedures established to protect information technology systems and data from unauthorized access, attack, or damage. We, the Advisers and the Administrator are subject to cybersecurity risks. Information cybersecurity risks have significantly increased in recent years and, while we, the Advisers and the Administrator have not experienced any material losses relating to cyber-attacks or other information security breaches, we could suffer such losses in the future. The Advisers’ and the Administrator’s computer systems, software and networks may be vulnerable to unauthorized access, computer viruses or other malicious code and other events that could have a security impact. If one or more of such events occur, this potentially could jeopardize confidential and other information, including nonpublic personal information and sensitive business data, processed and stored in, and transmitted through, the Advisers’ and the Administrator’s computer systems and networks, or otherwise cause interruptions or malfunctions in our operations or the operations of our customers or counterparties. This could result in significant losses, reputational damage, litigation, regulatory fines or penalties, or otherwise adversely affect ours, the Advisers’ and the Administrator’s business, financial condition or results of operations. Privacy and information security laws and regulation changes, and compliance with those changes, may result in cost increases due to system changes and the development of new administrative processes. In the future, the Advisers or the Administrator may be required to expend significant additional resources to modify their protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks. In addition, we, the Advisers and the Administrator may be subject to litigation and financial losses that are not fully insured.
Third parties with which we, the Advisers and the Administrator do business may also be sources of cybersecurity or other technological risks. We outsource certain functions, and these relationships allow for the storage and processing of our information, as well as customer, counterparty, employee and borrower information. While we engage in actions to reduce our exposure resulting from outsourcing, ongoing threats may result in unauthorized access, loss, exposure or destruction of data, or other cybersecurity incidents, with increased costs and other consequences, including those described above.
We may incur lender liability as a result of our lending activities.
In recent years, a number of judicial decisions have upheld the right of borrowers and others to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or shareholders. We may be subject to allegations of lender liability, which could be time-consuming and expensive to defend and result in significant liability.
We may incur liability as a result of providing managerial assistance to our portfolio companies.
In the course of providing significant managerial assistance to certain portfolio companies, certain of our management and directors may serve as directors on the boards of such companies. To the extent that litigation arises out of investments in these companies, our management and directors may be named as defendants in such litigation, which could result in an expenditure of our funds, through our indemnification of such officers and directors, and the diversion of management time and resources.
Churchill may not be able to achieve the same or similar returns as those achieved by our senior management and investment personnel while they were employed at prior positions.
The track record and achievements of the senior investment professionals of Churchill are not necessarily indicative of future results that will be achieved by Churchill. As a result, Churchill may not be able to achieve the same or similar returns as those previously achieved by the senior investment professionals of Churchill.
Risks Related to Our Investments
Economic recessions or downturns could impair our portfolio companies and harm our operating results.
Many of our portfolio companies will be susceptible to economic slowdowns or recessions and may be unable to repay our loans during these periods. Therefore, any non-performing assets are likely to increase and the value of our portfolio is likely to decrease during these periods. Adverse economic conditions may decrease the value of collateral securing some of our loans and the value of our equity investments and could lead to financial losses in our portfolio and a corresponding decrease in revenues, net income and assets.
Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing our investments and harm our operating results.
A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, acceleration of its loans and foreclosure on its assets, which could trigger cross-defaults under other agreements and jeopardize our portfolio company’s ability to meet its obligations under the debt securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company. It is possible that we could become subject to a lender liability claim, including as a result of actions taken if we or Churchill renders significant managerial assistance to the borrower. Furthermore, if one of our portfolio companies were to file for bankruptcy protection, even though we may have structured our investment as senior secured debt, depending on the facts and circumstances, including the extent to which we or Churchill provided managerial assistance to that portfolio company or otherwise exercise control over it, a bankruptcy court might re-characterize our debt as a form of equity and subordinate all or a portion of our claim to claims of other creditors.
Market conditions have materially and adversely affected debt and equity capital markets in the United States and around the world.
In the past, the global capital markets experienced periods of disruption resulting in increasing spreads between the yields realized on riskier debt securities and those realized on securities perceived as being risk-free and a lack of liquidity in parts of the debt capital markets, significant write-offs in the financial services sector relating to subprime mortgages and the re-pricing of credit risk in the broadly syndicated market. These events, along with the deterioration of the housing market, illiquid market conditions, declining business and consumer confidence and the failure of major financial institutions in the United States, led to a general decline in economic conditions. This economic decline materially and adversely affected the broader financial and credit markets and reduced the availability of debt and equity capital for the market as a whole and to financial firms in particular. If such a period of disruption were to occur in the future, to the extent that we wish to use debt to fund our investments, the debt capital that will be available to us, if at all, may be at a higher cost, and on terms and conditions that may be less favorable, than what we expect, which could negatively affect our financial performance and results. A prolonged period of market illiquidity may cause us to reduce the volume of loans we originate and/or fund below historical levels and adversely affect the value of our portfolio investments, which could have a material and adverse effect on our business, financial condition, and results of operations. The spread between the yields realized on riskier debt securities and those realized on securities perceived as being risk-free has remained narrow on a relative basis recently. If these spreads were to widen or if there were deterioration of market conditions, these events could materially and adversely affect our business.
Our investments in leveraged portfolio companies may be risky, and you could lose all or part of your investment.
Investment in leveraged companies involves a number of significant risks. Leveraged companies in which we invest may have limited financial resources and may be unable to meet their obligations under their debt securities that we hold. Such developments may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of our realizing any guarantees that we may have obtained in connection with our investment. In addition, our junior secured loans are generally subordinated to Senior Loans. As such, other creditors may rank senior to us in the event of an insolvency.
We intend to invest in middle-market, privately owned companies, which may present a greater risk of loss than loans to larger companies.
We intend to invest in loans to middle-market, privately owned companies. Compared to larger, publicly traded firms, these companies generally have more limited access to capital and higher funding costs, may be in a weaker financial position and may need more capital to expand, compete and operate their business. In addition, many of these companies may be unable to obtain financing from public capital markets or from traditional sources, such as commercial banks. Accordingly, loans made to these types of borrowers may entail higher risks than loans made to companies that have larger businesses, greater financial resources or are otherwise able to access traditional credit sources on more attractive terms.
Investing in middle-market companies involves a number of significant risks, including that middle-market companies:

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may have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

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are more likely to depend on the management talents and efforts of a small group of persons; therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on our portfolio company and, in turn, on us;

•	typically have more limited access to the capital markets, which may hinder their ability to refinance borrowings;

•	will be unable to refinance or repay at maturity the unamortized loan balance as we structure our loans such that a significant balance remains due at maturity;

•	generally have less predictable operating results, may be particularly vulnerable to changes in customer preferences or market conditions, depend on one or a limited number of major customers;

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may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position; and

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generally have less publicly available information about their businesses, operations and financial condition. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision, and may lose all or part of our investment.

Any of these factors or changes thereto could impair a portfolio company’s financial condition, results of operation, cash flow or result in other adverse events, such as bankruptcy, any of which could limit a portfolio company’s ability to make scheduled payments on loans from us. This, in turn, may lead to their inability to make payments on outstanding borrowings, which could result in losses in our loan portfolio and a decrease in our net interest income and book value.
We may be subject to risks associated with our investments in Senior Loans.
We intend to invest in Senior Loans. Senior Loans are usually rated below investment grade or may also be unrated. As a result, the risks associated with senior secured loans may be considered by credit rating agencies to be similar to the risks of below investment grade fixed income instruments, although Senior Loans are senior and secured in contrast to other below investment grade fixed income instruments, which are often subordinated or unsecured. Investment in Senior Loans rated below investment grade is considered speculative because of the credit risk of their issuers. Such companies are more likely than investment grade issuers to default on their payments of interest and principal owed to us, and such defaults could have a material adverse effect on our performance. An economic downturn would generally lead to a higher non-payment rate, and a Senior Loan may lose significant market value before a default occurs. Moreover, any specific collateral used to secure a Senior Loans may decline in value or become illiquid, which would adversely affect the Senior Loan’s value.
There may be less readily available and reliable information about most senior secured loans than is the case for many other types of securities, including securities issued in transactions registered under the 1933 Act or registered under the 1934 Act. As a result, Churchill will rely primarily on its own evaluation of a borrower’s credit quality rather than on any available independent sources. Therefore, we will be particularly dependent on the analytical abilities of Churchill.
In general, the secondary trading market for senior secured loans is not well developed. No active trading market may exist for certain senior secured loans, which may make it difficult to value them. Illiquidity and adverse market conditions may mean that we may not be able to sell senior secured loans quickly or at a fair price. To the extent that a secondary market does exist for certain senior secured loans, the market for them may be subject to irregular trading activity, wide bid/ask spreads and extended trade settlement periods.
We may be subject to risks associated with our investment in junior debt securities.
We may invest in junior debt securities. Although certain junior debt securities are typically senior to common stock or other equity securities, the equity and debt securities in which we will invest may be subordinated to substantial amounts of senior debt, all or a significant portion of which may be secured. Such subordinated investments may be characterized by greater credit risks than those associated with the senior obligations of the same issuer. These subordinated securities may not be protected by all of the financial covenants, such as limitations upon additional indebtedness, typically protecting such senior debt. Holders of junior debt generally are not entitled to receive full payments in bankruptcy or liquidation until senior creditors are paid in full. Holders of equity are not entitled to payments until all creditors are paid in full. In addition, the remedies available to holders of junior debt are normally limited by restrictions benefitting senior creditors. In the event any portfolio company cannot generate adequate cash flow to meet senior debt service, we may suffer a partial or total loss of capital invested.

We may be subject to risks associated with “covenant-lite” loans.
Certain loans in which we invest may be “covenant-lite.” We use the term “covenant-lite” loans to refer generally to loans that do not have a complete set of financial maintenance covenants. Generally, “covenant-lite” loans provide borrower companies more freedom to negatively impact lenders because their covenants are incurrence-based, which means they are only tested and can only be breached following an affirmative action of the borrower, rather than by a deterioration in the borrower’s financial condition. Accordingly, to the extent we are exposed to “covenant-lite” loans, we may have a greater risk of loss on such investments as compared to investments in or exposure to loans with financial maintenance covenants.
We may be subject to risks associated with our investments in unitranche secured loans and securities.
We may invest in unitranche secured loans, which are a combination of senior secured and junior secured debt in the same facility. Unitranche secured loans provide all of the debt needed to finance a leveraged buyout or other corporate transaction, both senior and junior, but generally in a first-lien position, while the borrower generally pays a blended, uniform interest rate rather than different rates for different tranches. Unitranche secured debt generally requires payments of both principal and interest throughout the life of the loan. Generally, we expect these securities to carry a blended yield that is between senior secured and junior debt interest rates. Unitranche secured loans provide a number of advantages for borrowers, including the following: simplified documentation, greater certainty of execution and reduced decision-making complexity throughout the life of the loan. In some cases, a portion of the total interest may accrue or be paid in kind. Because unitranche secured loans combine characteristics of senior and junior financing, unitranche secured loans have risks similar to the risks associated with senior secured and second-lien loans and junior debt in varying degrees according to the combination of loan characteristics of the unitranche secured loan.
We may be subject to risks associated with our investment in equity-related securities.
Our investments may include equity-related securities, such as rights and warrants that may be converted into or exchanged for the issuer’s common stock or the cash value of the issuer’s common stock. The equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience. We will generally have little, if any, control over the timing of any gains we may realize from our equity investments. We may also be unable to realize any value if a portfolio company does not have a liquidity event, such as a sale of the business, recapitalization or public offering, which would allow us to sell the underlying equity interests. We may be unable to exercise any put rights we acquire, which would grant us the right to sell our equity securities back to the portfolio company, for the consideration provided in its investment documents if the issuer is in financial distress. Additionally, we may make equity or equity-related investments alongside a Senior Loan investment, which may result in conflicts related to the rights of those investments.
Loans may become nonperforming for a variety of reasons.
A loan or debt obligation may become non-performing for a variety of reasons. Such non-performing loans may require substantial workout negotiations or restructuring that may entail, among other things, a substantial reduction in the interest rate, a substantial write-down of the principal amount of the loan and/or the deferral of payments. In addition, such negotiations or restructuring may be quite extensive and protracted over time, and therefore may result in substantial uncertainty with respect to the ultimate recovery. We may also incur additional expenses to the extent that it is required to seek recovery upon a default on a loan or participate in the restructuring of such obligation. The liquidity for defaulted loans may be limited, and to the extent that defaulted loans are sold, it is highly unlikely that the proceeds from such sale will be equal to the amount of unpaid principal and interest thereon. In connection with any such defaults, workouts or restructuring, although we exercise voting rights with respect to an individual loan, we may not be able to exercise votes in respect of a sufficient percentage of voting rights with respect to such loan to determine the outcome of such vote.

The lack of liquidity in our investments may adversely affect our business.
All of our assets may be invested in illiquid securities, and a substantial portion of our investments in leveraged companies will be subject to legal and other restrictions on resale or will otherwise be less liquid than more broadly traded public securities. The illiquidity of these investments may make it difficult for us to sell such investments when desired. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded these investments. As a result, we do not expect to achieve liquidity in our investments in the near-term. However, to maintain the election to be regulated as a BDC and qualify as a RIC, we may have to dispose of investments if we do not satisfy one or more of the applicable criteria under the respective regulatory frameworks. We may also face other restrictions on our ability to liquidate an investment in a portfolio company to the extent that we or any of the Advisers have material nonpublic information regarding such portfolio company.
Price declines and illiquidity in the corporate debt markets may adversely affect the fair value of our portfolio investments, reducing our NAV through increased net unrealized depreciation.
As a BDC, we will be required to carry our investments at market value or, if no market value is ascertainable, at fair value as determined in good faith by the Board. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation. We record decreases in the market values or fair values of our investments as unrealized depreciation. Declines in prices and liquidity in the corporate debt markets may result in significant net unrealized depreciation in our portfolio. The effect of all of these factors on our portfolio may reduce our NAV by increasing net unrealized depreciation in our portfolio. Depending on market conditions, we could incur substantial realized losses and may suffer additional unrealized losses in future periods, which could have a material adverse effect on our business, financial condition and results of operations.
Our portfolio companies may prepay loans, which prepayment may reduce stated yields if capital returned cannot be invested in transactions with equal or greater expected yields.
The loans that will underlie our portfolio may be callable at any time, and many of them can be repaid with no premium to par. It is not clear at this time when or if any loan might be called. Whether a loan is called will depend both on the continued positive performance of the portfolio company and the existence of favorable financing market conditions that allow such company the ability to replace existing financing with less expensive capital. As market conditions change frequently, it is unknown when, and if, this may be possible for each portfolio company. Risks associated with owning loans include the fact that prepayments may occur at any time, sometimes without premium or penalty, and that the exercise of prepayment rights during periods of declining spreads could cause us to reinvest prepayment proceeds in lower-yielding instruments. In the case of some of these loans, having the loan called early may reduce our achievable yield if the capital returned cannot be invested in transactions with equal or greater expected yields.
Our portfolio may be exposed in part to one or more specific industries, which may subject us to a risk of significant loss in a particular investment or investments if there is a downturn in that particular industry.
Our portfolio may have significant exposure to one or more specific industries. A downturn in any particular industry in which we are invested could significantly impact the aggregate returns we realize. If an industry in which we have significant investments suffers from adverse business or economic conditions, as these industries have to varying degrees, a material portion of our investment portfolio could be affected adversely, which, in turn, could adversely affect our financial position and results of operations.

To the extent original issue discount and payment-in-kind interest constitute a portion of our income, we will be exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash representing such income.
Our investments may include original issue discount, or OID, components and may include PIK interest or PIK dividend components. To the extent original issue discount constitutes a portion of our income, we are exposed to typical risks associated with such income being required to be included in taxable and accounting income prior to receipt of cash, including the following:

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We must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any OID or other amounts accrued will be included in investment company taxable income for the year of the accrual, we may be required to make a distribution to our shareholders in order to satisfy our annual distribution requirements, even though we will not have received any corresponding cash amount. As a result, we may have to sell some of our investments at times or at prices that would not be advantageous to us, raise additional debt or equity capital or forgo new investment opportunities.

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OID instruments may create heightened credit risks because the inducement to the borrower to accept higher interest rates in exchange for the deferral of cash payments typically represents, to some extent, speculation on the part of the lender.

•	Even if the accounting conditions for income accrual are met, the borrower could still default when our actual collection is supposed to occur at the maturity of the obligation.

•	OID instruments may have unreliable valuations because their continuing accruals require continuing judgments about the collectability of the deferred payments and the value of the collateral.

•	OID instruments generally represent a significantly higher credit risk than coupon loans.

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OID income received by us may create uncertainty about the source of our cash distributions to shareholders. For accounting purposes, any cash distributions to shareholders representing OID or market discount income are not treated as coming from paid-in capital, even though the cash to pay them comes from the offering proceeds. Thus, although a distribution of OID or market discount interest comes from the cash invested by the shareholders, Section 19(a) of the 1940 Act does not require that shareholders be given notice of this fact by reporting it as a return of capital.

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The deferral of PIK interest has a negative impact on liquidity, as it represents non-cash income that may require distribution of cash dividends to shareholders in order to maintain our RIC status. In addition, the deferral of PIK interest also increases the loan-to-value (“LTV”) ratio at a compounding rate, thus, increasing the risk that we will absorb a loss in the event of foreclosure.

•	OID and market discount instruments create the risk of non-refundable incentive fee payments to the Adviser based on non-cash accruals that we may not ultimately realize.
We will be a non-diversified investment company within the meaning of the 1940 Act, and therefore we are not limited by the 1940 Act with respect to the proportion of our assets that may be invested in securities of a single issuer.
We will be classified as a non-diversified investment company within the meaning of the 1940 Act, which means that we are not limited by the 1940 Act with respect to the proportion of our assets that we may invest in securities of a single issuer. Our portfolio may be concentrated in a limited number of portfolio companies and industries. Beyond the asset diversification requirements associated with our qualification as a RIC under the Code, we will not have fixed guidelines for diversification. To the extent that we assume large positions in the securities of a small number of issuers, our NAV may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. As a result, the aggregate returns we realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment. Additionally, while we are not targeting any specific industries, our investments may be concentrated in relatively few industries. As a result, a downturn in any particular industry in which we are invested could also significantly impact the aggregate returns we realize.
We may hold the debt securities of leveraged companies that may, due to the significant volatility of such companies, enter into bankruptcy proceedings.
Leveraged companies may experience bankruptcy or similar financial distress. The bankruptcy process has a number of significant inherent risks. Many events in a bankruptcy proceeding are the product of contested matters and adversary proceedings and are beyond the control of the creditors. A bankruptcy filing by a portfolio company may adversely and permanently affect the portfolio company. If the proceeding is converted to a liquidation, the value of the issuer may not equal the liquidation value that was believed to exist at the time of the investment. The duration of a bankruptcy proceeding is also difficult to predict, and a creditor’s return on investment can be adversely affected by delays until the plan of reorganization or liquidation ultimately becomes effective. The administrative costs in connection with a bankruptcy proceeding are frequently high and would be paid out of the debtor’s estate prior to any return to creditors. Because the standards for classification of claims under bankruptcy law are vague, our influence with respect to the class of securities or other obligations we own may be lost by increases in the number and amount of claims in the same class or by different classification and treatment. In the early stages of the bankruptcy process, it is often difficult to estimate the extent of, or even to identify, any contingent claims that might be made. In addition, certain claims that have priority by law (for example, claims for taxes) may be substantial.
Our failure to make follow-on investments in our portfolio companies could impair the value of our portfolio.
Following an initial investment in a portfolio company, we may make additional investments in that portfolio company as “follow-on” investments, in seeking to:

•	increase or maintain in whole or in part our position as a creditor or equity ownership percentage in a portfolio company;

•	exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or

•	preserve or enhance the value of our investment.
We have discretion to make follow-on investments, subject to the availability of capital resources and the provisions of the 1940 Act. Failure on our part to make follow-on investments may, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful operation. Even if we have sufficient capital to make a desired follow-on investment, we may elect not to make a follow-on investment because we may not want to increase our level of risk, because we prefer other opportunities or because we are inhibited by compliance with BDC requirements or the desire to maintain our RIC status. Our ability to make follow-on investments may also be limited by Churchill’s allocation policy.
Because we will not hold controlling equity interests in the majority of our portfolio companies, we may not be able to exercise control over our portfolio companies or to prevent decisions by management of our portfolio companies, which could decrease the value of our investments.
We do not expect to hold controlling equity positions in the majority of our portfolio companies. Our debt investments may provide limited control features such as restrictions, for example, on the ability of a portfolio company to assume additional debt, or to use the proceeds of our investment for other than certain specified purposes. “Control” under the 1940 Act is presumed at more than 25% equity ownership, and may also be present at lower ownership levels where we provide managerial assistance. When we do not acquire a controlling equity position in a portfolio company, we may be subject to the risk that a portfolio company may make business decisions with which we disagree, and that the management and/or shareholders of a portfolio company may take risks or otherwise act in ways that are adverse to our interests. Due to the lack of liquidity of the debt and equity investments that we typically hold in our portfolio companies, we may not be able to dispose of our investments in the event we disagree with the actions of a portfolio company and may therefore suffer a decrease in the value of our investments.
Defaults by our portfolio companies will harm our operating results.
A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, termination of its loans and foreclosure on its assets. This could trigger cross-defaults under other agreements and jeopardize such portfolio company’s ability to meet its obligations under the debt or equity securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms, which may include the waiver of certain financial covenants, with a defaulting portfolio company.
In addition, many of our investments will likely have a principal amount outstanding at maturity, which could result in a substantial loss to us if the borrower is unable to refinance or repay.
Our portfolio companies may incur debt that ranks equally with, or senior to, our investments in such companies.
Although we expect that our investments will be primarily secured, some investments may be unsecured and subordinated to substantive amounts of senior indebtedness. The portfolio companies in which we invest usually have, or may be permitted to incur, other debt that ranks equally with, or senior to, the debt securities in which we invest. By their terms, such debt instruments may provide that the holders are entitled to receive payment of interest or principal on or before the dates on which we are entitled to receive payments in respect of the debt securities in which we invest. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of debt instruments ranking senior to our investment in that portfolio company would typically be entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying senior creditors, the portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of debt ranking equally with debt securities in which we invest, we would have to share any distributions on an equal and ratable basis with other creditors holding such debt in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.
Additionally, certain loans that we make to portfolio companies may be secured on a second-priority basis by the same collateral securing senior secured debt of such companies. The first-priority liens on the collateral will secure the portfolio company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the portfolio company under the agreements governing the loans. The holders of obligations secured by first-priority liens on the collateral will generally control the liquidation of, and be entitled to receive proceeds from, any realization of the collateral to repay their obligations in full before us. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of all of the collateral would be sufficient to satisfy the loan obligations secured by the second-priority liens after payment in full of all obligations secured by the first-priority liens on the collateral. If such proceeds were not sufficient to repay amounts outstanding under the loan obligations secured by the second-priority liens, then, to the extent not repaid from the proceeds of the sale of the collateral, we will only have an unsecured claim against the portfolio company’s remaining assets, if any.
The rights we may have with respect to the collateral securing the loans we make to our portfolio companies with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that we enter into with the holders of such senior debt, including in unitranche transactions. Under a typical intercreditor agreement, at any time that obligations that have the benefit of the first-priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first-priority liens:

•	the ability to cause the commencement of enforcement proceedings against the collateral;

•	the ability to control the conduct of such proceedings;

•	the approval of amendments to collateral documents;

•	releases of liens on the collateral; and

•	waivers of past defaults under collateral documents.
We may not have the ability to control or direct such actions, even if our rights are adversely affected. In addition, a bankruptcy court may choose not to enforce an intercreditor agreement or other agreement with creditors.
We may be subject to risks associated with unsecured loans we make to portfolio companies.
We may also make unsecured loans to portfolio companies, meaning that such loans will not benefit from any interest in collateral of such companies. Liens on such portfolio companies’ collateral, if any, will secure the portfolio company’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the portfolio company under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before us. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy our unsecured loan obligations after payment in full of all secured loan obligations. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then our unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the portfolio company’s remaining assets, if any.
We may be subject to risks associated with subordinated investments.
We may also make subordinated investments that rank below other obligations of the obligor in right of payment. Subordinated investments are generally more volatile than secured loans and are subject to greater risk of default than senior obligations as a result of adverse changes in the financial condition of the obligor or in general economic conditions. If we make a subordinated investment in a portfolio company, the portfolio company may be highly leveraged, and its relatively high LTV ratio may create increased risks that its operations might not generate sufficient cash flow to service all of its debt obligations.
We may be subject to risks associated with syndicated loans.
From time to time, our investments may consist of syndicated loans. Under the documentation for such loans, a financial institution or other entity typically is designated as the administrative agent and/or collateral agent. This agent is granted a lien on any collateral on behalf of the other lenders and distributes payments on the indebtedness as they are received. The agent is the party responsible for administering and enforcing the loan and generally may take actions only in accordance with the instructions of a majority or two-thirds in commitments and/or principal amount of the associated indebtedness. In most cases, we do not expect to hold a sufficient amount of the indebtedness to be able to compel any actions by the agent. Accordingly, we may be precluded from directing such actions unless we act together with other holders of the indebtedness. If we are unable to direct such actions, we cannot assure you that the actions taken will be in our best interests.
There is a risk that a loan agent may become bankrupt or insolvent. Such an event would delay, and possibly impair, any enforcement actions undertaken by holders of the associated indebtedness, including attempts to realize upon the collateral securing the associated indebtedness and/or direct the agent to take actions against the related obligor or the collateral securing the associated indebtedness and actions to realize on proceeds of payments made by obligors that are in the possession or control of any other financial institution. In addition, we may be unable to remove the agent in circumstances in which removal would be in our best interests. Moreover, agented loans typically allow for the agent to resign with certain advance notice.

We may be subject to risks associated with our investments in special situation companies.
We may make investments in companies involved in (or the target of) acquisition attempts or tender offers, or companies involved in spin-offs and similar transactions. In any investment opportunity involving any such type of business enterprise, there exists the risk that the transaction in which such business enterprise is involved will either be unsuccessful, take considerable time or result in a distribution of cash or a new security, the value of which will be less than the purchase price to us of the security or other financial instrument in respect of which such distribution is received. Similarly, if an anticipated transaction does not in fact occur, we may be required to sell our investment at a loss. In connection with such transactions (or otherwise), we may purchase securities on a when-issued basis, which means that delivery and payment take place sometime after the date of the commitment to purchase and are often conditioned upon the occurrence of a subsequent event, such as approval and consummation of a merger, reorganization or debt restructuring. The purchase price and/or interest rate receivable with respect to a when-issued security are fixed when we enter into the commitment. Such securities are subject to changes in market value prior to their delivery.
The disposition of our investments may result in contingent liabilities.
A significant portion of our investments may involve private securities. In connection with the disposition of an investment in private securities, we may be required to make representations about the business and financial affairs of the portfolio company typical of those made in connection with the sale of a business. We may also be required to indemnify the purchasers of such investment to the extent that any such representations turn out to be inaccurate or with respect to potential liabilities. These arrangements may result in contingent liabilities that ultimately result in funding obligations that we must satisfy through our return of distributions previously made to us.
We may not realize gains from our equity investments.
We may in the future make investments that include warrants or other equity or equity-related securities. In addition, we may from time to time make non-control, equity co-investments in companies in conjunction with private equity sponsors. Our goal is ultimately to realize gains upon our disposition of such equity interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience. We also may be unable to realize any value if a portfolio company does not have a liquidity event, such as a sale of the business, recapitalization or public offering, which would allow us to sell the underlying equity interests. We often seek puts or similar rights to give us the right to sell our equity securities back to the portfolio company issuer. We may be unable to exercise these put rights for the consideration provided in our investment documents if the issuer is in financial distress.
Risks Relating to Our Shares
We may not be able to pay distributions, our distributions may not grow over time and/or a portion of our distributions may be a return of capital.
We intend to pay distributions to our shareholders. We cannot assure you that we will achieve investment results that will allow us to sustain a specified level of cash distributions or make periodic increases in cash distributions. Our ability to pay distributions might be adversely affected by, among other things, the impact of one or more of the risk factors described herein. In addition, the inability to satisfy the asset coverage test applicable to us as a BDC could limit our ability to pay distributions. All distributions will be paid at the discretion of the Board and will depend on our earnings, our financial condition, maintenance of our RIC status, compliance with applicable BDC regulations and such other factors as the Board may deem relevant from time to time. We cannot assure you that we will continue to pay distributions to our shareholders.
When we make distributions, we will be required to determine the extent to which such distributions are paid out of current or accumulated earnings and profits. Distributions in excess of current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of an investor’s basis in our Shares and, assuming that an investor holds our Shares as a capital asset, thereafter as a capital gain.

We may choose to pay a portion of our dividends in our own Shares, in which case you may be required to pay tax in excess of the cash you receive.
We have adopted a dividend reinvestment plan that will provide for reinvestment of our dividends and other distributions on behalf of our shareholders that elect to opt in to such plan. We may distribute taxable dividends that are payable in part in our Shares. Taxable shareholders receiving such dividends will be required to include the full amount of the dividend as ordinary income (or as long-term capital gain or qualified dividend income to the extent such distribution is properly reported as such) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. The tax rate for ordinary income will vary depending on a shareholder’s particular characteristics. For individuals, the top marginal federal ordinary income tax rate effective beginning in 2018 is 37%. To the extent distributions paid by us to non-corporate shareholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions generally will be eligible for a maximum qualified dividend federal tax rate of 20%. However, in this regard, it is anticipated that distributions paid by us will generally not be attributable to such dividends and, therefore, generally will not qualify for the preferential federal tax rate. Distributions of our net capital gains (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. shareholder as long-term capital gains currently at a maximum federal tax rate of 20%.
As a result of receiving dividends in the form of our Shares, a U.S. shareholder may be required to pay tax with respect to such dividends in excess of any cash received. If a U.S. shareholder sells the Shares it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of our Shares at the time of the sale. Furthermore, with respect to non-U.S. shareholders, we may be required to withhold federal tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in Shares. In addition, if a significant number of our shareholders determine to sell our Shares in order to pay taxes owed on dividends, it may put downward pressure on the value of our Shares.
In addition, as discussed above, our loans may contain a PIK interest provision. The PIK interest, computed at the contractual rate specified in each loan agreement, is added to the principal balance of the loan and recorded as interest income. To avoid the imposition of corporate-level U.S. federal income tax, we will need to make sufficient distributions, a portion of which may be paid in our Shares, regardless of whether our recognition of income is accompanied by a corresponding receipt of cash.
Investing in our Shares may involve an above-average degree of risk.
The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and a higher risk of volatility or loss of principal. Our investments in portfolio companies may be highly speculative and aggressive and, therefore, an investment in our Shares may not be suitable for someone with lower risk tolerance.
Provisions of the Maryland General Corporation Law and our Charter and Bylaws could deter takeover attempts and have an adverse effect on the price of our Shares.
The Maryland General Corporation Law and our Charter and Bylaws contain provisions that may discourage, delay or make more difficult a change in control of us or the removal of our directors. We are subject to the Maryland Business Combination Act, subject to any applicable requirements of the 1940 Act. The Board has adopted a resolution exempting from the Maryland Business Combination Act any business combination between us and any other person, subject to prior approval of such business combination by the Board, including approval by a majority of our independent directors. If the resolution exempting business combinations is repealed or the Board does not approve a business combination, the Maryland Business Combination Act may discourage third parties from trying to acquire control of us and increase the difficulty of consummating such an offer. The SEC staff has taken the position that, under the 1940 Act, an investment company may not avail itself of the Maryland Control Share Acquisition Act. As a result, we will amend our Bylaws to be subject to the Maryland Control Share Acquisition Act, only if the Board determines that it would be in our best interests and, after notification, the SEC staff does not object to our determination that our being subject to the Maryland Control Share Acquisition Act does not conflict with the 1940 Act. If such conditions are met, and we amend our Bylaws to repeal the exemption from the Maryland Control Share Acquisition Act, the Maryland Control Share Acquisition Act also may make it more difficult for a third party to obtain control of us and increase the difficulty of consummating such a transaction.
We intend to adopt certain measures that may make it difficult for a third-party to obtain control of us, including provisions of our Charter classifying the Board in three staggered terms and authorizing the Board to classify or reclassify shares of our capital stock in one or more classes or series and to cause the issuance of additional shares of our stock. These provisions, as well as other provisions of our Charter and Bylaws, may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our shareholders.
There are restrictions on the ability of holders of our Shares to transfer such Shares in excess of the restrictions typically associated with a private offering of securities under Regulation D and other exemptions from registration under the Securities Act, and these restrictions could limit the liquidity of an investment in our Shares and the price at which holders may be able to sell the Shares.
We are relying on an exemption from registration under the 1933 Act and state securities laws in offering our Shares pursuant to a subscription agreement. As such, absent an effective registration statement covering our Shares, such shares may be resold only in transactions that are exempt from the registration requirements of the 1933 Act and with the prior written consent of the Adviser. Our Shares will have limited transferability which could delay, defer or prevent a transaction or a change of control of the Company that might involve a premium price for our securities or otherwise be in the best interest of our stockholders.
Risks Related to this Offering
Shareholders may be subject to filing requirements under the 1934 Act as a result of an investment in us.
Because our Shares will be registered under the 1934 Act, ownership information for any person who beneficially owns 5% or more of our Shares must be disclosed in a Schedule 13D or Schedule 13G or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having voting or investment power over the securities. In some circumstances, investors who choose to reinvest their dividends may see their percentage stake in us increased to more than 5%, thus triggering this filing requirement. Although we provide in our quarterly financial statements the amount of outstanding Shares and the amount of the investor’s Shares, the responsibility for determining the filing obligation and preparing the filing remains with the investor. In addition, owners of 10% or more of our Shares are subject to reporting obligations under Section 16(a) of the 1934 Act.
Shareholders may be subject to the short-swing profits rules under the 1934 Act as a result of an investment in us.
Persons who hold more than 10% of a class of our Shares may be subject to Section 16(b) of the 1934 Act, which recaptures for the benefit of the issuer profits from the purchase and sale of registered Shares within a six-month period.
We have broad discretion over the use of proceeds of this offering and will use proceeds in part to satisfy operating expenses.
We have significant flexibility in applying the proceeds of this offering and may use the net proceeds from this offering in ways with which you may not agree, or for purposes other than those contemplated at this time. We will also pay operating expenses, and may pay other expenses such as due diligence expenses of potential new investments, from net proceeds. Our ability to achieve our investment objective may be limited to the extent that net proceeds of this offering, pending full investment, are used to pay operating expenses.

ITEM 2.	FINANCIAL INFORMATION
Selected Financial Data
The following selected financial data for the year and period ended December 31, 2019 and December 31, 2018, respectively, is derived from our consolidated financial statements. The financial statements for the year ended December 31, 2019 have been audited by PricewaterhouseCoopers LLP. The financial statements for the period ended December 31, 2018 have been audited by Grant Thornton LLP, the auditor of the Predecessor Entity. Our historical results are not necessarily indicative of future results. The selected financial data in this section is not intended to replace the consolidated financial statements and is qualified in its entirety by the consolidated financial statements and related notes included in this filing.
The selected consolidated financial information and other data below should be read in conjunction with our consolidated financial statements and related notes thereto and “ Management’s Discussion and Analysis of Financial Condition and Results of Operations ” included below. Dollars are in thousands, except per share data.

Statement of Operations Data:	For the year ended December 31, 2019	For the period ended December 31, 2018 (1)
Total investment income	15,396	4,504
Net expenses after expense support	8,975	2,796
Net investment income after excise taxes	6,417	1,708
Net increase in net assets resulting from operations	7,285	1,435

Per Share Data:
Net asset value	$20.00	$19.48
Net investment income	$1.58	$0.86
Net increase in net assets resulting from operations	$1.79	$0.72

Balance Sheet Data:	At December 31, 2019	At December 31, 2018
Investments at fair value	178,780	161,849
Cash and cash equivalents	3,421	2,236
Total assets	188,368	164,666
Notes payable	118,348	86,910
Total liabilities	122,157	93,913
Total net assets	66,211	70,753

Other Data:
Number of portfolio companies at period end	46	42
Weighted average yield on debt investments at period end(1)	6.84%	7.29%
________________

(1)	For the period from January 12, 2018 through December 31, 2018.

Management’s Discussion and Analysis of Financial Condition and Results of Operations
Overview
The Company was formed on March 13, 2018, as a limited liability company under the laws of the State of Delaware and was converted into a Maryland corporation on June 18, 2019, prior to the commencement of operations. The Company is a closed-end, externally managed, non-diversified management investment company that has elected to be regulated as a BDC under the 1940 Act. In addition, the Company intends to elect to be treated as a RIC under the Code for the taxable year ending December 31, 2020.
On December 31, 2019, immediately prior to the BDC election, the Company’s wholly owned subsidiary, SPV I, merged with the Predecessor Entity, leaving SPV I as the surviving entity. SPV I is a Delaware limited liability company that was formed on November 13, 2019. SPV I had no assets or operations prior to completion of the Merger and as a result, the historical books and records of the Predecessor Entity have become the books and records of the surviving entity. The Predecessor Entity was a Cayman exempt limited company and was formed under the laws of the Cayman Islands on November 14, 2017 and commenced operations on January 12, 2018. The Company has consolidated its investments held in SPV I, in accordance with its consolidation policy.
The Company’s investment objective is to generate attractive risk-adjusted returns primarily through current income by investing in senior secured loans to private equity-owned U.S. middle market companies, which the Company defines as companies with approximately $10 million to $100 million of EBITDA. The Company will focus on privately originated debt to performing U.S. middle market companies, with a portfolio expected to comprise primarily first-lien senior secured debt and unitranche loans (other than last-out positions in unitranche loans). The Company will also opportunistically invest in junior capital opportunities (second-lien loans, subordinated debt, last-out positions in unitranche loans and equity-related securities).
The Company has entered into the Investment Advisory Agreement with the Adviser, under which the Adviser will delegate substantially all of its day-to-day portfolio management obligations through a sub-advisory agreement with Churchill. Under the Administration Agreement, the Company is provided with certain services by the Administrator.
Critical Accounting Policies
Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”). The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ. Management considers the following critical accounting policies important to understanding the financial statements. In addition to the discussion below, our critical accounting policies are further described in the notes to our consolidated financial statements.
Valuation of portfolio investments
Investments are valued in accordance with the fair value principles established by FASB Accounting Standards Codification Topic 820, Fair Value Measurement (“ASC Topic 820”) and in accordance with the 1940 Act. ASC Topic 820’s definition of fair value focuses on the amount that would be received to sell the asset or paid to transfer the liability in the principal or most advantageous, market and prioritizes the use of market-based inputs (observable) over entity-specific inputs (unobservable) within a measurement of fair value.
Value, as defined in Section 2(a)(41) of the 1940 Act, is (i) the market price for those securities for which a market quotation is readily available and (ii) for all other securities and assets, fair value is as determined in good faith by our Board. Because the Company expects that there typically will not be a readily available market price for its target portfolio investments, the Company expects that the value of most of its portfolio investments will be their fair value as determined by the Board consistent with a documented valuation policy and consistently applied valuation process.

In making these determinations, the Board will receive input from management and the Audit Committee. In addition, the Board has retained independent valuation firms to review the valuation of each portfolio investment for which a market quotation is not available at least once during each 12-month period.
The Board will make a fair value determination on a quarterly basis and in such other instances when a decision regarding the fair value of the portfolio investments is required. Factors considered by the Board as part of the valuation of investments include credit ratings/risk, the portfolio company's current and projected earnings, current and expected leverage, ability to make interest and principal payments, the estimated remaining life of the investment, liquidity, compliance with applicable loan covenants, price to earnings (or other financial) ratios of the portfolio company and other comparable companies, current market yields and interest rate spreads of similar securities as of the measurement date. Other factors taken into account include changes in the interest rate environment and the credit markets, generally, that may affect the price at which similar investments would trade. The Board may also base its valuation on recent investments and securities with similar structure and risk characteristics. Churchill obtains market data from its ongoing investment purchase efforts, in addition to specific transactions that close and are announced in industry publications. External information may include (but is not limited to) observable market data derived from the U.S. loan and equity markets. In compiling market data Churchill may utilize third-party data as an indicator of current market conditions.
ASC Topic 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. ASC Topic 820 also provides guidance regarding a fair value hierarchy, which prioritizes information used to measure fair value and the effect of fair value measurements on earnings and provides for enhanced disclosures determined by the level within the hierarchy of information used in the valuation. In accordance with ASC Topic 820, these inputs are summarized in the three levels listed below:

•	Level 1 - Valuations are based on unadjusted, quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.

•	Level 2 - Valuations are based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•	Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of observable input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.
Active, publicly-traded instruments are classified as Level 1 and their values are generally based on quoted market prices, even if the market’s normal daily trading volume is not sufficient to absorb the quantity held and placing orders to sell the position in a single transaction might affect the quoted price.
Fair value is generally determined as the price that would be received for an investment in a current sale, which assumes an orderly market is available for the market participants at the measurement date. If available, the fair value of investments is based on directly observable market prices or on market data derived from comparable assets. The Company’s valuation policy considers the fact that no ready market may exist for many of the securities in which we invest and that fair value for its investments must be determined using unobservable inputs.
With respect to investments for which market quotations are not readily available (Level 3), the Board will undertake a multi-step valuation process each quarter, as follows:

i.
the quarterly valuation process will begin with each portfolio company or investment being initially valued by the professionals of the applicable Investment Team that are responsible for the portfolio investment;

ii.	preliminary valuation conclusions will then be documented and approved by the applicable Investment Team’s Investment Committee;

iii.
one or more third-party valuation firms engaged by, or on behalf of, the Board will provide positive assurance on portions of the portfolio each quarter (such that each investment will be reviewed by a third-party valuation firm at least once on a rolling 12-month basis), including a review of management’s preliminary valuation and recommendation of fair value;

iv.
the Audit Committee will review the valuations approved by the applicable Investment Team’s Investment Committee and, where appropriate, the independent valuation firm(s) and recommend those values to the Board; and

v.
the Board will then discuss valuations and determine the fair value of each investment in our portfolio in good faith, based on the input of the applicable Investment Team, and, where appropriate, the respective independent valuation firm(s) and the Audit Committee.

The Board will make this fair value determination on a quarterly basis and in such other instances when a decision regarding the fair value of the portfolio investments is required. Factors considered by the Board as part of the valuation of investments include credit ratings/risk, the portfolio company's current and projected earnings, current and expected leverage, ability to make interest and principal payments, the estimated remaining life of the investment, liquidity, compliance with applicable loan covenants, price to earnings (or other financial) ratios of the portfolio company and other comparable companies, current market yields and interest rate spreads of similar securities as of the measurement date. Other factors taken into account include changes in the interest rate environment and the credit markets, generally, that may affect the price at which similar investments would trade. The Board may also base its valuation on recent investments and securities with similar structure and risk characteristics. Churchill obtains market data from its ongoing investment purchase efforts, in addition to specific transactions that close and are announced in industry publications. External information may include (but is not limited to) observable market data derived from the U.S. loan and equity markets. In compiling market data management may utilize third-party data as an indicator of current market conditions.
The value assigned to these investments is based upon available information and may fluctuate from period to period. In addition, it does not necessarily represent the amount that ultimately might be realized upon sale. Due to the inherent uncertainty of valuation, the estimated fair value of investments may differ from the value that would have been used had a ready market for the security existed, and the difference could be material.
As of December 31, 2019 and December 31, 2018, all of our investments were Level 3 investments.
Determination of fair value involves subjective judgments and estimates. Accordingly, the notes to our consolidated financial statements express the uncertainty with respect to the possible effect of such valuations, and any change in such valuations, on the consolidated financial statements.
Revenue recognition
Our revenue recognition policies are as follows:
Net realized gains (losses) on investments: Gains or losses on investment transactions are determined on a specific identification basis.
Interest Income: Interest income, including amortization of premium and accretion of discount on loans are recorded on the accrual basis. The Company accrues interest income based on the effective yield if it expects that ultimately it will be able to collect such income.
Other income may include income such as commitment, origination, structuring, diligence, consulting and prepayment fees associated with the Company’s investment activities, as well as any fees for managerial assistance services rendered by the Company to the portfolio companies or other investment related income. Such fees are recognized as income when earned or the services are rendered. For the year and period ended December 31, 2019 and 2018, the Company earned $365 thousand and $227 thousand, respectively, in other income, primarily related to prepayment and amendment fees.

The Company may have loans in its portfolio that contain payment-in-kind (“PIK”) provisions. PIK represents interest that is accrued and recorded as interest income at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity. As of December 31, 2019 and 2018 and for the year and period then ended, respectively, no loans in the portfolio contained PIK provisions.
Non-accrual: Generally, when a payment default occurs on a loan in the portfolio, or if management otherwise believes that the issuer of the loan will not be able to make contractual interest payments or principal payments, the Sub-Adviser will place the loan on non-accrual status and the Company will cease recognizing interest income on that loan until all principal and interest is current through payment or until a restructuring occurs, such that the interest income is deemed to be collectible. However, the Company remains contractually entitled to this interest. The Company may make exceptions to this policy if the loan has sufficient collateral value and is in the process of collection. Accrued interest is written off when it becomes probable that the interest will not be collected and the amount of uncollectible interest can be reasonably estimated. As of December 31, 2019 and 2018 and for the year and period then ended, respectively, there were no loans in the portfolio on non-accrual status.
Financing Facility
The Predecessor Entity borrowed funds under a credit agreement (the “Agreement”) executed on October 23, 2018. The Agreement was originally executed among the Predecessor Entity, Nuveen Alternatives Advisors LLC, as the original collateral manager to the Predecessor Entity, TIAA, as the sole preference shareholder (the “Preference Shareholder”), and Wells Fargo Bank, N.A., as lender (the “Lender”) and administrative agent. As part of the Agreement, the Predecessor Entity issued to Lender a $175,000,000 variable funding note, due to expire on October 23, 2019. The amount of the borrowings under such note equals the amount of the outstanding advances. Each advance borrowing bears an interest rate of one month LIBOR, plus 2.25 % per annum. In addition, there is an unused commitment fee per annum of the undrawn amount. The Predecessor Entity was also subject to two commitment fee rates through October 15, 2019. Prior to its expiration in October 2019, the Predecessor Entity amended and restated the Agreement with the Lender which extended the maturity date to October 28, 2020 (the “Financing Facility”) and removed the above-referenced commitment fee rates. The Financing Facility includes certain financial covenants related to asset coverage and liquidity and other maintenance covenants.
Effective on the date of the Merger, the Agreement with the Lender was transferred to SPV I and the borrowings under the Agreement were assumed by SPV I.
Contractual Obligations
As of December 31, 2019, our future fixed commitments for cash payments due on contractual obligations for each of the next five years and thereafter are as follows:

	Twelve months ending December 31,
	Total	2019	2020	2021	2022	2023 and thereafter
Notes Payable:
Financing Facility	$118,435,000	$—	$118,435,000	—	—	—
	$118,435,000	$—	$118,435,000	—	—	—
Investments
Our level of investment activity can and does vary substantially from period to period depending on many factors, including the amount we have available to invest as well as the amount of debt and equity capital available to middle-market companies, the level of merger and acquisition activity in the middle market, the general economic environment and the competitive environment for the types of investments we make.

To qualify as a RIC, we must, among other things, meet certain source-of-income and asset diversification requirements. To the extent we continue to qualify as a RIC, we generally will not have to pay corporate-level taxes on any income we distribute to our stockholders.
As a BDC, we will be required to comply with certain regulatory requirements. For instance, we generally will have to invest at least 70% of our total assets in “qualifying assets,” including securities of private or thinly traded public U.S. companies, cash, cash equivalents, U.S. government securities and high-quality debt investments that mature in one year or less.
As a BDC, we must not acquire any assets other than “qualifying assets” specified in the 1940 Act unless, at the time the acquisition is made, at least 70% of our total assets are qualifying assets (with certain limited exceptions). Qualifying assets include investments in “eligible portfolio companies.” Under the relevant SEC rules, the term “eligible portfolio company” includes all private companies, companies whose securities are not listed on a national securities exchange, and certain public companies that have listed their securities on a national securities exchange and have a market capitalization of less than $250 million. In each case, the company must be organized in the United States.
Revenues
We generate revenue primarily in the form of interest income on Senior Loan investments we hold. In addition, we generate income from dividends on direct equity investments, capital gains on the sales of loans and debt and equity securities. Our Senior Loan investments generally bear interest at a floating rate usually determined on the basis of a benchmark such as LIBOR. Interest on these Senior Loan investments is generally paid quarterly. In some instances, we receive payments on our Senior Loan investments based on scheduled amortization of the outstanding balances. In addition, we may receive repayments of some of our Senior Loan investments prior to their scheduled maturity date. The frequency or volume of these repayments fluctuates significantly from period to period. Our portfolio activity may also reflect the proceeds of sales of securities. In addition, we may generate revenue in the form of commitment, origination, structuring, diligence, consulting and prepayment fees associated with the Company’s investment activities as well as any fees for managerial assistance services rendered by the Company to the portfolio companies and other investment related income.
Expenses
Our primary operating expenses include the payment of a base management fee and, depending on our operating results, incentive fees (following an Exchange Listing), expenses reimbursable under the Investment Advisory Agreement between us and the Adviser, and administration fees and the allocable portion of overhead under the Administration Agreement between us and the Administrator. The base management fee and incentive compensation remunerates the Adviser for work in identifying, evaluating, negotiating, closing and monitoring our investments. We bear all other out-of-pocket costs and expenses of our operations and transactions, including, without limitation:

•	organization of the Company;

•	calculating net asset value (including the cost and expenses of any independent valuation firm);

•
expenses, including travel, entertainment, lodging and meal expenses, incurred by the Advisers, or members of their investment teams, or payable to third parties, in evaluating, developing, negotiating, structuring and performing due diligence on prospective portfolio companies, including such expenses related to potential investments that were not consummated, and, if necessary, enforcing the Company’s rights;

•
fees and expenses incurred by the Advisers (and their affiliates) or the Administrator (or its affiliates) payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Company and in conducting research and due diligence on prospective investments and equity sponsors, analyzing investment opportunities, structuring the Company’s investments and monitoring investments and portfolio companies on an ongoing basis;

•
costs and expenses incurred in connection with the incurrence of leverage and indebtedness of the Company, including borrowings, credit facilities, securitizations, margin financing, and including any principal or interest on the Company’s borrowings and indebtedness;

•	offerings, sales, and repurchases of the Company’s Shares and other securities;

•	fees and expenses payable under any underwriting, dealer manager or placement agent agreements;

•	investment advisory fees payable under the Investment Advisory Agreement;

•
administration fees and expenses, if any, payable under the Administration Agreement (including payments under the Administration Agreement between us and the Administrator, based upon our allocable portion of the Administrator’s overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Company’s chief financial officer and chief compliance officer, and their respective staffs);

•	any applicable administrative agent fees or loan arranging fees incurred with respect to Portfolio Investments by the Advisers, the Administrator or an affiliate thereof;

•	costs and expenses incurred in implementing or maintaining third-party or proprietary software tools, programs or other technology;

•	transfer agent, dividend agent and custodial fees and expenses;

•	federal and state registration fees;

•	all costs of registration and listing the Shares on any securities exchange;

•	federal, state and local taxes;

•
independent directors’ fees and expenses, including reasonable travel, entertainment, lodging and meal expenses, and any legal counsel or other advisors retained by, or at the discretion or for the benefit of, the independent directors;

•
costs of preparing and filing reports or other documents required by the SEC or other regulators, and all fees, costs and expenses related to compliance-related matters and regulatory filings related to the Company’s activities and/or other regulatory filings, notices or disclosures of the Advisers and their affiliates relating to the Company and its activities;

•	costs of any reports, proxy statements or other notices to shareholders, including printing costs;

•	fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums;

•	direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors, tax preparers and outside legal costs;

•	proxy voting expenses;

•
all expenses relating to payments of dividends or interest or distributions in cash or any other form made or caused to be made by the Board of Directors to or on account of holders of the securities of the Company, including in connection with any dividend reinvestment plan or direct stock purchase plan;

•	costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Company’s assets for tax or other purposes;

•	the allocated costs incurred by the Advisers and/or the Administrator in providing managerial assistance to those portfolio companies that request it;

•	allocable fees and expenses associated with marketing efforts on behalf of the Company;

•
all fees, costs and expenses of any litigation involving the Company or its portfolio companies and the amount of any judgments or settlements paid in connection therewith, directors and officers, liability or other insurance (including costs of title insurance) and indemnification (including advancement of any fees, costs or expenses to persons entitled to indemnification) or extraordinary expense or liability relating to Company’s affairs;

•	fees, costs and expenses of winding up and liquidating the Company’s assets; and

•	all other expenses incurred by the Company, the Advisers or the Administrator in connection with administering the Company’s business.
Expense Support Agreement
The Company has entered into an expense support and conditional reimbursement agreement (the “Expense Support Agreement”) with the Adviser. The Adviser may pay certain expenses of the Company, provided that no portion of the payment will be used to pay any interest expense of the Company (each, an “Expense Payment”). Such Expense Payment will be made in any combination of cash or other immediately available funds no later than forty-five days after a written commitment from the Adviser to pay such expense, and/or by an offset against amounts due from the Company to the Adviser or its affiliates.
Following any calendar quarter in which Available Operating Funds exceed the cumulative distributions accrued to our Shareholders based on distributions declared with respect to record dates occurring in such calendar quarter (such amount referred to as the “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof (each, a “Reimbursement Payment”), to the Adviser until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such calendar quarter have been reimbursed. The amount of the Reimbursement Payment for any calendar quarter shall equal the lesser of (i) the Excess Operating Funds in such quarter and (ii) the aggregate amount of all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such calendar quarter that have not been previously reimbursed by the Company to the Adviser.
No Reimbursement Payment will be made for any quarter if: (1) the annualized rate (based on a 365-day year) of regular cash distributions per share of common stock declared by the Company’s Board of Directors exclusive of returns of capital, distribution rate reductions due to any fees (including to a transfer agent) payable in connection with distributions, and any declared special dividends or distributions (the “Effective Rate of Distributions Per Share”) declared by the Company at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) the Company’s Operating Expense Ratio (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. The “Operating Expense Ratio” is calculated by dividing Operating Expenses (as defined below), less organizational and offering expenses, base management and incentive fees owed to the Adviser, and interest expense, by the Company’s net assets. “Operating Expenses” means all of the Company’s operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles for investment companies. The Adviser may waive its right to receive all or a portion of any Reimbursement Payment in any particular calendar quarter, so that such Reimbursement Payment may be reimbursable in a future calendar quarter.
Portfolio and investment activity
Portfolio Composition
At December 31, 2019, our investment portfolio of $178.8 million (at fair value) consisted of debt investments in 46 portfolio companies, of which 100% were first-lien investments. At December 31, 2019, our average and largest portfolio company investments at fair value were $3.1 million and $6.9 million, respectively.
At December 31, 2019, 100% of our debt investments bore interest based on floating rates based on indices such as LIBOR (in certain cases, subject to interest rate floors). The weighted average yield on our debt portfolio at December 31, 2019 was approximately 6.84%. The weighted average yield was computed using the effective interest rates for all of our debt investments to maturity from December 31, 2019.
The industry composition of our portfolio at fair value at December 31, 2019 was as follows:

Percentage of Total Portfolio
Industry Composition
Aerospace & Defense	4.6%
Automotive	3.8
Banking, Finance, Insurance & Real Estate	10.0
Beverage, Food & Tobacco	1.6
Capital Equipment	2.3
Chemicals, Plastics, & Rubber	1.4
Construction & Building	2.4
Consumer Goods: Durable	7.1
Consumer Goods: Non-durable	7.5
Containers, Packaging & Glass	5.2
Energy: Electricity	0.5
Healthcare & Pharmaceuticals	4.5
High Tech Industries	23.9
Media: Advertising, Printing & Publishing	0.0
Retail	5.0
Road and Rail	1.2
Services: Business	7.7
Services: Consumer	1.5
Telecommunications	7.4
Transportation: Cargo	2.4
Wholesale	0.0
100.0%
During the twelve months ended December 31, 2019, we made investments in 20 new portfolio companies, totaling approximately $107.1 million, of which 100% consisted of first-lien investments.
At December 31, 2018, our investment portfolio of $161.8 million (at fair value) consisted of debt investments in 42 portfolio companies, of which 100% were first-lien investments. Our average portfolio company investment at fair value was approximately $3.0 million. Our largest portfolio company investment by fair value was $7.1 million.
At December 31, 2018, 100% of our debt investments bore interest based on floating rates (subject to interest rate floors), such as LIBOR. The weighted average yield on all of our debt investments at December 31, 2018 was approximately 7.29%. The weighted average yield was computed using the effective interest rates for all of our debt investments at fair value.

The industry composition of our portfolio at fair value at December 31, 2018 was as follows:

Percentage of Total Portfolio
Industry Composition
Aerospace & Defense	3.8%
Automotive	6.1
Banking, Finance, Insurance & Real Estate	8.3
Beverage, Food & Tobacco	1.8
Capital Equipment	0.0
Chemicals, Plastics, & Rubber	0.0
Construction & Building	10.3
Consumer Goods: Durable	5.5
Consumer Goods: Non-durable	1.8
Containers, Packaging & Glass	6.7
Energy: Electricity	0.6
Healthcare & Pharmaceuticals	1.8
High Tech Industries	19.0
Media: Advertising, Printing & Publishing	0.8
Retail	5.5
Road and Rail	0.0
Services: Business	9.3
Services: Consumer	1.3
Telecommunications	5.8
Transportation: Cargo	7.3
Wholesale	4.4
100.0%
During the period from January 12, 2018 to December 31, 2018, we invested approximately $173.5 million in 42 new portfolio companies. Of these new investments, 100% consisted of first-lien investments at fair value.
Asset Quality
In addition to various risk management and monitoring tools, we use the Advisers’ investment rating system to characterize and monitor the credit profile and expected level of returns on each investment in our portfolio. Each Investment Team intends to utilize a systematic, consistent approach to credit evaluation, with a particular focus on an acceptable level of debt repayment and deleveraging under a “base case” set of projections (the “ Base Case ”), which reflects a more conservative estimate than the set of projections provided by a prospective portfolio company, which the Advisers refer to as the “ Management Case .” The following is a description of the conditions associated with each investment rating:

1.	Performing - Superior: Borrower is performing significantly above Management Case.

2.	Performing - High: Borrower is performing at or near the Management Case (i.e., in a range slightly below to slightly above).

3.	Performing - Low Risk: Borrower is operating well ahead of the Base Case to slightly below the Management Case.

4.	Performing - Stable Risk: Borrower is operating at or near the Base Case (i.e., in a range slightly below to slightly above). This is the initial rating assigned to all new borrowers.

5.
Performing - Management Notice: Borrower is operating below the Base Case. Adverse trends in business conditions and/or industry outlook are viewed as temporary. There is no immediate risk of payment default and only a low to moderate risk of covenant default.

6.
Watch List - Low Maintenance: Borrower is operating below the Base Case, with declining margin of protection. Adverse trends in business conditions and/or industry outlook are viewed as probably lasting for more than a year. Payment default is still considered unlikely, but there is a moderate to high risk of covenant default.

7.
Watch List - Medium Maintenance: Borrower is operating well below the Base Case, but has adequate liquidity. Adverse trends are more pronounced than in Internal Risk Rating 6 above. There is a high risk of covenant default, or it may have already occurred. Payments are current, although subject to greater uncertainty, and there is a moderate to high risk of payment default.

8.
Watch List - High Maintenance: Borrower is operating well below the Base Case. Liquidity may be strained. Covenant default is imminent or may have occurred. Payments are current, but there is a high risk of payment default. Negotiations to restructure or refinance debt on normal terms may have begun. Further significant deterioration appears unlikely and no loss of principal is currently anticipated.

9.
Watch List - Possible Loss: At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Liquidity is strained. Payment default may have occurred or is very likely in the short term unless creditors grant some relief. Loss of principal is possible.

10.
Watch List - Probable Loss: At the current level of operations and financial condition, the borrower does not have the ability to service and ultimately repay or refinance all outstanding debt on current terms. Payment default is very likely or may have already occurred. Liquidity is extremely limited. The prospects for improvement in the borrower’s situation are sufficiently negative that loss of some or all principal is probable.

The Adviser will monitor and, when appropriate, change the investment ratings assigned to each investment in the Company’s portfolio. Each Investment Team will review the investment ratings in connection with monthly and quarterly portfolio reviews.

The following table shows the investment rankings of the debt investments in our portfolio (dollar amounts in thousands):

	As of December 31, 2019			As of December 31, 2018
	Fair Value	% of Portfolio	Number of Investments	Fair Value	% of Portfolio	Number of Investments
1	$—	—%	$—	$—	—%	$—
2	—	—	—	—	—	—
3	—	—	—	—	—	—
4	178,780	100%	46	161,849	100%	42
5	—	—	—	—	—	—
6	$—	—	—	—	—	$—
7	—	—	—	—	—	—
8	—	—	—	—	—	—
9	—	—	—	—	—	—
10	—	—	—	—	—	—
Total	$178,780	100%	$46	$161,849	100%	$42
Results of Operations
Comparison of the Twelve Months Ended December 31, 2019 and the Period From January 12, 2018 to December 31, 2018
Investment income
Investment income, attributable to interest and fees on our debt investments, for the twelve months ended December 31, 2019 increased to $15.4 million from $4.5 million for the period from January 12, 2018 to December 31, 2018, primarily due to the growth of our investment portfolio from the comparable period.
Expenses
Total expenses for the twelve months ended December 31, 2019 increased to $10.7 million from $2.8 million for the period from January 12, 2018 to December 31, 2018, due primarily to the interest expense on the increase in Financing Facility draws and increased operating expenses due to growth in our investment portfolio. We anticipate formation costs to decrease in relation to our income as we move further away from the date of inception.
Net investment income
Net investment income increased to $6.4 million for the twelve months ended December 31, 2019 from $1.7 million for the period from January 12, 2018 to December 31, 2018, primarily due to an increase in investment income resulting from the increase in invested assets over the prior period.
Net realized gain or loss
The net realized gain on investments totaled $490 thousand for the twelve months ended December 31, 2019, compared to a net realized gain of $79 thousand for the period from January 12, 2018 to December 31, 2018, due to gains or losses on repayment and sales activity during the periods.
Net change in unrealized (depreciation) appreciation on investments
We recorded a net change in unrealized appreciation of $378 thousand for the twelve months ended December 31, 2019, compared to net unrealized depreciation of ($352 thousand) for the period from January 12, 2018 to

December 31, 2018, which reflects the net change in the fair value of our investment portfolio relative to its cost basis over this period.
Liquidity and capital resources
Cash flows
For the twelve months ended December 31, 2019, our cash balance increased by $1.2 million. During that period, we used $18.0 million in cash towards operating activities, primarily due to new investments in portfolio companies of $107.1 million, partially offset by $91.3 million in repayments and sales of investments in portfolio companies. During the same period, we generated $19.2 million from financing activities, consisting primarily of proceeds from the issuance of 50 Shares in connection with our formation and 3,310,540 Shares in connection with the consummation of the Merger, and borrowings partially offset by distributions and share redemptions.
For the period from January 12, 2018 to December 31, 2018, our cash balance increased by $2.3 million. During that period, we used $153.9 million in cash towards operating activities primarily to fund $173.5 million in investments, which were partially offset by $11.5 million in repayments and sales. During the same period, we generated $156.1 million from financing activities, consisting primarily of proceeds from the issuance of Shares and borrowings partially offset by distributions and share redemptions.
The Company's liquidity is generated and generally available through advances from the Financing Facility, from cash flows from operations, and, we expect, through periodic drawdowns of capital from our shareholders in connection with our private offering. We expect that all current liquidity needs by the Company will be met with cash flows from operations and other activities.
Capital resources
As of December 31, 2019, we had $3.5 million of cash and $50 thousand in restricted cash and our net assets totaled $188.4 million. We intend to generate additional cash primarily from future offerings of securities, future borrowings under the Financing Facility as well as cash flows from operations, including income earned from investments in our portfolio companies and, to a lesser extent, from the temporary investment of cash in U.S. government securities and other high-quality debt investments that mature in one year or less. Our primary liquidity needs include interest and principal repayments on our Financing Facility, our unfunded loan commitments, investments in portfolio companies, dividend distributions to our shareholders and operating expenses.
We are generally permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our Shares if our asset coverage, as defined in the 1940 Act, is at least equal to 150% (i.e., we can borrow $2 for every $1 of equity), if certain requirements are met. In connection with the organization of the Company, the Board and TIAA (as the Company’s initial shareholder) authorized the Company to adopt the 150% Asset Coverage Ratio. As of December 31, 2019, our asset coverage ratio was 155.96%.
As discussed below in further detail, we intend to elect to be treated as a RIC, for the fiscal year ending December 31, 2020. To maintain our RIC status, we generally must distribute substantially all of our net taxable income to shareholders in the form of dividends. Our net taxable income does not necessarily equal our net income as calculated in accordance with US GAAP.
Regulated Investment Company Status and Distributions
We intend to elect to be treated as a RIC under Subchapter M of the Code for the fiscal year ending December 31, 2020. If we qualify as a RIC, we will not be taxed on our investment company taxable income or realized net capital gains, to the extent that such taxable income or gains are distributed, or deemed to be distributed, to stockholders on a timely basis.
Taxable income generally differs from net income for financial reporting purposes due to temporary and permanent differences in the recognition of income and expenses, and generally excludes net unrealized appreciation or depreciation until realized. Dividends declared and paid by us in a year may differ from taxable income for that year as such dividends may include the distribution of current year taxable income or the distribution of prior year taxable income carried forward into and distributed in the current year. Distributions also may include returns of capital.
To qualify for RIC tax treatment, we must, among other things, distribute, with respect to each taxable year, at least 90% of our investment company net taxable income (i.e., our net ordinary income and our realized net short-term capital gains in excess of realized net long-term capital losses, if any). If we qualify as a RIC, we will also be subject to a federal excise tax, based on distributive requirements of our taxable income on a calendar year basis.
We intend to distribute to our stockholders between 90% and 100% of our annual taxable income (which includes our taxable interest and fee income). However, the covenants contained in the Financing Facility may prohibit us from making distributions to our stockholders, and, as a result, could hinder our ability to satisfy the distribution requirement. In addition, we may retain for investment some or all of our net taxable capital gains (i.e., realized net long-term capital gains in excess of realized net short-term capital losses) and treat such amounts as deemed distributions to our stockholders. If we do this, our stockholders will be treated as if they received actual distributions of the capital gains we retained and then reinvested the net after-tax proceeds in our common stock. Our stockholders also may be eligible to claim tax credits (or, in certain circumstances, tax refunds) equal to their allocable share of the tax we paid on the capital gains deemed distributed to them. To the extent our taxable earnings for a fiscal taxable year fall below the total amount of our dividends for that fiscal year, a portion of those dividend distributions may be deemed a return of capital to our stockholders.
We may not be able to achieve operating results that will allow us to make distributions at a specific level or to increase the amount of these distributions from time to time. In addition, we may be limited in our ability to make distributions due to the asset coverage test for borrowings applicable to us as a BDC under the 1940 Act and due to provisions in Financing Facility. We cannot assure stockholders that they will receive any distributions or distributions at a particular level.
In accordance with certain applicable Treasury regulations and private letter rulings issued by the Internal Revenue Service, a RIC may treat a distribution of its own stock as fulfilling its RIC distribution requirements if each stockholder may elect to receive his or her entire distribution in either cash or stock of the RIC, subject to a limitation that the aggregate amount of cash to be distributed to all stockholders must be at least 20% of the aggregate declared distribution. If too many stockholders elect to receive cash, each stockholder electing to receive cash must receive a pro rata amount of cash (with the balance of the distribution paid in stock). In no event will any stockholder, electing to receive cash, receive less than 20% of his or her entire distribution in cash. If these and certain other requirements are met, for U.S. federal income tax purposes, the amount of the dividend paid in stock will be equal to the amount of cash that could have been received instead of stock. We have no current intention of paying dividends in shares of our stock in accordance with these Treasury regulations or private letter rulings.
Advisory Agreements
On December 31, 2019, immediately prior to our election to be regulated as a BDC, we entered into the Investment Advisory Agreement with the Adviser. The Company’s Board, including a majority of the directors who are not “interested persons” as defined in the Investment Company Act (the “Independent Directors”), has approved the Investment Advisory Agreement in accordance with, and on the basis of an evaluation satisfactory to such directors as required by, the Investment Company Act.
On December 31, 2019, immediately prior to our election to be regulated as a BDC, the Adviser entered into the Investment Sub-Advisory Agreement with Churchill. The Company’s Board, including a majority of the Independent Directors, also approved the Investment Sub-Advisory Agreement in accordance with, and on the basis of an evaluation satisfactory to such directors as required by, the Investment Company Act. The Adviser has delegated substantially all of its day-to-day portfolio-management obligations as set forth in the Investment Advisory Agreement to Churchill pursuant to the Sub-Advisory Agreement. The Adviser has general oversight over the investment process on behalf of the Company and will manage the capital structure of the Company, including, but not limited to, asset and liability management. The Adviser also has ultimate responsibility for the Company’s performance under the terms of the Investment Advisory Agreement.
Unless terminated earlier as described below, each Advisory Agreement will remain in effect for a period of two years from December 31, 2019 and will remain in effect from year-to-year thereafter if approved annually by the Board or by the affirmative vote of the holders of a majority of our outstanding voting securities and, in each case, a majority of our independent directors. Each of the Advisory Agreements will automatically terminate in the event of its assignment, as defined in the 1940 Act, by the applicable Adviser and may be terminated by either the Company or the applicable Adviser without penalty upon not less than 60 days’ written notice to the other. The holders of a majority of our outstanding voting securities may also terminate any of the Advisory Agreements without penalty. The Adviser will retain a portion of the management fee and incentive fee. The remaining amounts will be paid by the Adviser to Churchill as compensation for services provided pursuant to the Sub-Advisory Agreement.
Prior to any Exchange Listing, or any listing of its securities on any other public trading market the base management fee will be calculated and payable quarterly in arrears at an annual rate of 0.75% of Average Total Assets, excluding cash and cash equivalents and undrawn capital commitments and including assets financed using leverage, at the end of the two most recently completed calendar quarters. The Company’s assets exclude any cash and cash equivalents and include assets acquired through the incurrence of debt from use of SPV I borrowings. For purposes of this calculation, cash and cash equivalents include any temporary investments in cash equivalents, U.S. government securities and other high quality investment grade debt investments that mature in 12 months or less from the date of investment. Following an Exchange Listing, the base management fee will be calculated at an annual rate of 1.25% of Average Total Assets.
Prior to an Exchange Listing, or any listing of its securities on any other public trading market, the Company will pay no incentive fee to the Adviser.
Following an Exchange Listing, the Company will pay an incentive fee to the Adviser that will consist of two parts. The first part will be calculated and payable quarterly in arrears based on the Company’s pre-incentive fee net investment income for the preceding quarter. The second part of the incentive fee is a capital gains incentive fee that will be determined and payable in arrears as of the end of each fiscal year.
Pre-incentive fee net investment income will not include any realized capital gains, realized capital losses or unrealized capital gains or losses. If any distributions from portfolio companies are characterized as a return of capital, such returns of capital would affect the capital gains incentive fee to the extent a gain or loss is realized. Because of the structure of the incentive fee, it is possible that the Company may pay an incentive fee in a quarter where it incurs a loss. For example, if the Company receives pre-incentive fee net investment income in excess of the hurdle rate (as defined below) for a quarter, the Company will pay the applicable incentive fee even if it has incurred a loss in that quarter due to realized and unrealized capital losses.
Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) at the end of the immediately preceding calendar quarter, is compared to a fixed “hurdle rate” of 1.50% per quarter (6% annually).
Pursuant to the Investment Advisory Agreement, the Company pays its Adviser an incentive fee with respect to its pre-incentive fee net investment income in each calendar quarter as follows:

•	no incentive fee in any calendar quarter in which the pre-incentive fee net investment income does not exceed the hurdle rate of 1.50% (6% annually);

•
100% of the Company’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 1.76% in any calendar quarter following an Exchange Listing. The Company refers to this portion of the Company’s pre-incentive fee net investment income as the “catch-up” provision. Following an Exchange Listing, the catch-up is meant to provide the Adviser with 15% of the pre-incentive fee net investment income as if a hurdle rate did not apply if this net investment income exceeds 1.76% in any calendar quarter; and

•	following an Exchange Listing, 15% of the amount of pre-incentive fee net investment income, if any, that exceeds 1.76% in any calendar quarter.
Following an Exchange Listing, the second part of the incentive fee is a capital gains incentive fee that will be determined and payable in arrears as of the end of each fiscal year (or upon termination of the Investment Advisory Agreement, as of the termination date), and equals 15.0% of the Company’s realized capital gains as of the end of the fiscal year following an Exchange Listing. In determining the capital gains incentive fee payable to the Adviser, the Company will calculate the cumulative aggregate realized capital gains and cumulative aggregate realized capital losses since inception, and the aggregate unrealized capital depreciation as of the date of the calculation, as applicable, with respect to each of the investments in the Company’s portfolio. For this purpose, cumulative aggregate realized capital gains, if any, equals the sum of the differences between the net sales price of each investment, when sold, and the amortized cost of such investment. Cumulative aggregate realized capital losses equals the sum of the amounts by which the net sales price of each investment, when sold, is less than the amortized cost of such investment since inception. Aggregate unrealized capital depreciation equals the sum of the difference, if negative, between the valuation of each investment as of the applicable calculation date and the amortized cost of such investment. At the end of the applicable year, the amount of capital gains that will serve as the basis for the calculation of the capital gains incentive fee equals the cumulative aggregate realized capital gains less cumulative aggregate realized capital losses, less aggregate unrealized capital depreciation, with respect to our portfolio of investments. If this number is positive at the end of such year, then the capital gains incentive fee for such year equals 15.0% of such amount following an Exchange Listing, as applicable, less the aggregate amount of any capital gains incentive fees paid in respect of the Company’s portfolio in all prior years following an Exchange Listing.
The Predecessor Entity paid to its collateral manager, Nuveen Alternatives Advisors, LLC, a quarterly management fee on each payment date in arrears of each quarterly period equal to the product of (a) the result obtained by dividing (x) the sum of the outstanding balances of all loans owned by the Predecessor Entity on each day during such accrual period by (y) the number of days in such accrual period and (b) a rate equal to 0.75% per annum. For the year and period ended December 31, 2019 and 2018, the Predecessor Entity incurred  $1,568 and  $451 , respectively, in management fee expense.
The Predecessor Entity incurred management fees during 2019 and 2018, however the Company did not incur any management or incentive fees for the year ended December 31, 2019 under the Advisory Agreement.

Off-Balance Sheet Arrangements
In the ordinary course of its business, the Company enters into contracts or agreements that contain indemnifications or warranties. As of December 31, 2019 and December 31, 2018, our off-balance sheet arrangements consisted of the following unfunded commitments (dollar amounts in thousands):

Portfolio Company	December 31, 2019	December 31, 2018
Blackbird Purchaser Inc	$640	$—
Brillio LLC	1,000	—
COP GNAP Holdings Inc.	—	783
ENC Holding Corporation	—	243
MSHC Inc.	—	900
NJEye LLC	351	882
North Haven Spartan US Holdco LLC	1,228	—
Novaria Holdings LLC	—	1,232
Orbit Purchaser LLC	—	1,581
Output Services Group Inc	24	517
TailWind Randys LLC	500	—
TruRoad Holdings Inc.	—	838
Unified Physician Management LLC	432	—
Total unfunded commitments	$4,175	$6,976
Quantitative and Qualitative Disclosures About Market Risk
We will be subject to financial market risks, including changes in interest rates that may result in changes to our net investment income. Because we expect to fund a portion of our investments with borrowings, our net investment income is expected to be affected by the difference between the rate at which we invest and the rate at which we borrow. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.
During the year ended December 31, 2019, certain of the loans held in our investment portfolio had floating interest rates. Interest rates on the loans held within our portfolio of investments are typically based on floating LIBOR, with many of these assets also having a LIBOR floor. Additionally, borrowings under the Financing Facility are subject to floating interest rates and are currently paid based on one-month LIBOR, plus 2.25 % per annum.
The following table estimates the potential changes in net cash flow generated from interest income and expenses, should interest rates increase by 100, 200 or 300 basis points, or decrease by 25 basis points. Interest income is calculated as revenue from interest generated from our portfolio of investments held on December 31, 2019. Interest expense is calculated based on the terms of the Financing Facility, using the outstanding balance as of December 31, 2019. Interest expense on the Financing Facility is calculated using the interest rate as of December 31, 2019, adjusted for the hypothetical changes in rates, as shown below. The base interest rate case assumes the rates on our portfolio investments remain unchanged from the actual effective interest rates as of December 31, 2019. These hypothetical calculations are based on a model of the investments in our portfolio, held as of December 31, 2019, and are only adjusted for assumed changes in the underlying base interest rates.

Actual results could differ significantly from those estimated in the table.

Changes in Interest Rates	Estimated Percentage Change in Interest Income Net of Interest Expense (unaudited)
-25 Basis Points	(2.1)%
Base Interest Rate	—%
+100 Basis Points	8.3%
+200 Basis Points	16.6%
+300 Basis Points	24.9%

ITEM 3.	PROPERTIES
Our corporate headquarters are located at 430 Park Avenue, 14th Floor, New York, NY 10022, and are provided by the Administrator in accordance with the terms of our Administration Agreement. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth, as of January 28, 2020, the beneficial ownership of each current director, the Company’s executive officers, each person known to us to beneficially own 5% or more of the outstanding Shares, and the executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the Shares. Ownership information for those persons who beneficially own 5% or more of our Shares is based upon filings by such persons with the SEC and other information obtained from such persons, if available. Unless otherwise indicated, the Fund believes that each beneficial owner set forth in the table has sole voting and investment power over such Shares. Unless otherwise indicated, the address of all executive officers and directors is c/o Nuveen Churchill BDC, Inc., 430 Park Avenue, 14 th Floor, New York, NY 10022 .

Name and Address	Shares Owned	Percentage(1)
Interested Directors
Kenneth Kencel	—	—%
Michael Perry	—	—%
Independent Directors
Reena Aggarwal	—	—%
David Kirchheimer	—	—%
Kenneth Miranda	—	—%
Stephen Potter	—	—%
James Ritchie	—	—%
Executive Officers
Shai Vichness	—	—%
Thomas Grenville	—	—%
John McCally	—	—%
Christopher Rohrbacher	—	—%
Marissa Short	—	—%
Directors and Executive Officers as a Group (12 persons)	—	—%
10% Holders
Teachers Insurance and Annuity Association of America(2)	3,310,590	100%
_______________

(1)	Percentage of beneficial ownership is based on 3,310,590 Shares outstanding as of January 28, 2020.

(2)
The address of Teachers Insurance and Annuity Association of America is 730 Third Avenue, New York, NY 10017. In connection with our formation, the Company issued and sold 50 Shares to TIAA, for an aggregate purchase price of $1,000. In connection with the consummation of the Merger, and prior to our election to be regulated as a BDC under the 1940 Act, the Company issued 3,310,540 Shares to TIAA in exchange for all of the outstanding preference shares of the Predecessor Entity, which was then merged into SPV I, as a result of which the Predecessor Entity became our wholly-owned consolidated subsidiary (through its successor-in-interest, SPV I). It is expected that TIAA’s ownership percentage of the Company will be reduced upon the initial drawdown from investors in the Private Offering.

ITEM 5.	DIRECTORS AND EXECUTIVE OFFICERS
Our business and affairs are managed under the direction of the Board. The responsibilities of the Board include, among other things, the oversight of our investment activities, the quarterly valuation of our assets, oversight of our financing arrangements and corporate governance activities. Our Board consists of seven directors, five of whom will not be “interested persons” of the Company or of the Advisers as defined in Section 2(a)(19) of the 1940 Act and are “independent,” as determined by the Board. These individuals are referred to as independent directors. The Board appoints the Company’s executive officers, who serve at the discretion of the Board.
Board of Directors and Executive Officers
Directors
Under our Charter and Bylaws, the directors are divided into three classes. Directors of each class hold office for terms ending at the third annual meeting of our shareholders after their election and when their respective successors are elected and qualify. Each director will hold office for the term to which he or she is elected and until his or her successor is duly elected and qualifies. Each director may stand for re-election at the end of each term. Information regarding each director is set forth below:

Name	Age	Position	Director Since	Term Expires
Interested Directors:
Kenneth Kencel	60	Chief Executive Officer, President, Director and Chairman	2019	2023
Michael Perry	52	Director	2019	2021
Independent Directors:
Reena Aggarwal	61	Director	2019	2022
David Kirchheimer	63	Director	2019	2021
Kenneth Miranda	58	Director	2019	2021
Stephen Potter	62	Director	2019	2023
James Ritchie	64	Director	2019	2022
The address for each of our directors is c/o Nuveen Churchill BDC Inc., 430 Park Avenue, 14th Floor, New York, NY 10022.
Executive Officers Who Are Not Also Directors

Name	Age	Position
Shai Vichness	37	Chief Financial Officer and Treasurer
Thomas Grenville	49	Chief Compliance Officer
John McCally	40	Vice President and Secretary
Christopher Rohrbacher	48	Vice President and Assistant Secretary
Marissa Short	36	Controller
Biographical Information
Directors
Our directors have been divided into two groups — interested directors and independent directors. An interested director is an “interested person” as defined in Section 2(a)(19) of the 1940 Act.

Interested Directors
Ken Kencel, Chief Executive Officer, President & Chairman
Kenneth Kencel serves as Chief Executive Officer, President and Chairman of the Board of the Company and has served as President and Chief Executive Officer of Churchill since 2015. Throughout his over 30-year career Mr. Kencel has accrued a broad range of experience in leading middle market financing businesses. From May 2014 to April 2015, he was President and a Director of Carlyle GMS Finance (Carlyle’s publicly traded business development company). Previously, he founded and was President and CEO of Churchill Financial; and served as Head of Leveraged Finance for Royal Bank of Canada as well as Head of Indosuez Capital—a leading middle market merchant banking and asset management business. Mr. Kencel also helped to found high yield finance businesses at both Chase Securities (now JP Morgan) and SBC Warburg (now UBS).
Mr. Kencel serves on the Pension Investment Advisory Committee for the Archdiocese of New York. He is on the Board of Trustees at Canisius High School and is also a member of the Finance and Investment Committees. Mr. Kencel is a guest lecturer at Boston University Questrom School of Business and a former member of the Board of Advisors and Adjunct Professor at the McDonough School of Business at Georgetown University. He earned his B.S. in Business Administration, magna cum laude, from Georgetown University and his J.D. from Northwestern University School of Law.
We believe Mr. Kencel's numerous management positions, as well as his depth of experience with corporate finance and middle market investments, give the Board valuable industry-specific knowledge and expertise on these and other matters, and his history with Churchill provides an important skillset and knowledge base to the Board.
Michael Perry
Michael A. Perry is a director of the Company. Michael A. Perry is an Executive Vice President and the Head of U.S. Advisory Services for Nuveen, where he is responsible for delivering Nuveen’s insights, capabilities and solutions to best service clients and grow revenues. Previously, Mr. Perry was head of Global Product, responsible for driving a consistent, global viewpoint and strategy across all aspects of product creation and management. He also led Structured Products and Alternative Investments, responsible for building and growing the closed-end fund and alternative investment businesses. Mr. Perry is a member of Nuveen’s Management Committee. Before joining Nuveen in July 2015, Mr. Perry spent five years at UBS Wealth Management, serving on its Executive Committee and responsible for investment advisory programs and research, planning, funds, alternative investments, insurance and the UBS Trust Company. Prior to UBS, Mr. Perry spent 15 years at Merrill Lynch as a senior executive leading a number of investment businesses focused on the wealth management channel. He also serves on the board of Youth, Inc. which empowers youth serving nonprofit organizations in the New York City area. Mr. Perry holds a B.S. in Industrial and Operations Engineering from the University of Michigan and an M.B.A. from the NYU Stern School of Business. Mr. Perry is a valuable member of our board of directors because of his extensive experience with alternative investments and retail, high net worth and institutional client channels.
We believe Mr. Perry's depth of experience in corporate finance, capital markets and financial services gives the Board valuable industry-specific knowledge and expertise on these and other matters, and his history with Nuveen provides an important skillset and knowledge base to the Board.
Independent Directors
Reena Aggarwal
Reena Aggarwal is a director of the Company. Dr. Aggarwal is currently the Vice Provost for Faculty and Robert E. McDonough Professor of Finance at Georgetown University. Dr. Aggarwal has been employed by Georgetown University since 1986 and has served as a Professor at Georgetown University since 2000. Dr. Aggarwal has previously held various positions including Interim Dean and Deputy Dean of Georgetown’s McDonough School of Business; Visiting Professor of Finance at MIT’s Sloan School of Management; FINRA Academic Fellow; Academic Fellow at

the U.S. SEC; Visiting Research Scholar at the International Monetary Fund; Fulbright Scholar to Brazil; World Economic Forum Global Agenda Council on the Future of Financing and Capital; and as a Distinguished Scholar at the Reserve Bank of India’s CAFRAL. Dr. Aggarwal serves on the Board of Cohen and Steers, New York Life Investment Management IndexIQ and Brightwood Capital. She received a Ph.D. in finance from the University of Maryland and M.M.S. from BITS Pilani, India.
We believe Ms. Aggarwal’s depth of knowledge of financial issues and corporate governance experience provide her with skills and valuable insight in serving on the board of an investment company, which make her well-qualified to serve on the Board.
David Kirchheimer
David M. Kirchheimer is a director of the Company. Mr. Kirchheimer has served as an Advisory Partner at Oaktree Capital Management (“Oaktree”) since his retirement from Oaktree in March 2017. Prior thereto, he was the Chief Financial Officer of Oaktree and a director of its then-publicly owned affiliate. Before joining Oaktree at its founding in 1995 as Chief Administrative and Financial Officer, Mr. Kirchheimer’s 16 years of experience consisted primarily of Executive VP and CFO of Republic Pictures Corporation, a then-publicly held entertainment company, and PricewaterhouseCoopers, where he became a Certified Public Accountant (now inactive) and rose to senior audit manager. Mr. Kirchheimer currently serves on the board of CURO Group Holdings Corp. and of various non-profit organizations, including the financial advisory panel of The Aerospace Corporation. He graduated Phi Beta Kappa and summa cum laude with a B.A. degree in economics from Colorado College and earned an M.B.A. in accounting and finance from the Booth School of Business of the University of Chicago.
We believe Mr. Kirchheimer's numerous management positions and broad experiences in the financial services sector provide him with skills and valuable insight in handling complex financial transactions and issues, all of which make him well qualified to serve on the Board.
Kenneth Miranda
Kenneth M. Miranda is a director of the Company. He was appointed Cornell University’s Chief Investment Officer effective July 1, 2016. Prior to this, he had been the Director of the International Monetary Fund’s Investment Office since 2000 and has served as a visiting scholar at the International Monetary Fund. He also served as an advisor to the Administration Committee of the IMF Staff Retirement Plan. He currently serves as a member of the Advisory Committee on Investments for the Food and Agriculture Organization, and up until June 30, 2016, was a member of the Investment Sub-committee of Cornell University. In addition, he serves on the Investment Committee of the National Geographic Society. Formerly, he was the President of the Board of Directors of the Bank-Fund Staff Federal Credit Union and a Senior Advisor on the George Washington University Committee on Investments. He holds a PhD in Economics from the University of Chicago, a BS in Foreign Service from Georgetown University, and is a CFA charter holder.
   We believe Mr. Miranda's investment experience, including serving as chief investment officer for a large endowment, provide an important skillset and knowledge base to the Board.
Stephen Potter
Stephen Potter is a director of the Company. From 2008-2017, Mr. Potter served as President of Northern Trust Asset Management (NTAM), a large global asset management firm, and as CEO of Northern Trust Investments, a registered investment adviser. From 2001-2008, Mr. Potter served as CEO of Northern Trust Global Services, Ltd. and led all of Northern Trust’s business activities outside the United States. In his various leadership roles at Northern Trust Corporation, Mr. Potter actively engaged with the board of directors and regulators focused on business strategy, risk management and long term talent development. Mr. Potter currently serves on the boards of Miami Corporation, Rush University Medical Center, Duke University Trinity College, the British American Business Council, the Solti Foundation, and the American School in London US Foundation. Mr. Potter holds an AB in Economics and History from Duke University and an MBA in Finance and Marketing from Northwestern University.

We believe Mr. Potter's management positions and experiences with business strategy and risk management provide the Board with valuable skills and insight.
James J. Ritchie
James J. Ritchie is a director of the Company. He currently serves on the boards of Kinsale Capital Group, Inc., a Richmond-based specialty insurance company, and Old Mutual Bermuda, formerly a Bermuda-based financial services company now in run-off. At various times from 2007 to 2018, he served as chairman of the boards of Brightsphere Investment Group plc, a global asset management firm, F&G Life Insurance Company, a life & annuity insurance company and Quanta Capital Holdings, Ltd., a property and casualty insurance holding company. Prior to serving as chairman of the boards of these firms, he chaired their respective audit committees as well as those of KMG America Corporation, a life and health insurance company, Ceres Group, Inc., a health insurance company, and Lloyds Syndicate 4000. From 2001 to 2003, he served as CFO of White Mountains Insurance Group, Ltd., a Bermuda-based insurance holding company. Prior thereto, he held senior management positions in Cigna Corporation and Price Waterhouse (now PricewaterhouseCoopers). He is a member of the National Association of Corporate Directors and the American Institute of Certified Public Accountants. Mr. Ritchie received an MBA from the Rutgers Graduate School of Business Administration and an AB economics degree with honors from Rutgers College.
We believe Mr. Ritchie's broad experiences in the financial services and accounting sectors provide him with skills and valuable insight in handling complex financial transactions and accounting issues, all of which make him well qualified to serve on the Board.
Executive Officers Who Are Not Also Directors
Shai Vichness, Chief Financial Officer and Treasurer
Shai Vichness serves as Chief Financial Officer and Treasurer of the Company and as a Senior Managing Director and the Chief Financial Officer of Churchill. Previously, as Managing Director and Head of Senior Leveraged Lending for Nuveen, Mr. Vichness was responsible for initiating Nuveen’s investment program in middle market senior loans and was directly involved in the launch of Churchill as an affiliate in 2015. Since the launch of Churchill, Mr. Vichness has been a member of Churchill’s Investment Committee and has been actively engaged in the management of the firm, including the development of its infrastructure and operations. Mr. Vichness joined Nuveen in 2005 and has spent his entire career in the private debt markets, with a significant amount of time spent in the firm’s workout and restructuring department. Mr. Vichness holds a BBA from Baruch College, CUNY and is a CFA charterholder.
Thomas Grenville, Chief Compliance Officer
Thomas Grenville is the Chief Compliance Officer of the Company and has served as chief compliance officer for various Nuveen affiliates since 2010. Prior to joining, Mr. Grenville was at the U.S. Securities and Exchange Commission for seven years where he led examinations of hedge funds, investment companies and investment advisers. He also worked for two years at the State of Oregon’s Division of Finance and Corporate Securities. Mr. Grenville received a BA from Swarthmore College, a JD from Benjamin N. Cardozo Law School and a LLM in Environmental and Natural Resources Law from Lewis and Clark Law School, and a M.B.A. from the University of California, Berkeley. He is a member of the Oregon Bar, and has been designated as a Certified Fraud Examiner by the Association of Certified Fraud Examiners (ACFE).
John McCally, Vice President and Secretary
John McCally is a Vice President and the Secretary of the Company and has served as an Associate General Counsel in the TIAA and Nuveen legal departments since 2010. Mr. McCally provides legal support for various investment and asset management teams within the Nuveen and TIAA businesses, including those engaged in public and private fixed income, derivatives, structured product and infrastructure investment markets. Mr. McCally worked as internal legal counsel in connection with the launch of the Churchill business and continues to provide day-to-day coverage for corporate, asset management and regulatory matters for Churchill. Prior to joining the organization in 2010, Mr. McCally was an associate with Cadwalader, Wickersham & Taft LLP, specializing in derivatives, structured products and investment management, based in its Washington, DC office. Mr. McCally received a BA from Duke University and a juris doctor from The George Washington University Law School.
Christopher Rohrbacher, Vice President and Assistant Secretary
Christopher Rohrbacher is a Vice President and the Assistant Secretary of the Company and a Managing Director and Associate General Counsel at Nuveen. Prior to joining Nuveen in 2008, he was an associate in the Investment Management Group at Skadden, Arps, Slate, Meagher & Flom LLP. He is a graduate of Carleton College and the University of Chicago Law School.
Marissa Short, Controller
Marissa Short joined Churchill Asset Management in 2018 and currently serves as Controller of the Company and Vice President of Finance at Churchill with thirteen years of financial services experience. Previously, she was a senior manager in the Wealth and Asset Management Practice at Ernst & Young LLP, responsible for the planning, implementation, and completion of financial statement audits for top tier SEC and non-SEC clients. Ms. Short received her B.S. in Accounting and Business Administration from Lehigh University and is a Certified Public Accountant in the State of New York.
Board Leadership Structure
The Board monitors and performs an oversight role with respect to the business and affairs of the Company. Among other things, the Board approves the appointment of, and reviews and monitors the services and activities performed by, the Advisers, the Administrator and our officers and approves the engagement, and reviews the performance of, the Company’s independent registered public accounting firm.
Under the Bylaws, the Board may designate a chair to preside over the meetings of the Board and meetings of the shareholders and to perform such other duties as may be assigned to him or her by the Board. The Company does not have a fixed policy as to whether the chair of the Board should be an independent director and believes that the flexibility to select its chair and reorganize its leadership structure from time to time is in the best interests of the Company and its shareholders.
Presently, Kenneth Kencel serves as the chair of the Board. Mr. Kencel is considered an interested director because he is an officer of the Company and the Advisers. The Company believes that Mr. Kencel’s history with the Company, familiarity with the Nuveen investment platform and extensive experience investing in and managing private equity and debt investments qualifies him to serve as chair of the Board. Moreover, the Board believes that it is in the best interests of our shareholders for Mr. Kencel to lead the Board because of his broad experience with the Nuveen platform, day-to-day management and operation of other investment funds and significant background in the financial services industry, as described above.
The Board does not have a lead independent director. However, Mr. Ritchie, the chairman of the Audit Committee, is an independent director and acts as a liaison between the independent directors and management between meetings of the Board and is involved in the preparation of agendas for Board and committee meetings. The Board believes that its leadership structure is appropriate in light of the Company’s characteristics and circumstances because the structure allocates areas of responsibility among the individual directors and the committees in a manner that encourages effective oversight. The Board also believes that its size creates a highly efficient governance structure that provides ample opportunity for direct communication and interaction between the Advisers and the Board.
Board Role in Risk Oversight and Compliance
The Board performs its risk oversight function primarily through (a) the Audit Committee, the Nominating and Corporate Governance Committee and the Special Transactions Committee (collectively, the “Committees”), which report to the entire Board and are comprised solely of independent directors, and (b) reports received from the Company’s Chief Compliance Officer in accordance with the Company’s compliance policies and procedures.
As described below in more detail under “Audit Committee,” “Nominating and Corporate Governance Committee” and “Special Transactions Committee”, the Committees assist the Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include overseeing the Company’s accounting and financial reporting processes, the Company’s systems of internal controls regarding finance and accounting and audits of the Company’s financial statements and discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Nominating and Corporate Governance Committee’s risk oversight responsibilities include nominating directors for election by the Company’s shareholders in the event of director vacancies, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and its committees. The Special Transactions Committee’s risk oversight responsibilities include reviewing and making certain findings in respect of co-investment transactions and monitoring compliance with the conditions of the Order, as well as certain other matters pertaining to potential or actual conflicts of interest.
The Board also performs its risk oversight responsibilities with the assistance of the Company’s Chief Compliance Officer. The Chief Compliance Officer will prepare a written report annually discussing the adequacy and effectiveness of the compliance policies and procedures of the Company and certain of its service providers. The Chief Compliance Officer’s report, which will be reviewed by the Board, will address at a minimum: (a) the operation of the compliance policies and procedures of the Company and certain of its service providers since the last report; (b) any material changes to such policies and procedures since the last report; (c) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (d) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee the Company’s compliance activities and risks. In addition, the Chief Compliance Officer will meet separately in executive session with the independent directors periodically, but in no event less than once each year.
The Company believes that the role of the Board in risk oversight is effective and appropriate given the extensive regulation to which it is already subject as a BDC. Specifically, as a BDC, the Company must comply with certain regulatory requirements that control the levels of risk in its business and operations. For example, the Company’s ability to incur indebtedness is limited such that its asset coverage must equal at least 150% immediately after each time it incurs indebtedness and the Company generally has to invest at least 70% of its total assets in “qualifying assets.” In addition, the Company intends to elect to be treated as a RIC under Subchapter M of the Code for the fiscal year ending December 31, 2020. As a RIC, the Company must, among other things, meet certain income source and asset diversification requirements.
The Board believes that its existing role in risk oversight is appropriate. However, the Board re-examines the manner in which it administers its oversight function on an ongoing basis to ensure that it continues to meet the Company’s needs.
Committees
The Board has an Audit Committee, a Nominating and Corporate Governance Committee and a Special Transactions Committee and may form additional committees in the future.
Audit Committee
The Audit Committee is composed of Reena Aggarwal, David Kirchheimer, Kenneth Miranda, Stephen Potter and James Ritchie, each of whom is an independent director. Mr. Ritchie serves as chair of the Audit Committee. The Board has determined that each of Ms. Aggarwal, Mr. Kirchheimer and Mr. Ritchie is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K, as promulgated under the 1934 Act. Our Audit Committee members meet the current independence and experience requirements of Rule 10A-3 of the 1934 Act.

In accordance with its written charter adopted by the Board, the Audit Committee (a) assists the Board’s oversight of the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, our compliance with legal and regulatory requirements and the performance of our independent registered public accounting firm; (b) reviews the Audit Committee report, as required by the SEC, to be included in our annual proxy statement; (c) oversees the scope of the annual audit of our financial statements, the quality and objectivity of our financial statements, accounting and policies and internal controls over financial reporting; (d) establishes guidelines and makes recommendations to the Board regarding the valuation of the Company’s investments, and is responsible for aiding the Board in determining the fair value of debt and equity securities for which current market values are not readily available; (e) determines the selection, appointment, retention and termination of our independent registered public accounting firm, as well as approving the compensation thereof; (f) reviews reports regarding compliance with the Company’s Code of Business Conduct and Ethics; (g) pre-approves all audit and non-audit services provided to us by such independent registered public accounting firm; and (h) acts as a liaison between our independent registered public accounting firm and the Board.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee (the “Nominating Committee”) is comprised of Reena Aggarwal, David Kirchheimer, Kenneth Miranda, Stephen Potter and James Ritchie, each of whom is considered an independent director. Mr. Kirchheimer serves as chair of the Nominating Committee.
In accordance with its charter adopted by the Board, the Nominating Committee recommends to the Board persons to be nominated by the Board for election on an annual basis and in the event any vacancy on the Board may arise. The Nominating Committee will consider for nomination to the Board candidates submitted by our shareholders or from other sources it deems appropriate. In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the Nominating Committee applies the criteria included in its charter. These criteria include the candidate’s standards of character and integrity, knowledge of the Company’s business and industry, conflicts of interest, willingness to devote time to the Company and ability to act in the interests of all shareholders. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Board does not have a specific diversity policy, but considers diversity of race, religion, national origin, gender, sexual orientation, disability, cultural background and professional experiences in evaluating candidates for board membership. The Board believes diversity is important because a variety of viewpoints contribute to an effective decision-making process.
The Nominating Committee also makes recommendations with regard to the tenure of the directors and is responsible for overseeing an annual evaluation of the Board and its committee structure to determine whether the structure is operating effectively.
Special Transactions Committee
The Special Transactions Committee (the “Special Transactions Committee”) is comprised of Reena Aggarwal, David Kirchheimer, Kenneth Miranda, Stephen Potter and James Ritchie, each of whom is considered an independent director of the Company. Mr. Potter serves as chair of the Special Transactions Committee.
The Special Transactions Committee will be responsible for reviewing and making certain findings in respect of co-investment transactions under the conditions of the Order that the Company has been granted by the SEC as well as certain other matters pertaining to actual or potential conflicts of interest.
Portfolio Management
All investment decisions for the Company will require the unanimous approval of the members of the Joint Investment Committee comprised of senior investment personnel of both Investment Teams. The initial members of the Joint Investment Committee are Ken Kencel, Jason Strife and Randy Schwimmer. The Joint Investment Committee will also be advised by the Senior Loan Investment Committee and the Junior Capital Investment Committee. The Senior Loan Investment Committee is currently comprised of Ken Kencel, Randy Schwimmer, George Kurteson, Shai

Vichness, Chris Cox and Mat Linett. The Junior Capital Investment Committee is currently comprised of Ken Kencel, Jason Strife, Derek Fricke and Anne Philpott. See “Item I. Business — Description of Business — Investment Advisory Agreement” for more information, including information regarding the termination provisions of the Investment Advisory Agreement. See “Item I. Business — Description of Business — Joint Investment Committee” for biographies for members of the Joint Investment Committee, Senior Loan Investment Committee and Junior Capital Investment Committee.
Promoters and Certain Control Persons
The Advisers may be deemed promoters of the Company. We have entered into the Investment Advisory Agreement with the Adviser and the Sub-Advisory Agreement with Churchill. The Adviser, for its services to us, will be entitled to receive a portion of the management fees and a portion of the incentive fees in addition to the reimbursement of certain expenses. In addition, under the Investment Advisory Agreement, we expect, to the extent permitted by applicable law and in the discretion of our Board, to indemnify the Adviser and certain of its affiliates. Churchill, for its services to us, will be entitled to receive a portion of the management fees and a portion of the incentive fees in addition to the reimbursement of certain expenses. In addition, under the Sub-Advisory Agreement, we expect, to the extent permitted by applicable law and in the discretion of our Board, to indemnify Churchill and certain of its affiliates. See “Item 1 (c). Description of Business—General.”
Immediately prior to the Company’s election to be regulated as a BDC, in connection with the Merger, SPV I acquired all of the economic equity interests of the Predecessor Entity. Prior to the Merger, 100% of the preference shares issued by the Predecessor Entity (which preference shares represent the economic residual interest in the Predecessor Entity) were held by TIAA. In connection with the consummation of the Merger, and prior to our election to be regulated as a BDC under the 1940 Act, the Company issued 3,310,540 Shares to TIAA in exchange for all of the outstanding preference shares of the Predecessor Entity, which was then merged into SPV I, as a result of which the Predecessor Entity became our wholly-owned consolidated subsidiary (through its successor-in-interest, SPV I). See “ Item 2. — Financial Information — Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “ Item 13. Financial Statements and Supplementary Data. ”

ITEM 6.	EXECUTIVE COMPENSATION
Compensation of Executive Officers
We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of the Advisers, the Administrator or their respective affiliates, pursuant to the terms of the Investment Advisory Agreement, the Sub-Advisory Agreement and the Administration Agreement, as applicable. Our day-to-day administrative operations are managed by the Administrator. Most of the services necessary for the origination and administration of our investment portfolio will be provided by investment professionals employed by Churchill or their respective affiliates.
Each of our executive officers is an employee of an affiliate of the Administrator. We reimburse the Administrator for our allocable portion of expenses incurred by the Administrator in performing its obligations under the Administration Agreement, including our allocable portion of the cost of our officers and their respective staffs, and we reimburse the Adviser for certain expenses under the Investment Advisory Agreement. See “Item 1(c). Description of Business — Investment Advisory Agreement” and “Item 7. Certain Relationships and Related Transactions, and Director Independence.”
Compensation of Directors
No compensation will be paid to our interested directors. Prior to an Exchange Listing, each independent director will receive a retainer of $75,000 annually for serving on the Board. Following an Exchange Listing, each independent director will receive a retainer of $100,000 annually for serving on the Board. Prior to an Exchange Listing, the chair of the Audit Committee will receive an additional $7,500 annual fee. Following an Exchange Listing, the chair of the Audit Committee will receive an additional $10,000 annual fee. We will also reimburse each of the independent directors for all reasonable out-of-pocket expenses incurred in connection with each meeting attended.

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE
Transactions with Related Persons, Promoters and Certain Control Persons
Investment Advisory Agreement
We have entered into the Investment Advisory Agreement with the Adviser pursuant to which we will pay management fees (before and after an Exchange Listing) and incentive fees (only after an Exchange Listing) to the Adviser. See “ Item 1(c). Description of Business  —  Investment Advisory Agreement .” The Investment Advisory Agreement has been approved by the Board. Unless earlier terminated, the Investment Advisory Agreement will remain in effect for a period of two years from December 31, 2019, the date it first became effective, and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board, including a majority of independent directors, or by the holders of a majority of our outstanding voting securities.
Sub-Advisory Agreement
The Adviser has entered into the Sub-Advisory Agreement with Churchill pursuant to which Churchill will be entitled to a portion of the management and incentive fees paid to the Adviser. See “ Item 1(c). Description of Business  —  Sub-Advisory Agreement .” The Sub-Advisory Agreement has been approved by the Board. Unless earlier terminated, the Sub-Advisory Agreement will remain in effect for a period of two years from December 31, 2019, the date it first became effective, and will remain in effect from year-to-year thereafter if approved annually by a majority of the Board, including a majority of independent directors, or by the holders of a majority of our outstanding voting securities.
Administration Agreement
We have entered into the Administration Agreement with the Administrator, pursuant to which the Administrator will be responsible for providing us with clerical, bookkeeping, recordkeeping and other administrative services at such facilities. See “ Item 1(c). Description of Business  —  Administration Agreement .”
Relationship with the Adviser, Churchill and Potential Conflicts of Interest
We, the Adviser and Churchill, and our respective direct or indirect members, partners, officers, directors, employees, agents and affiliates may be subject to certain potential conflicts of interest in connection with our activities and investments. For example, the terms of the Sub-Advisory Agreement with respect to management and incentive fees may create an incentive for Churchill to approve and cause us to make more speculative investments than we would otherwise make in the absence of such fee structure. In addition, certain personnel of the Adviser and/or Churchill serve, or may serve, as officers, directors, members, or principals of entities that operate in the same or a related line of business as we do, or of investment funds, accounts, or investment vehicles managed by them. Similarly, Churchill may have other clients with similar, different or competing investment objectives as us. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the best interests of the Company or our shareholders.
Churchill or its affiliates may also earn additional fees related to the securities in which the Company invests, which may result in conflicts of interests for the senior investment professionals and members of the investment committee making investment decisions. For example, Churchill and its affiliates may act as an arranger, syndication agent or in a similar capacity with respect to securities in which the Company invests, in which case Churchill and its affiliates receive compensation from the issuers of such securities, which compensation would be paid to them separately from management fees paid by the Company. Additionally, affiliates of Churchill may act as the administrative agent on credit facilities under which such securities are issued, which may contemplate additional compensation to such affiliates for the service of acting as administrative agent thereunder. Churchill may also simultaneously be managing certain securities for the Company and the same investments on a whole-loan, whole-security basis for TIAA pursuant to separate engagements, which may lead to conflicts of interest.

In certain instances, it is possible that other entities managed by Churchill or a proprietary account of TIAA may be invested in the same or similar loans or securities as held by the Company, and which may be acquired at different times at lower or higher prices. Those investments may also be in securities or other instruments in different parts of the company’s capital structure that differ significantly from the investments held by the Company, including with respect to material terms and conditions, including without limitation seniority, interest rates, dividends, voting rights and participation in liquidation proceeds. Consequently, in certain instances these investments may be in positions or interests which are potentially adverse to those taken or held by the Company. In such circumstances, policies and procedures will be implemented to address such actual or potential conflicts, which may include, as appropriate, establishing an information barrier between or among the applicable personnel of the relevant affiliated entities (including as between officers of Churchill), requiring recusal of certain personnel from participating in decisions that give rise to such conflicts, or other protective measures as shall be established from time to time to address such conflicts.
Further, an affiliate of TIAA may serve as the administrative or other named agent on behalf of the lenders with respect to investments by the Company and/or one or more of its affiliates. In some cases, investments that are originated or otherwise sourced by Churchill may be funded by a Loan Syndicate organized by Churchill or its affiliates. The Loan Syndicate Participants, in addition to the Company and its affiliates may include other lenders and various institutional and sophisticated investors (through private investment vehicles in which they invest). The entity acting as agent may serve as an agent with respect to loans made at varying levels of a borrower’s capital structure. Loan Syndicate Participants may hold investments in the same or distinct tranches in the loan facilities of which the Portfolio Investment is a part or in different positions in the capital structure under such Portfolio Investment. As is typical in such agency arrangements, the agent is the party responsible for administering and enforcing the terms of the loan facility, may take certain actions and make certain decisions in its discretion and generally may take material actions only in accordance with the instructions of a designated percentage of the lenders. In the case of loan facilities that include both senior and subordinate tranches, the agent may take actions in accordance with the instructions of the holders of one or more of the senior tranches without any right to vote or consent (except in certain limited circumstances) by the subordinated tranches of such indebtedness. Churchill expects that the Portfolio Investments held by the Company and its affiliates may represent less than the amount of debt sufficient to direct, initiate or prevent actions with respect to such loan facility or a tranche thereof of which the Company’s investment is a part (other than preventing those that require the consent of each lender). As a result of an affiliate of TIAA acting as agent for an agented loan where a Loan Syndicate Participant may own more of the related indebtedness of the obligor or hold indebtedness in a position in the capital structure of an obligor different from that of the Company and its affiliates, such Loan Syndicate Participants will be in a position to exercise more control with respect to the related loan facility than that which Churchill could exercise on behalf of the Company, and may exercise such control in a manner adverse to the interests of the Company.
In addition, TIAA, as advised by NAA, may be a limited partner investor in many of the private equity funds that own the portfolio companies in which the Company will invest or TIAA may otherwise have a relationship with the private equity funds or portfolio companies, which may give rise to certain conflicts or limit the Company’s ability to invest in such portfolio companies. TIAA (and other NAA-managed private clients) may also hold passive equity co-investments in such private equity funds or portfolio companies owned by such fund, or in holding companies elsewhere in the capital structure of the private equity fund or portfolio company, which may give rise to certain conflicts for the investment professionals of NAA when making investment decisions.
Investment Allocation Policies and Procedures
Churchill, and its affiliates, have procedures and policies in place designed to manage the potential conflicts of interest between its fiduciary obligations to us and its similar fiduciary obligations to other clients. An investment opportunity that is suitable for multiple clients of the Churchill and its affiliates may not be capable of being shared among some or all of such clients due to the limited scale of the opportunity or other factors, including regulatory restrictions imposed by the 1940 Act. There can be no assurance that Churchill’s or its affiliates’ efforts to allocate any particular investment opportunity fairly among all clients for whom such opportunity is appropriate will result in an allocation of all or part of such opportunity to us. Not all conflicts of interest can be expected to be resolved in our favor.

In order to address these issues, Churchill has put in place an investment allocation policy that addresses the restrictions under the 1940 Act and seeks to ensure the equitable allocation of investment opportunities. In the absence of using the Order from the SEC that permits greater flexibility relating to co-investments, Churchill will apply the investment allocation policy to determine which entities will proceed with an investment. When we engage in permitted co-investments, we will do so in a manner consistent with Churchill’s allocation policy. In situations where co-investment with other entities managed by Churchill is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer, Churchill will need to decide whether we or such other entity or entities will proceed with the investment. Churchill will make these determinations based on its policies and procedures, which generally require that such opportunities be offered to eligible accounts in a manner that will be fair and equitable over time.
Related Party Transactions
In the ordinary course of business, we may enter into transactions with affiliates and portfolio companies that may be considered related party transactions. In order to ensure that we do not engage in any transactions with any persons affiliated with us that are prohibited under the 1940 Act, we have implemented certain policies and procedures whereby our executive officers screen each of our transactions for any possible affiliations between the proposed portfolio investment, us, and/or certain of our affiliates. We will not enter into any agreements related to any such transactions unless and until we are satisfied that doing so will not raise concerns under the 1940 Act or, if such concerns exist, we have taken appropriate actions to seek Board review and approval or exemptive relief for such transaction. Our Board will review such procedures on an annual basis.
Co-Investment Opportunities
We may co-invest with Churchill’s and its affiliates’ other clients in certain circumstances where doing so is consistent with applicable law and SEC staff interpretations. For example, we may co-invest with such accounts consistent with guidance promulgated by the SEC staff permitting us and such other accounts to purchase interests in privately placed securities so long as certain conditions are met, including that Churchill, acting on our behalf and on behalf of other clients, negotiates no term other than price. We may also co-invest with Churchill’s or its affiliates’ other clients as otherwise permissible under regulatory guidance, applicable regulations, and Churchill’s allocation policy, which Churchill maintains in writing. Under this allocation policy, a fixed percentage of each opportunity, which may vary based on asset class and from time to time, is offered to us and similar eligible accounts, as periodically determined by Churchill. The Company may also co-invest on a concurrent basis with other affiliates of the Company and Churchill pursuant to the Order. Under the terms of the Order, a majority of the Company’s independent directors are required to make certain determinations in connection with a co-investment transaction, including that (1) the terms of the proposed transaction are reasonable and fair to the Company and the Company’s shareholders and do not involve overreaching of the Company or the Company’s shareholders on the part of any person concerned and (2) the transaction is consistent with the interests of the Company’s shareholders and is consistent with the Company’s investment strategies and policies.
Placement Agent Arrangements
Broker-dealers that are affiliates of the Company and/or one or more of its affiliates or third parties may act as placement agents or distributors to assist in the placement of shares of our common stock to certain of our shareholders. Any placement fees associated with the placement agent services will be paid by the Adviser, with no reimbursement by the Company. The potential for the placement agents to receive compensation in connection with a shareholder's investment in us presents a potential conflict of interest in recommending that such shareholder invest in the Company. The prospect of receiving, or the receipt of, additional compensation, as described above, by the placement agents may provide such placement agents and/or their salespersons with an incentive to favor sales of shares and interests in funds whose affiliates make similar compensation available over sales of interests in funds (or other fund investments) with respect to which the placement agent does not receive additional compensation, or receives lower levels of additional compensation. Prospective investors should take such payment arrangements into account when considering and evaluating any recommendations related to the shares of our common stock.

Certain Business Relationships
Certain of our current directors and officers are directors or officers of the Advisers.
Material Non-Public Information
The Advisers’ investment professionals may serve as directors of, or in a similar capacity with, companies in which we invest or in which we are considering making an investment. Through these and other relationships with a portfolio company, these individuals may obtain material non-public information that might restrict our ability to buy or sell the securities of such company under the policies of the company or applicable law.
Promoters and Certain Control Persons
The Advisers may be deemed promoters of the Company. We have entered into the Investment Advisory Agreement with the Adviser and the Sub-Advisory Agreement with Churchill. See “Item 5. Directors and Executive Officers—Promoters and Control Persons.”
Immediately prior to the Company’s election to be regulated as a BDC, in connection with the Merger, SPV I acquired all of the economic equity interests of the Predecessor Entity. Prior to the Merger, 100% of the preference shares issued by the Predecessor Entity (which preference shares represent the economic residual interest in the Predecessor Entity) were held by TIAA. In connection with the consummation of the Merger, and prior to our election to be regulated as a BDC under the 1940 Act, the Company issued 3,310,540 Shares to TIAA in exchange for all of the outstanding preference shares of the Predecessor Entity, which was then merged into SPV I, as a result of which the Predecessor Entity became our wholly-owned consolidated subsidiary (through its successor-in-interest, SPV I). See “ Item 2. — Financial Information — Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “ Item 13. Financial Statements and Supplementary Data. ”

ITEM 8.	LEGAL PROCEEDINGS
Neither we nor the Advisers are currently subject to any material legal proceedings, nor, to our knowledge, are any material legal proceeding threatened against us or them. From time to time, we and/or the Advisers may be a party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of our rights under contracts with our portfolio companies. Our business is also subject to extensive regulation, which may result in regulatory proceedings against us. While the outcome of these legal or regulatory proceedings cannot be predicted with certainty, we do not expect that these proceedings will have a material effect upon our financial condition or results of operations.

ITEM 9.	MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS
Market Information
Our Shares will be offered and sold in transactions exempt from registration under the 1933 Act under Section 4(a)(2) and Regulation D. See “Item 10. Recent Sales of Unregistered Securities” for more information. There is no public market for our Shares currently, nor can we give any assurance that one will develop.
Because Shares are being acquired by investors in transactions “not involving a public offering,” they are “restricted securities” and may be required to be held indefinitely. Our Shares may not be sold, transferred, assigned, pledged or otherwise disposed of unless (i) the Adviser’s consent is granted, and (ii) the Shares are registered under applicable securities laws or specifically exempted from registration (in which case the shareholder may, at our option, be required to provide us with a legal opinion, in form and substance satisfactory to us, that registration is not required). Accordingly, an investor must be willing to bear the economic risk of investment in the Shares until we are liquidated. No sale, transfer, assignment, pledge or other disposition, whether voluntary or involuntary, of the Shares may be made except by registration of the transfer on our books. Each transferee will be required to execute an instrument agreeing to be bound by these restrictions and the other restrictions imposed on the Shares and to execute such other instruments or certifications as are reasonably required by us.
Holders
Prior to the Merger, 100% of the preference shares issued by the Predecessor Entity (which preference shares represent the economic residual interest in the Predecessor Entity) were held by TIAA. In connection with the consummation of the Merger, and prior to our election to be regulated as a BDC under the 1940 Act, the Company issued 3,310,540 Shares to TIAA in exchange for all of the outstanding preference shares of the Predecessor Entity, which was then merged into SPV I, as a result of which the Predecessor Entity became our wholly-owned consolidated subsidiary (through its successor-in-interest, SPV I).
Additionally, in conjunction with our formation, we issued and sold 50 Shares to TIAA, for an aggregate purchase price of $1,000.
Please see “Item 4. Security Ownership of Certain Beneficial Owners and Management” for disclosure regarding the holders of our common stock.
Valuation of Portfolio Investments
The Board determines the NAV of the Shares quarterly. The NAV per Share is equal to the value of the Company’s total assets minus its liabilities and the liquidation value of any preferred shares outstanding divided by the total number of Shares outstanding.
Our investments are valued in accordance with the fair value principles established by FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures (“ASC Topic 820”) and in accordance with the 1940 Act. ASC Topic 820’s definition of fair value focuses on the amount that would be received to sell the asset or paid to transfer the liability, in the principal, or most advantageous, market and prioritizes the use of market-based inputs (observable) over entity-specific inputs (unobservable) within a measurement of fair value.
Value, as defined in Section 2(a)(41) of the 1940 Act, is (i) the market price for those securities for which a market quotation is readily available and (ii) for all other securities and assets, fair value is as determined in good faith by our Board. Because the Company expects that there typically will not be a readily available market price for its target portfolio investments, the Company expects that the value of most of its portfolio investments will be their fair value as determined by the Board consistent with a documented valuation policy and consistently applied valuation process. In making these determinations, the Board will receive input from management and the Audit Committee. In addition, the Board has retained independent valuation firms to review the valuation of each portfolio investment for which a market quotation is not available at least once during each 12-month period.
Our Board will make this fair value determination on a quarterly basis and in such other instances when a decision regarding the fair value of the portfolio investments is required. Factors considered by our Board as part of the valuation of investments include credit ratings/risk, the portfolio company’s current and projected earnings, current and expected leverage, ability to make interest and principal payments, the estimated remaining life of the investment, liquidity, compliance with applicable loan covenants, price to earnings (or other financial) ratios of the portfolio company and other comparable companies, current market yields and interest rate spreads of similar securities as of the measurement date. Other factors taken into account include changes in the interest rate environment and the credit markets, generally, that may affect the price at which similar investments would trade. The Board may also base its valuation on recent investments and securities with similar structure and risk characteristics. Churchill obtains market data from its ongoing investment purchase efforts, in addition to specific transactions that close and are announced in industry publications. External information may include (but is not limited to) observable market data derived from the U.S. loan and equity markets. In compiling market data Churchill may utilize third party data as an indicator of current market conditions.
ASC Topic 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. ASC Topic 820 also provides guidance regarding a fair value hierarchy, which prioritizes information used to measure fair value and the effect of fair value measurements on earnings and provides for enhanced disclosures determined by the level within the hierarchy of information used in the valuation. In accordance with ASC Topic 820, these inputs are summarized in the three levels listed below:

•	Level 1—Valuations are based on unadjusted, quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.

•	Level 2—Valuations are based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•	Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of observable input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.
Active, publicly-traded instruments are classified as Level 1 and their values are generally based on quoted market prices, even if the market’s normal daily trading volume is not sufficient to absorb the quantity held and placing orders to sell the position in a single transaction might affect the quoted price.
Fair value is generally determined as the price that would be received for an investment in a current sale, which assumes an orderly market is available for the market participants at the measurement date. If available, fair value of investments is based on directly observable market prices or on market data derived from comparable assets. Our valuation policy considers the fact that no ready market may exist for many of the securities in which we invest and that fair value for its investments must be determined using unobservable inputs.
With respect to investments for which market quotations are not readily available (Level 3), our Board will undertake a multi-step valuation process each quarter, as described below:

•
Our quarterly valuation process will begin with each portfolio company or investment being initially valued by the professionals of the applicable Investment Team that are responsible for the portfolio investment;

•	Preliminary valuation conclusions will then be documented and approved by the applicable Investment Team’s Investment Committee;

•
Third-party valuation firms engaged by, or on behalf of, the Board will provide positive assurance on portions of the portfolio each quarter (such that each investment will be reviewed by a third-party valuation firm at least once on a rolling 12-month basis), including a review of management’s preliminary valuation and recommendation of fair value;

•
Our Audit Committee will then review the valuations approved by the applicable Investment Team’s Investment Committee and, where appropriate, the independent valuation firm(s) and recommend those values to our Board; and

•
Our Board will then discuss valuations and determine the fair value of each investment in our portfolio in good faith, based on the input of the applicable Investment Team, and, where appropriate, the respective independent valuation firm(s) and our Audit Committee.

Determinations in Connection with our Offerings
In connection with each offering of our Shares, to the extent we do not have shareholder approval to sell below NAV, our Board or an authorized committee thereof will be required to make a good faith determination that we are not selling our Shares at a price below the then current net asset value of our Shares at the time at which the sale is made. Our Board or an authorized committee thereof will consider the following factors, among others, in making such determination:

•	the net asset value of our Shares disclosed in the most recent periodic report we filed with the SEC;

•
our management’s assessment of whether any material change in the net asset value of our Shares has occurred (including through the realization of gains on the sale of our portfolio securities) during the period beginning on the date of the most recently disclosed net asset value of our Shares and ending as of a time within 48 hours (excluding Sundays and holidays) of the sale of our Shares; and

•
the magnitude of the difference between (i) a value that our Board or an authorized committee thereof has determined reflects the current (as of a time within 48 hours excluding Sundays and holidays) net asset value of our Shares, which is based upon the net asset value of our Shares disclosed in the most recent periodic report we filed with the SEC, as adjusted to reflect our management’s assessment of any material change in the net asset value of our Shares since the date of the most recently disclosed net asset value of our Shares, and (ii) the offering price of our Shares in the proposed offering.

These processes and procedures are part of our compliance policies and procedures. Records will be made contemporaneously with all determinations described in this section and these records will be maintained with other records we are required to maintain under the 1940 Act.
Distribution Policy
The Company generally intends to distribute substantially all of its available net investment income on a quarterly basis, as determined by the Board in its discretion, and in accordance with RIC requirements. Net realized capital gains, if any, will generally be distributed or deemed distributed at least annually. Pursuant to the Company’s dividend reinvestment plan, shareholders will automatically receive cash dividends and other distributions unless they elect to have their dividends and other distributions reinvested in additional Shares. See “Item 1(c). Description of Business—Dividend Reinvestment Plan.”
Reports to Shareholders
We will furnish our shareholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law. Upon the effectiveness of this Registration Statement, we will be required to comply with all periodic reporting, proxy solicitation and other applicable requirements under the 1934 Act.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES
Prior to the Merger, 100% of the preference shares issued by the Predecessor Entity (which preference shares represent the economic residual interest in the Predecessor Entity) were held by TIAA. In connection with the consummation of the Merger, and prior to our election to be regulated as a BDC under the 1940 Act, the Company issued 3,310,540 Shares to TIAA in exchange for all of the outstanding preference shares of the Predecessor Entity, which was then merged into SPV I, as a result of which the Predecessor Entity became our wholly-owned consolidated subsidiary (through its successor-in-interest, SPV I).
Additionally, in conjunction with our formation, we issued and sold 50 Shares to TIAA, for an aggregate purchase price of $1,000.
These Shares were issued and sold in reliance upon the available exemptions from registration requirements of Section 4(a)(2) of the 1933 Act.

ITEM 11.    DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED
The following description is based on relevant portions of the Maryland General Corporation Law (“MGCL”) and on our Articles of Incorporation (as amended or supplemented from time to time, the “Charter”) or our Bylaws (as amended or supplemented from time to time, the “Bylaws”). This summary possesses the provisions deemed to be material, but is not necessarily complete.
General
The authorized stock of the Company consists of 500,000,000 shares of stock, par value $0.01 per share, all of which are initially designated as common stock. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under Maryland law, our shareholders generally are not personally liable for our debts or obligations.
Under our Charter, our Board is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock without obtaining shareholder approval. As permitted by the MGCL, our Charter provides that the Board, without any action by our shareholders, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.
The following are our outstanding classes of securities as of January 28, 2020:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Us or for Our Account	(4) Amount Outstanding Exclusive of Amounts Shown Under(3)
Common stock	500,000,000	—	3,310,590
Common Stock
All Shares have equal rights as to earnings, assets, voting, and dividends and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to our shareholders if, as and when authorized by our Board and declared by us out of assets legally available therefor. Our Shares have no preemptive, conversion or redemption rights and may not be transferred without the consent of the Adviser and may not be transferred if restricted by federal and state securities laws or otherwise by contract. In the event of our liquidation, dissolution or winding up, each Share would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each Share is entitled to one vote on all matters submitted to a vote of shareholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our Shares will possess exclusive voting power.
Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our Charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.
Our Charter authorizes us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our Charter obligates us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our Charter also permits us to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.
Maryland law requires a corporation (unless its charter provides otherwise, which our Charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer in advance of final disposition of a proceeding upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good-faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws
The MGCL and our Charter and Bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise, the material ones of which are discussed below. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. We expect the benefits of these provisions to outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Classified Board of Directors
Our Board is divided into three classes of directors serving staggered terms currently expiring in 2021, 2022 and 2023. Upon expiration of their terms, directors of each class will be elected to serve for three-year terms and until their respective successors are duly elected and qualify, and each year one class of directors will be elected by the shareholders. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified Board will help to ensure the continuity and stability of our management and policies.

Election of Directors
Our Bylaws, as authorized by our Charter, provide that the affirmative vote of the holders of a plurality of all votes cast at a meeting of shareholders duly called, and at which a quorum is present, will be required to elect a director. Pursuant to our Charter our Board may amend the bylaws to alter the vote required to elect directors.
Number of Directors; Vacancies; Removal
Our Charter provides that the number of directors will be set only by the Board in accordance with our Bylaws. Our Bylaws provide that a majority of our entire Board may at any time increase or decrease the number of directors. However, unless our Bylaws are amended, the number of directors may never be less than one nor more than nine. Our Charter provides that, at such time as we have at least three independent directors and our Shares are registered under the 1934 Act, as amended, we will elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the Board. Accordingly, at such time, except as may be provided by the Board in setting the terms of any class or series of preferred stock, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.
Our Charter provides that a director may be removed only for cause, as defined in the Charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.
Action by Shareholders
Under the MGCL, shareholder action can be taken only at an annual or special meeting of shareholders or (unless the charter provides for shareholder action by less than unanimous written consent, which our Charter does not) by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of our Bylaws regarding the calling of a shareholder-requested special meeting of shareholders discussed below, may have the effect of delaying consideration of a shareholder proposal indefinitely.
Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals
Our Bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to the Board and the proposal of business to be considered by shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the Board or (3) by a shareholder of the Company who is a shareholder of record both at the time of giving of notice provided for in our Bylaws and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Bylaws. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) by or at the direction of the Board or (2) provided that the Board has determined that directors will be elected at the meeting, by a shareholder of the Company who is a shareholder of record both at the time of giving of notice provided for in our Bylaws and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the Bylaws.
The purpose of requiring shareholders to give us advance notice of nominations and other business is to afford our Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform shareholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of shareholders. Although our bylaws do not give our Board any power to disapprove shareholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our shareholders.

Calling of Special Meetings of Shareholders
Our Bylaws provide that special meetings of shareholders may be called by our Board and certain of our officers. Additionally, our Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the shareholders requesting the meeting, a special meeting of shareholders will be called by the secretary of the Company upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.
Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our Charter generally provides for approval of charter amendments and extraordinary transactions by the shareholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our Charter also provides that certain charter amendments, any proposal for our conversion, whether by charter amendment, merger or otherwise, from a closed-end company to an open-end company and any proposal for our liquidation or dissolution requires the approval of the shareholders entitled to cast at least 75% of the votes entitled to be cast on such matter (provided, however, that in connection with subscribing to purchase Shares prior to an Exchange Listing, each shareholder will grant an irrevocable proxy to our Board to vote their Shares in favor of liquidating or dissolving the Company if the Company does not effectuate an Exchange Listing within 5 years of the Initial Closing, subject to up to two 1-year extensions in the discretion of the Board). However, if such amendment or proposal is approved by a majority of our continuing directors (in addition to approval by our Board), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in our charter as (1) our current directors, (2) those directors whose nomination for election by the shareholders or whose election by the directors to fill vacancies is approved by a majority of our current directors then on the Board or (3) any successor directors whose nomination for election by the shareholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.
Our Charter and Bylaws provide that the Board will have the exclusive power to make, alter, amend or repeal any provision of our Bylaws.
No Appraisal Rights
Except with respect to appraisal rights arising in connection with the Control Share Act discussed below, as permitted by the MGCL, our Charter provides that shareholders will not be entitled to exercise appraisal rights unless a majority of the Board determines such rights apply.
Control Share Acquisitions
The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter (the “Control Share Act”). Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.
The requisite shareholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the Board of the corporation to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our bylaws compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The Control Share Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our Bylaws contain a provision exempting from the Control Share Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our Bylaws to be subject to the Control Share Act only if the Board determines that it would be in our best interests and if the SEC staff does not object to our determination that our being subject to the Control Share Act does not conflict with the 1940 Act.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder (the “Business Combination Act”). These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation.

A person is not an interested shareholder under this statute if the Board approved in advance the transaction by which the shareholder otherwise would have become an interested shareholder. However, in approving a transaction, the Board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested shareholder generally must be recommended by the Board of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

These super-majority vote requirements do not apply if the corporation’s common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the Board before the time that the interested shareholder becomes an interested shareholder. We expect our Board to adopt a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the Board, including a majority of the directors who are not “interested persons” as defined in the 1940 Act. This resolution may be altered or repealed in whole or in part at any time; however, our Board will adopt resolutions so as to make us subject to the provisions of the Business Combination Act only if the Board determines that it would be in our best interests and if the SEC staff does not object to our determination that our being subject to the Business Combination Act does not conflict with the 1940 Act. If this resolution is repealed, or the Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Conflict with 1940 Act
Our Bylaws provide that, if and to the extent that any provision of the MGCL, including the Control Share Act (if we amend our Bylaws to be subject to such Act) and the Business Combination Act, or any provision of our Charter or Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.
Exclusive Forum
Our Charter and Bylaws provide that, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders, (iii) any action asserting a claim arising pursuant to any provision of the MGCL, the Charter or Bylaws or the securities, antifraud, unfair trade practices or similar laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder, or (iv) any action asserting a claim governed by the internal affairs doctrine will be a federal or state court located in the state of Maryland, provided that to the extent the appropriate court located in the state of Maryland determines that it does not have jurisdiction over such action, then the sole and exclusive forum will be any federal or state court located in the state of Maryland. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company will be deemed, to the fullest extent permitted by law, to have notice of and consented to these exclusive forum provisions and to have irrevocably submitted to, and waived any objection to, the exclusive jurisdiction of such courts in connection with any such action or proceeding and consented to process being served in any such action or proceeding, without limitation, by United States mail addressed to the shareholder at the shareholder’s address as it appears on the records of the Company, with postage thereon prepaid.

Transfer and Resale Restrictions
Shares of the Company may not be directly or indirectly sold, transferred, assigned, pledged, hypothecated or otherwise disposed of without the prior written consent of the Adviser, which consent may be given or withheld in the sole discretion of the Adviser. Any costs associated with a transfer by a shareholder may be borne by such shareholder.
Furthermore, following any Exchange Listing, our shareholders will be subject to lock-up restrictions pursuant to which they will be prohibited from selling Shares for a certain period after the date of the Exchange listing. The specific terms of this restriction and any other limitations on the sale of our Shares in connection with or following an Exchange Listing will be agreed in advance between our board of directors and our Adviser, acting on behalf of our investors, and the underwriters of the Exchange Listing or other similar institutions, acting on our behalf, in connection with a listing.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS
Limitation on Liability of Directors; Indemnification and Advance of Expenses
See “Item 11. Description of Registrant’s Securities to be Registered — Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses.”
Advisory Agreements
Under the Advisory Agreements, the Advisers and their affiliates (each, an “Indemnitee”) are not liable to the Company for (i) mistakes of judgment or for action or inaction that such person reasonably believed to be in the Company’s best interests absent such Indemnitee’s gross negligence, knowing and willful misconduct, or fraud or (ii) losses or expenses due to mistakes of judgment, action or inaction, or the negligence, dishonesty or bad faith of any broker or other agent of the Company who is not an affiliate of such Indemnitee, provided that such person was selected, engaged or retained without gross negligence, willful misconduct, or fraud.
The Company will indemnify each Indemnitee against any liabilities relating to the offering of its Shares or its business, operation, administration or termination, if the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the Company’s interest and except to the extent arising out of the Indemnitee’s gross negligence, fraud or knowing and willful misconduct. The Company may pay the expenses incurred by the Indemnitee in defending an actual or threatened civil or criminal action in advance of the final disposition of such action, provided the Indemnitee agrees to repay those expenses if found by adjudication not to be entitled to indemnification.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
Set forth below is an index to our financial statements attached to this Registration Statement.
AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF NUVEEN CHURCHILL BDC INC. AND SUBSIDIARY

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholder of Nuveen Churchill BDC Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated statement of assets and liabilities, including the consolidated schedule of investments, of Nuveen Churchill BDC Inc. and its subsidiary (the “Company”) as of December 31, 2019, and the related consolidated statements of operations, changes in net assets and cash flows for the year then ended, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations, changes in its net assets and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit of these consolidated financial statements in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.
Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. Our procedures included confirmation of securities owned as of December 31, 2019 by correspondence with the custodian. We believe that our audit provides a reasonable basis for our opinion.

/s/PricewaterhouseCoopers LLP

New York, New York
January 23, 2020
We have served as the Company's auditor since 2019.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholder of
Churchill Middle Market CLO V Ltd.
Opinion on the financial statements
We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Churchill Middle Market CLO V Ltd. (a Cayman Islands limited liability exempted company and Predecessor Entity to Nuveen Churchill BDC Inc.) (the “Company”) as of December 31, 2018, the related statements of operations, changes in net assets, and cash flows for the period from January 12, 2018 (commencement of operations) through December 31, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the period from January 12, 2018 (commencement of operations), through December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.
Basis for opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. Our procedures included confirmation of securities owned as of December 31, 2018, by correspondence with the custodian. We believe that our audit provides a reasonable basis for our opinion.
/s/ GRANT THORNTON LLP
We served as the Company’s auditor from 2018 to 2019.
Charlotte, North Carolina
January 23, 2020

NUVEEN CHURCHILL BDC INC.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(dollars in thousands, except share and per share data)

	December 31, 2019	December 31, 2018
Assets
Investments,
Non-controlled/non-affiliated company investments, at fair value (amortized cost of $178,754 and $162,201, respectively)	$178,780	$161,849
Cash and cash equivalents	3,421	2,236
Restricted cash	50	25
Due from adviser	1,696	—
Interest receivable	1,845	538
Receivable for investments sold	2,576	18
Total assets	$188,368	$164,666

Liabilities
Notes payable (net of $87 and $425 deferred financing costs, respectively)	$118,348	$86,910
Payable for investments purchased	—	5,866
Interest payable	1,199	864
Due to adviser	1,696	—
Due to affiliate	9	—
Management fees payable	331	195
Directors’ fees payable	23	—
Accounts payable and accrued expenses	551	78
Total liabilities	122,157	93,913

Commitments and contingencies (See Note 6)

Net Assets : (See Note 7)
Redeemable preference shares, $.0001 par value, 497,500,000 shares authorized, 2019 - 0 and 2018 - 70,200,000 issued and outstanding, respectively	$—	$7
Common shares, $0.01 par value, 500,000,000 shares authorized, 2019 - 3,310,590 and 2018 - 0 issued and outstanding, respectively	33	—
Paid-in-capital in excess of par value	63,968	70,193
Total distributable earnings	2,210	553
Total net assets	$66,211	$70,753

Total liabilities and net assets	$188,368	$164,666

Net asset value per share (See Note 8)	$20.00	$19.48

See Notes to Consolidated Financial Statements

NUVEEN CHURCHILL BDC INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share and per share data)

	For the year ended December 31, 2019	For the period from January 12, 2018 (Commencement of Operations) through December 31, 2018
Investment income:
Non-controlled/non-affiliated company investments:
Interest income	$15,031	$4,277
Other income	365	227
Total investment income	15,396	4,504

Expenses:
Interest and debt financing expenses	6,746	2,202
Management fees	1,568	451
Professional fees	247	92
Organization expenses	1,705	—
Directors' fees	23	—
Other general and administrative expenses	382	51
Total expenses before expense support	10,671	2,796
Expense support (See Note 4)	(1,696)	—
Net expenses after expense support	8,975	2,796
Net investment income before excise taxes	6,421	1,708
Excise taxes	4	—
Net investment income after excise taxes	6,417	1,708

Realized and unrealized gain (loss) on investments:
Net realized gain (loss) on non-controlled/non-affiliate company investments	490	79
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliate company investments	378	(352)

Total net realized and unrealized gain (loss) on investments	868	(273)

Net increase (decrease) in net assets resulting from operations	$7,285	$1,435

Per share data:
Net investment income per share - basic and diluted	$1.58	$0.86
Net increase in net assets resulting from operations per share - basic and diluted	$1.79	$0.72
Weighted average common shares outstanding - basic and diluted	4,065,531	1,989,596

See Notes to Consolidated Financial Statements

NUVEEN CHURCHILL BDC INC.
CONSOLIDATED STATEMENTS OF CHANGES IN NET ASSETS
(dollars in thousands, except share and per share data)

	For the year ended December 31, 2019	For the period from January 12, 2018 (Commencement of Operations) through December 31, 2018
Increase (decrease) in net assets resulting from operations:
Net investment income	$6,417	$1,708
Net realized gain (loss) on investments	490	79
Net change in unrealized appreciation (depreciation) on investments	378	(352)
Net increase (decrease) in net assets resulting from operations	7,285	1,435
Shareholder distributions:
Distributions of investment income	(5,628)	(882)
Net increase (decrease) in net assets resulting from shareholder distributions	(5,628)	(882)
Capital share transactions:
Issuance of preference shares	14,800	70,200
Issuance of common shares	1	—
Redemption of preference shares	(21,000)	—
Net increase (decrease) in net assets resulting from capital share transactions	(6,199)	70,200
Total increase (decrease) in net assets	(4,542)	70,753
Net assets, at beginning of period	70,753	—
Net assets, at end of period	$66,211	$70,753

See Notes to Consolidated Financial Statements

NUVEEN CHURCHILL BDC INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands, except share and per share data)

	For the year ended December 31, 2019	For the period from January 12, 2018 (Commencement of Operations) through December 31, 2018
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$7,285	$1,435

Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used in) operating activities
Purchase of investments	(107,122)	(173,510)
Proceeds from principal repayments of investments	91,273	11,456
Amortization of premium/accretion of discount, net	(214)	(68)
Net realized gain (loss) on investments	(490)	(79)
Net change in unrealized appreciation (depreciation) on investments	(378)	352
Amortization of deferred financing costs	443	100
Changes in operating assets and liabilities:
Due from adviser	(1,696)	—
Interest receivable	(1,307)	(538)
Receivable for investments sold	(2,558)	(18)
Payable for investments purchased	(5,866)	5,866
Interest payable	335	864
Due to adviser	1,696	—
Due to affiliate	9	—
Management fees payable	136	195
Directors’ fees payable	23	—
Accounts payable and accrued expenses	473	78
Net cash provided by (used in) operating activities	(17,958)	(153,867)

Cash flows from financing activities:
Proceeds from issuance of preference shares	14,800	70,200
Proceeds from issuance of common shares	1	—
Redemption of preference shares	(21,000)	—
Shareholder distributions	(5,628)	(882)
Proceeds from notes	73,200	100,535
Repayments of notes	(42,100)	(13,200)
Payments of deferred financing costs	(105)	(525)
Net cash provided by (used in) financing activities	19,168	156,128

Net increase (decrease) in Cash and Cash Equivalents and Restricted Cash	1,210	2,261
Cash and Cash Equivalents and Restricted Cash, beginning of period	2,261	—
Cash and Cash Equivalents and Restricted Cash, end of period	$3,471	$2,261

Supplemental disclosure of cash flow Information:
Cash paid during the period for interest	$5,967	$1,238
Shares issued in connection with Merger (See Note 7)	$66,210	$—

See Notes to Consolidated Financial Statements

NUVEEN CHURCHILL BDC INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(dollars in thousands, except share and per share data)

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported on the consolidated Statements of Assets and Liabilities that sum to the total of the same such amounts on the consolidated Statements of Cash Flows:

	December 31, 2019	December 31, 2018
Cash and cash equivalents	$3,421	$2,236
Restricted cash	50	25
Total cash and cash equivalents and restricted cash shown on the consolidated statements of cash flows	$3,471	$2,261

See Notes to Consolidated Financial Statements

NUVEEN CHURCHILL BDC INC.
CONSOLIDATED SCHEDULE OF INVESTMENTS
December 31, 2019
(dollars in thousands)

Portfolio Company (1) (2) (3) (10)	Footnotes	Investment	Spread Above Reference Rate (4)	Interest Rate (4)	Maturity Date	Par Amount	Amortized Cost	Fair Value (5)	% of Net Assets (6)
Investments
Debt Investments - 270.0%
Aerospace & Defense
MAG DS Corp		First Lien Term Loan	L + 4.75%	6.55%	6/6/2025	$3,960	$3,928	$3,905	5.9%
Novaria Holdings LLC		First Lien Term Loan	L + 4.75%	6.55%	12/19/2024	4,392	4,363	4,392	6.6%
Total Aerospace & Defense							8,291	8,297	12.5%

Automotive
PAI Holdco Inc		First Lien Term Loan	L + 4.25%	6.19%	1/25/2025	3,433	3,417	3,413	5.2%
TailWind Randys LLC	(7)	First Lien Term Loan	L + 5.50%	7.44%	5/16/2025	3,317	3,286	3,292	5.0%
TailWind Randys LLC (Delayed Draw)	(7)	First Lien Term Loan	L + 5.50%	7.44%	5/16/2025	667	166	162	0.2%
Total Automotive							6,869	6,867	10.4%

Banking, Finance, Insurance, Real Estate
Bankruptcy Management Solutions Inc		First Lien Term Loan	L + 4.50%	6.30%	2/28/2025	3,970	3,935	3,990	6.0%
Minotaur Acquisition Inc		First Lien Term Loan	L + 5.00%	6.80%	3/27/2026	4,963	4,872	4,895	7.4%
Northern Star Industries Inc		First Lien Term Loan	L + 4.50%	6.56%	3/28/2025	2,312	2,294	2,295	3.4%
Payment Alliance International Inc		First Lien Term Loan	L + 5.25%	6.25%	1/31/2025	6,737	6,679	6,728	10.2%
Total Banking, Finance, Insurance, Real Estate							17,780	17,908	27.0%

Beverage, Food & Tobacco
KSLB Holdings LLC		First Lien Term Loan	L + 4.50%	6.20%	7/30/2025	2,970	2,946	2,928	4.4%
Total Beverage, Food & Tobacco							2,946	2,928	4.4%

Capital Equipment
Blackbird Purchaser Inc		First Lien Term Loan	L + 4.50%	6.44%	4/8/2026	3,176	3,147	3,134	4.7%
Blackbird Purchaser Inc (Delayed Draw)		First Lien Term Loan	L + 4.50%	6.44%	4/8/2026	799	152	148	0.2%
MSHC Inc		First Lien Term Loan	L + 4.25%	6.05%	12/31/2024	893	888	899	1.4%
Total Capital Equipment							4,187	4,181	6.3%

See Notes to Consolidated Financial Statements

NUVEEN CHURCHILL BDC INC.
CONSOLIDATED SCHEDULE OF INVESTMENTS (continued)
December 31, 2019
(dollars in thousands)

Portfolio Company (1) (2) (3) (10)	Footnotes	Investment	Spread Above Reference Rate (4)	Interest Rate (4)	Maturity Date	Par Amount	Amortized Cost	Fair Value (5)	% of Net Assets (6)
Chemicals, Plastics, & Rubber
Boulder Scientific Company LLC		First Lien Term Loan	L + 4.50%	6.60%	12/29/2025	2,438	2,415	2,447	3.7%
Total Chemicals, Plastics, & Rubber							2,415	2,447	3.7%

Construction & Building
SPI LLC		First Lien Term Loan	L + 5.00%	6.80%	11/1/2023	4,356	4,320	4,380	6.6%
Total Construction & Building							4,320	4,380	6.6%

Consumer Goods: Durable
EagleTree-Carbide Acquisition Corp		First Lien Term Loan	L + 4.25%	6.19%	8/28/2024	2,941	2,932	2,909	4.4%
Fetch Acquisition LLC	(7)	First Lien Term Loan	L + 4.50%	6.44%	5/22/2024	3,956	3,955	3,902	5.9%
Halo Buyer Inc		First Lien Term Loan	L + 4.50%	6.30%	6/30/2025	5,910	5,877	5,824	8.8%
Total Consumer Goods: Durable							12,764	12,635	19.1%

Consumer Goods: Non-durable
Badger Sportswear Acquisition Inc		First Lien Term Loan	L + 5.00%	6.80%	9/11/2023	3,912	3,905	3,811	5.8%
Kramer Laboratories Inc		First Lien Term Loan	L + 5.50%	7.44%	6/22/2024	2,955	2,932	2,913	4.4%
North Haven Spartan US Holdco LLC		First Lien Term Loan	L + 5.00%	6.89%	6/6/2025	2,608	2,584	2,600	3.9%
North Haven Spartan US Holdco LLC (Delayed Draw)		First Lien Term Loan	L + 5.00%	6.91%	6/6/2025	1,379	151	147	0.2%
One World Fitness PFF LLC		First Lien Term Loan	L + 4.75%	6.55%	11/26/2025	3,979	3,954	3,977	6.0%
Total Consumer Goods: Non-durable							13,526	13,448	20.3%

Containers, Packaging & Glass
Brook & Whittle Holding Corp	(7)	First Lien Term Loan	L + 5.25%	7.14%	10/17/2024	2,744	2,722	2,729	4.1%
Good2Grow LLC		First Lien Term Loan	L + 4.25%	6.19%	11/16/2024	3,580	3,550	3,584	5.4%
Resource Label Group LLC		First Lien Term Loan	L + 4.50%	6.60%	5/26/2023	2,970	2,946	2,912	4.4%
Total Containers, Packaging & Glass							9,218	9,225	13.9%

See Notes to Consolidated Financial Statements

NUVEEN CHURCHILL BDC INC.
CONSOLIDATED SCHEDULE OF INVESTMENTS (continued)
December 31, 2019
(dollars in thousands)

Portfolio Company (1) (2) (3) (10)	Footnotes	Investment	Spread Above Reference Rate (4)	Interest Rate (4)	Maturity Date	Par Amount	Amortized Cost	Fair Value (5)	% of Net Assets (6)
Energy: Electricity
Brave Parent Holdings Inc	(7)	First Lien Term Loan	L + 4.00%	5.93%	4/18/2025	906	904	876	1.3%
Total Energy: Electricity							904	876	1.3%

Healthcare & Pharmaceuticals
Radiology Partners Inc	(7)	First Lien Term Loan	L + 4.75%	6.67%	7/9/2025	4,447	4,417	4,498	6.8%
Unified Physician Management LLC		First Lien Term Loan	L + 4.50%	6.30%	11/21/2023	1,274	1,262	1,259	1.9%
Unified Physician Management LLC (Delayed Draw)		First Lien Term Loan	L + 4.50%	6.30%	11/21/2023	2,719	2,264	2,255	3.4%
Total Healthcare & Pharmaceuticals							7,943	8,012	12.1%

High Tech Industries
Brillio LLC		First Lien Term Loan	L + 4.75%	6.55%	2/6/2025	2,985	2,959	2,987	4.5%
Brillio LLC (Delayed Draw)	(9)	First Lien Term Loan	L + 4.75%	—%	2/6/2025	1,000	—	—	—%
Diligent Corporation	(7)	First Lien Term Loan	L + 5.50%	7.56%	4/14/2022	4,659	4,644	4,633	7.0%
Diligent Corporation (Delayed Draw)	(7)	First Lien Term Loan	L + 5.50%	7.56%	4/14/2022	123	123	122	0.2%
Diligent Corporation (Delayed Draw)	(7)	First Lien Term Loan	L + 5.50%	7.56%	4/14/2022	349	348	347	0.5%
E2Open LLC	(7)	First Lien Term Loan	L + 5.75%	7.66%	11/26/2024	3,990	3,953	3,941	6.0%
Lion Merger Sub, Inc	(7)	First Lien Term Loan	L + 5.25%	7.15%	12/17/2025	6,930	6,870	6,836	10.3%
MBS Holdings Inc		First Lien Term Loan	L + 4.25%	6.05%	7/2/2023	6,403	6,379	6,404	9.7%
North Haven CS Acquisition Inc		First Lien Term Loan	L + 5.25%	7.68%	1/23/2025	6,947	6,887	6,943	10.5%
Saba Software Inc	(7)	First Lien Term Loan	L + 4.50%	6.30%	5/1/2023	6,629	6,614	6,555	9.9%
Velocity Technology Solutions Inc	(7)	First Lien Term Loan	L + 6.00%	7.94%	12/7/2023	3,970	3,949	3,916	5.9%
Total High Tech Industries							42,726	42,684	64.5%

Retail
Pet Holdings ULC	(8)	First Lien Term Loan	L + 5.50%	7.60%	7/5/2022	2,647	2,623	2,641	4.0%
Pet Holdings ULC (Delayed Draw)	(8)	First Lien Term Loan	L + 5.50%	7.60%	7/5/2022	298	296	298	0.5%
Pet Supplies Plus LLC		First Lien Term Loan	L + 4.50%	6.24%	12/12/2024	5,950	5,900	5,942	9.0%
Total Retail							8,819	8,881	13.5%

See Notes to Consolidated Financial Statements

NUVEEN CHURCHILL BDC INC.
CONSOLIDATED SCHEDULE OF INVESTMENTS (continued)
December 31, 2019
(dollars in thousands)

Portfolio Company (1) (2) (3) (10)	Footnotes	Investment	Spread Above Reference Rate (4)	Interest Rate (4)	Maturity Date	Par Amount	Amortized Cost	Fair Value (5)	% of Net Assets (6)
Road and Rail
GlobalTranz Enterprises LLC		First Lien Term Loan	L + 5.00%	6.79%	5/15/2026	2,279	2,236	2,210	3.3%
Total Road and Rail							2,236	2,210	3.3%

Services: Business
Eliassen Group LLC		First Lien Term Loan	L + 4.50%	6.30%	11/5/2024	3,626	3,610	3,611	5.5%
LSCS Holdings Inc		First Lien Term Loan	L + 4.25%	6.19%	3/16/2025	1,824	1,818	1,803	2.7%
LSCS Holdings Inc (Delayed Draw)		First Lien Term Loan	L + 4.25%	6.31%	3/16/2025	428	427	423	0.6%
Output Services Group Inc		First Lien Term Loan	L + 4.50%	6.30%	3/27/2024	3,952	3,939	3,903	5.9%
Output Services Group Inc (Delayed Draw)	(9)	First Lien Term Loan	L + 4.50%	—%	3/27/2024	24	—	—	—%
Worldwide Clinical Trials Holdings Inc		First Lien Term Loan	L + 4.50%	6.30%	12/5/2024	3,980	3,961	3,947	6.0%
Total Services: Business							13,755	13,687	20.7%

Services: Consumer
NJEye LLC		First Lien Term Loan	L + 4.50%	6.30%	9/17/2024	2,091	2,074	2,080	3.1%
NJEye LLC (Delayed Draw)		First Lien Term Loan	L + 4.50%	6.42%	9/16/2024	882	524	527	0.8%
Total Services: Consumer							2,598	2,607	3.9%

Telecommunications
Ensono LP		First Lien Term Loan	L + 5.25%	7.05%	6/27/2025	2,462	2,444	2,450	3.7%
Mobile Communications America Inc		First Lien Term Loan	L + 4.25%	6.21%	3/4/2025	3,976	3,958	3,989	6.0%
Sapphire Telecom Inc	(7)	First Lien Term Loan	L + 5.25%	7.27%	11/20/2025	6,930	6,871	6,859	10.4%
Total Telecommunications							13,273	13,298	20.1%

Transportation: Cargo
ENC Holding Corporation		First Lien Term Loan	L + 4.00%	5.94%	5/30/2025	4,193	4,184	4,209	6.4%
Total Transportation: Cargo							4,184	4,209	6.4%

Total Debt Investments							178,754	178,780	270.0%
Total Investments							$178,754	$178,780	270.0%
_______________

(1)
Denotes that all or a portion of the assets are owned by SPV I. SPV I has entered into a senior secured revolving credit facility (the “Financing Facility”). The lenders of the Financing Facility have a first lien security interest in substantially all of the assets of SPV I. Accordingly, such assets are not available to creditors of the Company.

(2)
All investments are non-controlled/non-affiliated investments as defined by the Investment Company Act of 1940 (the "1940 Act"). The provisions of the 1940 Act classify investments based on the level of control that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally presumed to be “non-controlled” when the Company owns 25% or less of the portfolio company’s voting securities and “controlled” when the Company owns more than 25% of the portfolio company’s voting securities. The provisions of the 1940 Act also

See Notes to Consolidated Financial Statements

NUVEEN CHURCHILL BDC INC.
CONSOLIDATED SCHEDULE OF INVESTMENTS (continued)
December 31, 2019
(dollars in thousands)

classify investments further based on the level of ownership that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally deemed as “non-affiliated” when the Company owns less than 5% of a portfolio company’s voting securities and “affiliated” when the Company owns 5% or more of a portfolio company’s voting securities.

(3)	Unless otherwise indicated, issuers of debt held by the Company are domiciled in the United States.

(4)
The majority of the investments bear interest at a rate that may be determined by reference to London Interbank Offered Rate (“LIBOR” or "L") which reset monthly or quarterly. For each such investment, the Fund has provided the spread over LIBOR and the current contractual interest rate in effect at December 31, 2019. As of December 31, 2019, rates for 1M L, 3M L and 6M L are 1.76%, 1.91%, and 1.91% respectively.

(5)	Investment valued using unobservable inputs (Level 3).

(6)	Percentage is based on net assets of $66,211 as of December 31, 2019.

(7)	The cash rate equals the approximate current yield on our last-out portion of the unitranche facility.

(8)	Non-U.S. Company. The principal place of business for Pet Holdings ULC is Canada.

(9)	Position is an unfunded loan commitment, and no interest is being earned. The investment may be subject to an unused/letter of credit facility fee.

(10)
Security acquired in transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act, unless otherwise noted. As of December 31, 2019, the Company did not hold any "restricted securities" under the Securities Act.

See Notes to Consolidated Financial Statements

NUVEEN CHURCHILL BDC INC.
SCHEDULE OF INVESTMENTS
December 31, 2018
(dollars in thousands)

Portfolio Company (1) (2) (3) (12)	Footnotes	Investment	Spread Above Reference Rate (4)	Interest Rate (4)	Maturity Date	Par Amount	Amortized Cost	Fair Value (5)	% of Net Assets (6)
Investments
Debt Investments - 228.8%
Aerospace & Defense
MAG DS Corp		First Lien Term Loan	L + 4.75%	7.27%	6/6/2025	$2,985	$2,958	$2,947	4.2%
Novaria Holdings LLC		First Lien Term Loan	L + 4.75%	7.26%	12/19/2024	3,204	3,172	3,173	4.4%
Novaria Holdings LLC (Delayed Draw)	(7) (8) (11)	First Lien Term Loan	—	—%	12/19/2024	—	(12)	(12)	—%
Total Aerospace & Defense							6,118	6,108	8.6%

Automotive
Rough Country, LLC		First Lien Term Loan	L + 3.75%	6.27%	5/25/2023	2,748	2,748	2,732	3.9%
TruRoad Holdings Inc.		First Lien Term Loan	L + 5.25%	7.64%	8/7/2024	7,092	7,025	7,006	9.9%
TruRoad Holdings Inc. (Delayed Draw)		First Lien Term Loan	L + 5.25%	7.63%	8/7/2024	178	178	165	0.2%
Total Automotive							9,951	9,903	14.0%

Banking, Finance, Insurance, Real Estate
Kestra Financial Inc		First Lien Term Loan	L + 4.25%	6.76%	6/24/2022	2,694	2,694	2,693	3.8%
MTC Intermediate Holdco Inc		First Lien Term Loan	L + 4.50%	7.02%	1/30/2023	3,369	3,339	3,369	4.8%
North Haven CA Holdings Inc.		First Lien Term Loan	L + 4.50%	7.02%	10/1/2023	5,710	5,654	5,659	8.0%
Northern Star Industries Inc		First Lien Term Loan	L + 4.75%	7.55%	3/28/2025	1,697	1,690	1,646	2.3%
Total Banking, Finance, Insurance, Real Estate							13,377	13,367	18.9%

Beverage, Food & Tobacco
KSLB Holdings LLC		First Lien Term Loan	L + 4.50%	7.02%	7/30/2025	3,000	2,972	2,966	4.2%
Total Beverage, Food & Tobacco							2,972	2,966	4.2%

Capital Equipment
MSHC Inc (Delayed Draw)	(7) (11)	First Lien Term Loan	—	—%	7/31/2023	—	—	(7)	—%
Total Capital Equipment							—	(7)	—%

See Notes to Consolidated Financial Statements

NUVEEN CHURCHILL BDC INC.
SCHEDULE OF INVESTMENTS (continued)
December 31, 2018
(dollars in thousands)

Portfolio Company (1) (2) (3) (12)	Footnotes	Investment	Spread Above Reference Rate (4)	Interest Rate (4)	Maturity Date	Par Amount	Amortized Cost	Fair Value (5)	% of Net Assets (6)
Construction & Building
COP GNAP Holdings Inc.		First Lien Term Loan	L + 4.50%	7.03%	11/1/2024	4,407	4,364	4,366	6.2%
COP GNAP Holdings Inc. (Delayed Draw)		First Lien Term Loan	L + 4.50%	7.29%	11/1/2024	1,810	1,784	1,785	2.5%
Fastener Acquisition Inc.		First Lien Term Loan	L + 4.25%	6.93%	3/21/2025	6,233	6,205	6,161	8.7%
SPI LLC		First Lien Term Loan	L + 5.50%	8.30%	11/1/2023	4,400	4,357	4,358	6.2%
Total Construction & Building							16,710	16,670	23.6%

Consumer Goods: Durable
EagleTree-Carbide Acquisition Corp		First Lien Term Loan	L + 4.25%	7.05%	8/28/2024	2,971	2,961	2,956	4.2%
Halo Buyer Inc.		First Lien Term Loan	L + 4.50%	7.02%	6/30/2025	4,201	4,162	4,133	5.8%
Halo Buyer Inc. (Delayed Draw)		First Lien Term Loan	L + 4.50%	7.02%	6/30/2025	1,769	1,769	1,741	2.5%
Total Consumer Goods: Durable							8,892	8,830	12.5%

Consumer Goods: Non-durable
Kramer Laboratories Inc		First Lien Term Loan	L + 5.50%	8.30%	6/22/2024	2,985	2,958	2,985	4.2%
Total Consumer Goods: Non-durable							2,958	2,985	4.2%

Containers, Packaging & Glass
Brook & Whittle Holding Corp	(9)	First Lien Term Loan	L + 5.25%	7.84%	10/17/2024	2,813	2,786	2,785	4.0%
Good2Grow LLC		First Lien Term Loan	L + 4.25%	6.88%	11/16/2024	3,950	3,911	3,912	5.5%
Midwest Can Company LLC		First Lien Term Loan	L + 5.00%	7.56%	4/11/2024	2,388	2,367	2,343	3.3%
Resource Label Group LLC		First Lien Term Loan	L + 4.50%	6.90%	5/26/2023	1,779	1,761	1,762	2.5%
Total Containers, Packaging & Glass							10,825	10,802	15.3%

Energy: Electricity
Brave Parent Holdings Inc		First Lien Term Loan	L + 4.00%	6.52%	4/18/2025	915	913	891	1.3%
Total Energy: Electricity							913	891	1.3%

Healthcare & Pharmaceuticals
Radiology Partners Inc	(9)	First Lien Term Loan	L + 4.25%	6.87%	7/9/2025	2,993	2,965	2,960	4.2%
Total Healthcare & Pharmaceuticals							2,965	2,960	4.2%

See Notes to Consolidated Financial Statements

NUVEEN CHURCHILL BDC INC.
SCHEDULE OF INVESTMENTS (continued)
December 31, 2018
(dollars in thousands)

Portfolio Company (1) (2) (3) (12)	Footnotes	Investment	Spread Above Reference Rate (4)	Interest Rate (4)	Maturity Date	Par Amount	Amortized Cost	Fair Value (5)	% of Net Assets (6)

High Tech Industries
Diligent Corporation	(9)	First Lien Term Loan	L + 5.50%	8.09%	4/14/2022	4,706	4,685	4,655	6.6%
Diligent Corporation (Delayed Draw)	(9)	First Lien Term Loan	L + 5.50%	8.03%	4/14/2022	124	124	123	0.2%
Diligent Corporation (Delayed Draw)	(9)	First Lien Term Loan	L + 5.50%	8.39%	4/14/2022	353	351	349	0.5%
LRN Corporation	(9)	First Lien Term Loan	L + 5.50%	8.04%	12/17/2025	7,000	6,930	6,931	9.8%
MBS Holdings Inc.		First Lien Term Loan	L + 4.25%	6.77%	7/2/2023	6,466	6,435	6,403	9.0%
Orbit Purchaser LLC		First Lien Term Loan	L + 4.50%	7.17%	10/21/2024	5,406	5,353	5,354	7.6%
Orbit Purchaser LLC (Delayed Draw)	(7) (8) (11)	First Lien Term Loan	—	—%	10/21/2024	—	(15)	(15)	—%
Saba Software Inc.	(9)	First Lien Term Loan	L + 4.50%	7.02%	5/1/2023	6,996	6,969	6,913	9.7%
Total High Tech Industries							30,832	30,713	43.4%

Media: Advertising, Printing & Publishing
Iconic Group Inc		First Lien Term Loan	L + 5.00%	7.51%	5/15/2024	1,353	1,341	1,328	1.9%
Total Media: Advertising, Printing & Publishing							1,341	1,328	1.9%

Retail
Pet Holdings ULC	(10)	First Lien Term Loan	L + 5.50%	7.90%	7/5/2022	2,675	2,641	2,615	3.7%
Pet Holdings ULC (Delayed Draw)	(10)	First Lien Term Loan	L + 5.50%	7.90%	7/5/2022	301	298	295	0.4%
Pet Supplies Plus LLC		First Lien Term Loan	L + 4.50%	7.28%	12/12/2024	6,010	5,951	5,951	8.4%
Total Retail							8,890	8,861	12.5%

Services: Business
Convey Health Solutions Inc		First Lien Term Loan	L + 4.00%	6.46%	11/16/2024	7,000	6,931	6,966	9.8%
Eliassen Group LLC		First Lien Term Loan	L + 4.50%	7.02%	11/5/2024	2,400	2,388	2,388	3.4%
LSCS Holdings Inc		First Lien Term Loan	L + 4.25%	6.96%	3/12/2025	1,829	1,821	1,817	2.6%
LSCS Holdings Inc (Delayed Draw)		First Lien Term Loan	L + 4.25%	6.96%	3/12/2025	429	427	426	0.6%
Output Services Group Inc		First Lien Term Loan	L + 4.25%	6.77%	3/26/2024	3,493	3,480	3,420	4.8%
Output Services Group Inc (Delayed Draw)	(7) (11)	First Lien Term Loan	L + 4.25%	—%	3/26/2024	—	—	(11)	—%
Total Services: Business							15,047	15,006	21.2%

See Notes to Consolidated Financial Statements

NUVEEN CHURCHILL BDC INC.
SCHEDULE OF INVESTMENTS (continued)
December 31, 2018
(dollars in thousands)

Portfolio Company (1) (2) (3) (12)	Footnotes	Investment	Spread Above Reference Rate (4)	Interest Rate (4)	Maturity Date	Par Amount	Amortized Cost	Fair Value (5)	% of Net Assets (6)
Services: Consumer
NJEye LLC		First Lien Term Loan	L + 4.50%	7.02%	9/17/2024	2,112	2,092	2,094	2.9%
NJEye LLC (Delayed Draw)	(7) (8) (11)	First Lien Term Loan	—	—%	9/16/2024	—	(8)	(8)	—%
Total Services: Consumer							2,084	2,086	2.9%

Telecommunications
Ensono LP		First Lien Term Loan	L + 5.25%	7.77%	6/27/2025	2,487	2,466	2,467	3.5%
Sapphire Telecom Inc.	(9)	First Lien Term Loan	L + 5.25%	7.89%	11/20/2025	7,000	6,931	6,933	9.8%
Total Telecommunications							9,397	9,400	13.3%

Transportation: Cargo
ENC Holding Corporation		First Lien Term Loan	L + 4.00%	6.80%	5/30/2025	3,990	3,981	3,951	5.6%
ENC Holding Corporation (Delayed Draw)	(7) (8) (11)	First Lien Term Loan	—	—%	5/30/2025	—	(1)	(2)	—%
REP WWEX Acquisition Parent LLC		First Lien Term Loan	L + 4.00%	6.87%	2/5/2024	5,916	5,887	5,851	8.3%
Transportation Insight LLC		First Lien Term Loan	L + 4.50%	7.02%	12/18/2024	2,102	2,081	2,080	2.9%
Total Transportation: Cargo							11,948	11,880	16.8%

Wholesale
Ahead LLC		First Lien Term Loan	L + 4.25%	6.87%	6/29/2023	7,012	6,981	7,100	10.0%
Total Wholesale							6,981	7,100	10.0%

Total Debt Investments							162,201	161,849	228.8%
Total Investments							$162,201	$161,849	228.8%

Cash Equivalents - 3.0%
Cash Equivalents						2,139	$2,139	$2,139	3.0%
Total Cash Equivalents							$2,139	$2,139	3.0%

Total Investments and Cash Equivalents - 231.8%							$164,340	$163,988	231.8%
_______________

(1)
Denotes that all or a portion of the assets are owned by the Company’s wholly owned subsidiary, SPV I. SPV I has entered into a senior secured revolving credit facility. The lenders of the SPV I Credit Facility have a first lien security interest in substantially all of the assets of SPV I. Accordingly, such assets are not available to creditors of the Company.

(2)
All investments are non-controlled/non-affiliated investments as defined by the Investment Company Act of 1940 (the "1940 Act"). The provisions of the 1940 Act classify investments based on the level of control that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally presumed to be “non-controlled” when the Company owns 25% or less of the portfolio company’s voting securities and “controlled” when the Company owns more than 25% of the portfolio company’s voting securities. The provisions of the 1940 Act also

See Notes to Consolidated Financial Statements

NUVEEN CHURCHILL BDC INC.
SCHEDULE OF INVESTMENTS (continued)
December 31, 2018
(dollars in thousands)

classify investments further based on the level of ownership that the Company maintains in a particular portfolio company. As defined in the 1940 Act, a company is generally deemed as “non-affiliated” when the Company owns less than 5% of a portfolio company’s voting securities and “affiliated” when the Company owns 5% or more of a portfolio company’s voting securities.

(3)	Unless otherwise indicated, issuers of debt held by the Company are domiciled in the United States.

(4)
The majority of the investments bear interest at a rate that may be determined by reference to London Interbank Offered Rate (“LIBOR” or "L") which reset monthly or quarterly. For each such investment, the Fund has provided the spread over LIBOR and the current contractual interest rate in effect at December 31, 2018. As of December 31, 2018, rates for 1M L, 3M L and 6M L are 2.52%, 2.80%, and 2.87% respectively.

(5)	Investment valued using unobservable inputs (Level 3).

(6)	Percentage is based on net assets of $70,753 as of December 31, 2018.

(7)	The negative fair value is the result of the capitalized discount on the loan or the unfunded commitment being valued below par.

(8)	The negative amortized cost is the result of the capitalized discount being greater than the principal amount outstanding on the loan.

(9)	The cash rate equals the approximate current yield on our last-out portion of the unitranche facility.

(10)	Non-U.S. Company. The principal place of business for Pet Holdings ULC is Canada.

(11)	Position is an unfunded loan commitment, and no interest is being earned. The investment may be subject to an unused/letter of credit facility fee.

(12)
Security acquired in transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and may be deemed to be “restricted securities” under the Securities Act, unless otherwise noted. As of December 31, 2018, the Company did not hold any "restricted securities" under the Securities Act.

See Notes to Consolidated Financial Statements

NUVEEN CHURCHILL BDC INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(dollar amounts in thousands, except per share data)

1. ORGANIZATION
Nuveen Churchill BDC Inc. (the “Company”) was formed on March 13, 2018, as a limited liability company under the laws of the State of Delaware and was converted into a Maryland corporation on June 18, 2019 prior to the commencement of operations. The Company is a closed-end, externally managed, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). In addition, the Company intends to elect to be treated as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the “Code”), for the fiscal year ending December 31, 2020.
On December 31, 2019, immediately prior to the BDC election, the Company’s wholly owned subsidiary Nuveen Churchill BDC SPV I, LLC (“SPV I”) merged with Churchill Middle Market CLO V Ltd. (the “Predecessor Entity”), leaving SPV I as the surviving entity (the “Merger”). SPV I is a Delaware limited liability company that was formed on November 13, 2019. SPV I had no assets or operations prior to completion of the Merger and as a result, the historical books and records of the Predecessor Entity have become the books and records of the surviving entity. The Predecessor Entity was a Cayman exempt limited company and was formed under the laws of the Cayman Islands on November 14, 2017 and commenced operations on January 12, 2018. The Predecessor Entity and SPV I were entities under common control prior to the Merger. The Company has consolidated its investments in SPV I, in accordance with its consolidation policy discussed in Note 2.
The Company’s investment objective is to generate attractive risk-adjusted returns primarily through current income by investing in senior secured loans to private equity-owned U.S. middle market companies, which the Company defines as companies with approximately $10 million to $100 million of earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Company will focus on privately originated debt to performing U.S. middle market companies, with a portfolio expected to comprise primarily of first-lien senior secured debt and unitranche loans (other than last-out positions in unitranche loans) (collectively “Senior Loans”). The Company will also opportunistically invest in junior capital opportunities (second-lien loans, subordinated debt, last-out positions in unitranche loans and equity-related securities) (collectively “Junior Capital Investments”).
The Company has entered into the Investment Advisory Agreement (defined below) with Nuveen Churchill Advisors LLC (the “Adviser”), under which the Adviser has delegated substantially all of its day-to-day portfolio management obligations through a sub-advisory agreement with Churchill Asset Management LLC (the “Sub-Adviser” or “Churchill”). Under an administration agreement (the “Administration Agreement”) the Company is provided with certain services by an administrator, Nuveen Churchill Administration LLC (the “Administrator”).
2. SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States (“US GAAP”). The Company is an investment company for the purposes of accounting and financial reporting in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification (“ASC”) Topic 946,  Financial Services—Investment Companies  (“ASC 946”). The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, SPV I, as of December 31, 2019. All significant intercompany balances and transactions have been eliminated. US GAAP for an investment company requires investments to be recorded at fair value. The carrying value for all other assets and liabilities approximates their fair value.
The financial statements have been prepared in accordance with US GAAP for annual financial information. In the opinion of management, all adjustments considered necessary for the fair presentation of consolidated financial statements for the year and period presented have been included.

Use of Estimates
The preparation of consolidated financial statements in conformity with US GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Cash, Cash Equivalents and Restricted Cash
Cash and restricted cash represent cash deposits held at financial institutions, which at times may exceed U.S. federally insured limits. The Company has restrictions on the uses of the cash held by SPV I based on the terms of the Financing Facility (refer to Note 5). Cash equivalents include short-term highly liquid investments, such as money market funds, that are readily convertible to cash and have original maturities of three months or less. As of December 31, 2019 and 2018 the amount of cash equivalents held were $0 and $2,139, respectively.
Valuation of Portfolio Investments
Investments are valued in accordance with the fair value principles established by FASB Accounting Standards Codification Topic 820, Fair Value Measurement (“ASC Topic 820”) and in accordance with the 1940 Act. ASC Topic 820’s definition of fair value focuses on the amount that would be received to sell the asset or paid to transfer the liability in the principal or most advantageous market, and prioritizes the use of market-based inputs (observable) over entity-specific inputs (unobservable) within a measurement of fair value.
ASC Topic 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. ASC Topic 820 also provides guidance regarding a fair value hierarchy, which prioritizes information used to measure fair value and the effect of fair value measurements on earnings, and provides for enhanced disclosures determined by the level within the hierarchy of information used in the valuation. In accordance with ASC Topic 820, these inputs are summarized in the three levels listed below:

•	Level 1 — Valuations are based on unadjusted, quoted prices in active markets for identical assets or liabilities that are accessible at the measurement date.

•	Level 2 — Valuations are based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

•	Level 3 — Valuations based on inputs that are unobservable and significant to the overall fair value measurement.
In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of observable input that is significant to the fair value measurement. The assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment.
Active, publicly-traded instruments are classified as Level 1 and their values are generally based on quoted market prices, even if the market’s normal daily trading volume is not sufficient to absorb the quantity held and placing orders to sell the position in a single transaction might affect the quoted price.
Fair value is generally determined as the price that would be received for an investment in a current sale, which assumes an orderly market is available for the market participants at the measurement date. If available, fair value of investments is based on directly observable market prices or on market data derived from comparable assets. The Company’s valuation policy considers the fact that no ready market may exist for many of the securities in which we invest and that fair value for its investments must be determined using unobservable inputs.

With respect to investments for which market quotations are not readily available (Level 3), the Board of Directors (the “Board”), defined further below in Note 3, will undertake a multi-step valuation process each quarter, as follows:

i.
the quarterly valuation process will begin with each portfolio company or investment being initially valued by the professionals of the applicable Investment Team that are responsible for the portfolio investment;

ii.	preliminary valuation conclusions will then be documented and approved by the applicable Investment Team’s Investment Committee;

iii.
one or more third-party valuation firms engaged by, or on behalf of, the Board will provide positive assurance on portions of the portfolio each quarter (such that each investment will be reviewed by a third-party valuation firm at least once on a rolling 12-month basis), including a review of management’s preliminary valuation and recommendation of fair value;

iv.
the Audit Committee will review the valuations approved by the applicable Investment Team’s Investment Committee and, where appropriate, the independent valuation firm(s) and recommend those values to the Board; and

v.
the Board will then discuss valuations and determine the fair value of each investment in our portfolio in good faith, based on the input of the applicable Investment Team, and, where appropriate, the respective independent valuation firm(s) and the Audit Committee.

The Board will make this fair value determination on a quarterly basis and in such other instances when a decision regarding the fair value of the portfolio investments is required. Factors considered by the Board as part of the valuation of investments include credit ratings/risk, the portfolio company's current and projected earnings, current and expected leverage, ability to make interest and principal payments, the estimated remaining life of the investment, liquidity, compliance with applicable loan covenants, price to earnings (or other financial) ratios of the portfolio company and other comparable companies, current market yields and interest rate spreads of similar securities as of the measurement date. Other factors taken into account include changes in the interest rate environment and the credit markets, generally, that may affect the price at which similar investments would trade. The Board may also base its valuation on recent investments and securities with similar structure and risk characteristics. The Sub-Adviser obtains market data from its ongoing investment purchase efforts, in addition to specific transactions that close and are announced in industry publications. External information may include (but is not limited to) observable market data derived from the U.S. loan and equity markets. In compiling market data management may utilize third-party data as an indicator of current market conditions.
The value assigned to these investments is based upon available information and may fluctuate from period to period. In addition, it does not necessarily represent the amount that ultimately might be realized upon sale. Due to inherent uncertainty of valuation, the estimated fair value of an investment may differ from the value that would have been used had a ready market for the security existed, and the difference could be material.
Investment Transactions and Revenue Recognition
Investment transactions are recorded on trade date. Any amounts related to purchases, sales and principal paydowns that have traded, but not settled, are reflected as either a receivable for investments sold or payable for investments purchased on the consolidated statements of assets and liabilities. Realized gains and losses on investment transactions are determined on a specific identification basis and are included as net realized gain (loss) on investments in the consolidated statements of operations. Net change in unrealized appreciation (depreciation) on investments is recognized in the consolidated statements of operations and reflects the period-to-period change in fair value and cost of investments.
Interest income, including amortization of premium and accretion of discount on loans, and expenses are recorded on the accrual basis. The Company accrues interest income if it expects that ultimately it will be able to collect such income. Generally, when a payment default occurs on a loan in the portfolio, or if management otherwise believes that the issuer of the loan will not be able to make contractual interest payments or principal payments, the Sub-Adviser will place the loan on non-accrual status and the Company will cease recognizing interest income on that loan until all principal and interest is current through payment or until a restructuring occurs, such that the interest income is deemed to be collectible. However, the Company remains contractually entitled to this interest. The Company may make exceptions to this policy if the loan has sufficient collateral value and is in the process of collection. Accrued interest is written off when it becomes probable that the interest will not be collected and the amount of uncollectible interest can be reasonably estimated. As of December 31, 2019 and 2018 and for the year and period then ended, there were no loans in the portfolio on non-accrual status.
The Company may have loans in its portfolio that contain payment-in-kind (“PIK”) provisions. PIK represents interest that is accrued and recorded as interest income at the contractual rates, increases the loan principal on the respective capitalization dates, and is generally due at maturity. As of December 31, 2019 and 2018 and for the year and period then ended, no loans in the portfolio contained PIK provisions.
Other income may include income such as consent, waiver, amendment, unused, and prepayment fees associated with the Company’s investment activities as well as any fees for managerial assistance services rendered by the Company to the portfolio companies. Such fees are recognized as income when earned or the services are rendered. For the year and period ended December 31, 2019 and 2018, other income of $365 and  $227 , respectively, was earned primarily related to prepayment and amendment fees.
Deferred Financing Costs
Deferred financing costs include capitalized expenses related to the closing or amendments of the borrowings. Amortization of deferred financing costs are computed on the straight-line basis over the term of the borrowings. The unamortized balance of such costs is included in deferred financing costs in the accompanying consolidated statements of assets and liabilities. The amortization of such costs is included in interest and debt financing expenses in the accompanying consolidated statements of operations.
Organization and Offering Costs
Organization costs consist of primarily legal, incorporation and accounting fees incurred in connection with the organization of the Company. Organization costs are expensed as incurred and are shown in the Company's consolidated statements of operations. Refer to Note 4, Related Party Transactions, for further details on the Expense Support Agreement.
Offering costs consist primarily of fees and expenses incurred in connection with the offering of shares, legal, printing and other costs associated with the preparation and filing of applicable registration statements. Offering costs are recognized as a deferred charge and are amortized on a straight-line basis over 12 months and are shown in the Company's consolidated statements of operations. To the extent such expenses relate to equity offerings, these expenses are charged as a reduction of paid-in capital upon each such offering. There were no offering costs incurred as of December 31, 2019 and 2018, respectively.
Income Taxes
Predecessor Entity
The Predecessor Entity was generally not subject to income taxes under the laws of the Cayman Islands. However, the Predecessor Entity could be subject to U.S. tax on income that is derived from the United States. The Predecessor Entity elected to be classified as a disregarded foreign corporation for U.S. federal, state and local income tax purposes. As of December 31, 2019 and 2018, no provision has been made for income taxes.
The Predecessor Entity is required to determine whether a tax position is “more-likely-than-not” to be sustained upon examination by the applicable taxing authority, based on the technical merits of the position. Tax positions not deemed to meet a “more-likely-than-not” threshold would be recorded as a tax expense in the current period. The Predecessor Entity has reviewed the tax positions and determined that it has not incurred any liability for unrecognized tax benefits as of December 31, 2019 and 2018. No interest expense and penalties have been recognized for the year and period ended December 31, 2019 and 2018. Generally, federal, state and local authorities may examine the Predecessor Entity’s tax returns for three years from the date of filing. The Predecessor Entity is subject to income tax examination by major taxing authorities for all tax years since inception.
The Company
For U.S. federal income tax purposes, the Company intends to elect to be treated as a RIC under the Code for the fiscal year ending December 31, 2020, and intends to make the required distributions to its stockholders as specified therein. In order to qualify as a RIC, the Company must meet certain minimum distribution, source-of-income and asset diversification requirements. If such requirements are met, then the Company is generally required to pay income taxes only on the portion of its taxable income and gains it does not distribute.
The minimum distribution requirements applicable to RICs require the Company to distribute to its stockholders at least 90% of its investment company taxable income (“ICTI”), as defined by the Code, each year. Depending on the level of ICTI earned in a tax year, the Company may choose to carry forward ICTI in excess of current year distributions into the next tax year. Any such carryover ICTI must be distributed before the end of that next tax year through a dividend declared prior to filing the final tax return related to the year which generated such ICTI.
In addition, based on the excise distribution requirements, the Company is subject to a 4% nondeductible federal excise tax on undistributed income unless the Company distributes in a timely manner an amount at least equal to the sum of (1) 98% of its ordinary income for each calendar year, (2) 98.2% of capital gain net income (both long-term and short-term) for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in the preceding year. For this purpose, however, any ordinary income or capital gain net income retained by the Company that is subject to corporate income tax is considered to have been distributed. The Company intends to timely distribute to our stockholders substantially all of our annual taxable income for each year, except that the Company may retain certain net capital gains for reinvestment and, depending upon the level of taxable income earned in a year, we may choose to carry forward taxable income for distribution in the following year and pay any applicable U.S. federal excise tax.
The Company evaluates tax positions taken or expected to be taken in the course of preparing its consolidated financial statements to determine whether the tax positions are “more-likely than not” to be sustained by the applicable tax authority. SPV I is a disregarded entity for tax purposes and is consolidated with the tax return of the Company. All penalties and interest associated with income taxes, if any, are included in income tax expense. For the year and period ended December 31, 2019 and 2018, the Company incurred  $4 and  $0 , respectively, in excise tax expense which is included in excises taxes on the consolidated statements of operations.
Dividends and Distributions to Common Stockholders
To the extent that the Company has taxable income available, the Company intends to make quarterly distributions to its common stockholders. Dividends and distributions to common stockholders are recorded on the record date. The amount to be distributed is determined by the Board each quarter and is generally based upon the taxable earnings estimated by management and available cash. Net realized capital gains, if any, will generally be distributed at least annually, although the Company may decide to retain such capital gains for investment.
The Company has adopted a dividend reinvestment plan under which shareholders will automatically receive dividends and other distributions in cash unless they elect to have their dividends and other distributions reinvested in additional shares. As a result of adopting such a plan, if the Board authorizes, and we declare, a cash dividend or distribution, shareholders that have “opted in” to our dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares rather than receiving cash.

Functional Currency
The functional currency of the Company is the U.S. Dollar and all transactions were in U.S. Dollars.
Recent Accounting Standards Updates
The FASB issued Accounting Standards Update (“ASU”) ASU 2018-13,  Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement in  August 2018, which modifies disclosure requirements pertaining to fair value measurement of Level 3 securities for public companies. Under the new standard, reporting entities can remove the disclosures no longer required and amend the disclosures immediately with retrospective application. The effective date for the additional disclosures for all public and nonpublic companies is for fiscal years, and interim periods within those years, beginning after December 15, 2019. An entity is permitted to early adopt any removed or modified disclosures immediately and delay adoption of the additional disclosures until their effective date. The new guidance is effective for fiscal years and interim periods beginning after December 15, 2019. Early adoption is permitted. The Company does not believe this change will have a material effect on its consolidated financial statements and disclosures.
In August 2018, the U.S. Securities and Exchange Commission (“SEC”) adopted the final rule under SEC Release No. 33-10532, Disclosure Update and Simplification which amends certain disclosure requirements that were redundant, duplicative, overlapping, outdated or superseded. The amendments are intended to facilitate the disclosure of information to investors and simplify compliance. The final rule is effective for all filings on or after November 5, 2018. The Company has evaluated the impact of the amendments and determined the effect of the adoption of the simplification rules on financial statements were limited to the modification and removal of certain disclosures.
3. FAIR VALUE MEASUREMENTS
Fair Value Disclosures
The following tables presents fair value measurements of investments, by major class, and cash equivalents as of December 31, 2019 and 2018, according to the fair value hierarchy:

As of December 31, 2019	Level 1	Level 2	Level 3	Total
Assets:
First Lien Term Loans			178,780	$178,780
Total			178,780	$178,780

As of December 31, 2018	Level 1	Level 2	Level 3	Total
Assets:
First Lien Term Loans			161,849	$161,849
Cash Equivalents	2,139			2,139
Total	2,139		161,849	$163,988

The following tables provide a reconciliation of the beginning and ending balances for investments that use Level 3 inputs for the year and period ended December 31, 2019 and 2018:

As of December 31, 2019	First Lien Term Loans
Fair value, beginning of period	$161,849
Purchase of investments	107,122
Proceeds from principal repayments and sales of investments	(91,273)
Amortization of premium/accretion of discount, net	214
Net realized gain on investments	490
Net change in unrealized appreciation on investments	378
Fair value, end of period	$178,780

Net change in unrealized appreciation on non-controlled/non-affiliate company investments still held at December 31, 2019	359

As of December 31, 2018	First Lien Term Loans
Fair value, beginning of period	$—
Purchase of investments	173,510
Proceeds from principal repayments and sales of investments	(11,456)
Amortization of premium/accretion of discount, net	68
Net realized gain on investments	79
Net change in unrealized depreciation on investments	(352)
Fair value, end of period	$161,849

Net change in unrealized depreciation on non-controlled/non-affiliate company investments still held at December 31, 2018	352
Transfers between levels, if any, are recognized at the beginning of the period in which transfers occur. For the year and period ended December 31, 2019 and 2018, no transfers occurred between levels.
Significant Unobservable Inputs
ASC Topic 820 requires disclosure of quantitative information about the significant unobservable inputs used in the valuation of assets and liabilities classified as Level 3 within the fair value hierarchy. The valuation techniques and significant unobservable inputs used in Level 3 fair value measurements of assets as of December 31, 2019 and 2018 were as follows:

Investment Type	Fair Value at December 31, 2019	Valuation Techniques	Unobservable Inputs	Ranges		Weighted Average
First Lien Term Loans	$178,780	Market Yield Approach	Market Yield Discount Rates	5.4%	9.0%	7.3%
		Credit Performance	Credit Performance Discount Rates	4.2%	9.3%	6.6%
		Recent Transactions		93.5	100.1	98.2

Investment Type	Fair Value at December 31, 2018	Valuation Techniques (1)	Unobservable Inputs	Ranges		Weighted Average
First Lien Term Loans	$161,849	Market Yield Approach	Market Yield Discount Rates	7.0%	9.4%	8.0%
		Credit Performance	Credit Performance Discount Rates	5.4%	10.5%	7.5%
		Recent Transactions		96.0	100.0	99.0
________________

(1)	As of December 31, 2018, $55,400 of First Lien Term Loans were recent trades and are held at accreted cost which represents fair value.
Unobservable inputs used in the fair value measurement of the assets include market yield discount rates and credit performance discount rates. Weighted average inputs are calculated based on the relative fair value of the investments. The market yield approach compares market yield movements from the date of the closing of the investment to the reporting date. The credit performance approach determines a yield per unit of leverage at closing and compares that to a current yield per unit leverage (factoring any change in pricing and change in leverage as a result of the borrower’s actual performance) as of the reporting date. A recent market trade, if applicable, will also be factored into the valuation. Material underperformance will typically require an increase in the weighing towards the credit performance approach.
Significant increases (decreases) in discount yields could result in lower (higher) fair value measurements. Generally, a change in the assumption used for relative discount yields is accompanied by a directionally opposite change in the assumptions used in determining fair value.
4. RELATED PARTY TRANSACTIONS
Predecessor Entity Related Party Transactions
Pursuant to the terms of the Agreement for the original Financing Facility, the Predecessor Entity pays to its collateral manager, Nuveen Alternatives Advisors, LLC (“NAA”), a quarterly management fee on each payment date in arrears of each quarterly period equal to the product of (a) the result obtained by dividing (x) the sum of the outstanding balances of all loans owned by the Company on each day during such accrual period by (y) the number of days in such accrual period and (b) a rate equal to 0.75% per annum. For the year and period ended December 31, 2019 and 2018, the Predecessor Entity incurred  $1,568 and  $451 , respectively, in management fee expense.
Pursuant to the Agreement (defined in Note 5) for the original Financing Facility, the Predecessor Entity was obligated to pay or reimburse NAA, as the collateral manager, for any and all reasonable costs and expenses incurred on behalf of the Predecessor Entity. These operating expenses include items such as investment-related expenses, i.e., expenses that are reasonably determined to be related to the investment of the Predecessor Entity’s assets, such as brokerage commissions, custodial fees, bank service fees, interest expense and expenses related to a proposed investment that was not consummated, including legal costs, appraisal costs and other costs of performing due diligence. Such reimbursable operating expenses also included investment-related travel expenses and travel and related expenses incurred in sourcing loans from fund sponsors and prospective borrowers, external transaction-related legal and due diligence expenses.
Advisory Agreements
On December 31, 2019, immediately prior to our election to be regulated as a BDC, the Company entered into the Investment Advisory Agreement with the Adviser. The Company’s Board, including a majority of the directors who are not “interested persons” as defined in the Investment Company Act (the “Independent Directors”), has approved the Investment Advisory Agreement in accordance with, and on the basis of an evaluation satisfactory to such directors as required by, the Investment Company Act.
On December 31, 2019, immediately prior to the Company’s election to be regulated as a BDC, the Adviser entered into the Investment Sub-Advisory Agreement with Churchill. The Company’s Board, including a majority of the Independent Directors, also approved the Investment Sub-Advisory Agreement in accordance with, and on the basis of an evaluation satisfactory to such directors as required by, the Investment Company Act. The Adviser has delegated substantially all of its day-to-day portfolio-management obligations as set forth in the Investment Advisory Agreement to Churchill pursuant to the Sub-Advisory Agreement. The Adviser has general oversight over the investment process on behalf of the Company and will manage the capital structure of the Company, including, but not limited to, asset and liability management. The Adviser also has ultimate responsibility for the Company’s performance under the terms of the Investment Advisory Agreement.
Unless terminated earlier as described below, each Advisory Agreement will remain in effect for a period of two years from December 31, 2019 and will remain in effect from year-to-year thereafter if approved annually by the Board or by the affirmative vote of the holders of a majority of our outstanding voting securities and, in each case, a majority of our independent directors. Each of the Advisory Agreements will automatically terminate in the event of its assignment, as defined in the 1940 Act, by the applicable Adviser and may be terminated by either the Company or the applicable Adviser without penalty upon not less than 60 days’ written notice to the other. The holders of a majority of our outstanding voting securities may also terminate any of the Advisory Agreements without penalty. The Adviser will retain a portion of the management fee and incentive fee. The remaining amounts will be paid by the Adviser to Churchill as compensation for services provided pursuant to the Sub-Advisory Agreement.
Prior to any Exchange Listing, or any listing of its securities on any other public trading market the base management fee will be calculated and payable quarterly in arrears at an annual rate of 0.75% of Average Total Assets, excluding cash and cash equivalents and undrawn capital commitments and including assets financed using leverage, at the end of the two most recently completed calendar quarters. For purposes of this calculation, cash and cash equivalents include any temporary investments in cash-equivalents, U.S. government securities and other high quality investment grade debt investments that mature in 12 months or less from the date of investment. Following an Exchange Listing, the base management fee will be calculated at an annual rate of 1.25% of Average Total Assets.
Prior to an Exchange Listing, or any listing of its securities on any other public trading market, the Company will pay no incentive fee to the Adviser.
Following an Exchange Listing, the Company will pay an incentive fee to the Adviser that will consist of two parts. The first part will be calculated and payable quarterly in arrears based on the Company’s pre-incentive fee net investment income for the preceding quarter. The second part of the incentive fee is a capital gains incentive fee that will be determined and payable in arrears as of the end of each fiscal year.
Pre-incentive fee net investment income will not include any realized capital gains, realized capital losses or unrealized capital gains or losses. If any distributions from portfolio companies are characterized as a return of capital, such returns of capital would affect the capital gains incentive fee to the extent a gain or loss is realized. Because of the structure of the incentive fee, it is possible that the Company may pay an incentive fee in a quarter in which it incurs a loss. For example, if the Company receives pre-incentive fee net investment income in excess of the hurdle rate (as defined below) for a quarter, the Company will pay the applicable incentive fee even if it has incurred a loss in that quarter due to realized and unrealized capital losses.
Pre-incentive fee net investment income, expressed as a rate of return on the value of our net assets (defined as total assets less indebtedness and before taking into account any incentive fees payable during the period) at the end of the immediately preceding calendar quarter, is compared to a fixed “hurdle rate” of 1.50% per quarter (6% annually).
Pursuant to the Investment Advisory Agreement, the Company pays its Adviser an incentive fee with respect to its pre-incentive fee net investment income in each calendar quarter as follows:

•	no incentive fee in any calendar quarter in which the pre-incentive fee net investment income does not exceed the hurdle rate of 1.50% (6% annually);

•
100% of the Company’s pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 1.76% in any calendar quarter following an Exchange Listing. The Company refers to this portion of the Company’s pre-incentive fee net investment income as the “catch-up” provision. Following an Exchange Listing, the catch-up is meant to provide the Adviser with 15.0% of the pre-incentive fee net investment income as if a hurdle rate did not apply if this net investment income exceeds 1.76% in any calendar quarter; and

•	following an Exchange Listing, 15.0% of the amount of pre-incentive fee net investment income, if any, that exceeds 1.76% in any calendar quarter.
Following an Exchange Listing, the second part of the incentive fee is a capital gains incentive fee that will be determined and payable in arrears as of the end of each fiscal year (or upon termination of the Investment Advisory Agreement, as of the termination date), and equals 15.0% of the Company’s realized capital gains as of the end of the fiscal year following an Exchange Listing. In determining the capital gains incentive fee payable to the Adviser, the Company will calculate the cumulative aggregate realized capital gains and cumulative aggregate realized capital losses since inception, and the aggregate unrealized capital depreciation as of the date of the calculation, as applicable, with respect to each of the investments in the Company’s portfolio. For this purpose, cumulative aggregate realized capital gains, if any, equals the sum of the differences between the net sales price of each investment, when sold, and the amortized cost of such investment. Cumulative aggregate realized capital losses equals the sum of the amounts by which the net sales price of each investment, when sold, is less than the amortized cost of such investment since inception. Aggregate unrealized capital depreciation equals the sum of the difference, if negative, between the valuation of each investment as of the applicable calculation date and the amortized cost of such investment. At the end of the applicable year, the amount of capital gains that will serve as the basis for the calculation of the capital gains incentive fee equals the cumulative aggregate realized capital gains less cumulative aggregate realized capital losses, less aggregate unrealized capital depreciation, with respect to our portfolio of investments. If this number is positive at the end of such year, then the capital gains incentive fee for such year equals 15.0% of such amount following an Exchange Listing, as applicable, less the aggregate amount of any capital gains incentive fees paid in respect of the Company’s portfolio in all prior years following an Exchange Listing.
The Predecessor Entity incurred management fees during 2019 and 2018, however the Company did not incur any management or incentive fees for the year ended December 31, 2019 under the Advisory Agreement.
Administration Agreement
On December 31, 2019, the Company entered into an administration agreement with the Administrator (the “Administration Agreement”), which was approved by the Board. Pursuant to the Administration Agreement, the Administrator will furnish the Company with office facilities and equipment and provide clerical, bookkeeping and record keeping and other administrative services at such facilities. The Administrator will perform, or oversee the performance of, the required administrative services, which include, among other things, assisting the Company with the preparation of the financial records that the Company is required to maintain and with the preparation of reports to shareholders and reports filed with the SEC. At the request of the Adviser or the Sub-Adviser, the Administrator also may provide managerial assistance on the Company’s behalf to those portfolio companies that have accepted the Company’s offer to provide such assistance. U.S. Bank, National Association (“U.S. Bank”), will provide the Company with certain fund administration and bookkeeping services pursuant to a sub-administration agreement with the Administrator.
For the year ended December 31, 2019, the Company incurred $97 in fees under the Administrative Agreement, which were included other general and administrative expenses in the accompanying consolidated statements of operations. As of December 31, 2019, $31was unpaid and included in accounts payable and accrued expenses in the accompanying consolidated statements of assets and liabilities.

Expense Support Agreement
On December 31, 2019, the Company entered into an expense support and conditional reimbursement agreement (the “Expense Support Agreement”) with the Adviser. The Adviser may pay certain expenses of the Company, provided that no portion of the payment will be used to pay any interest expense of the Company (each, an “Expense Payment”). Such Expense Payment will be made in any combination of cash or other immediately available funds no later than forty-five days after a written commitment from the Adviser to pay such expense, and/or by an offset against amounts due from the Company to the Adviser or its affiliates.
Following any calendar quarter in which Available Operating Funds exceed the cumulative distributions accrued to our Shareholders based on distributions declared with respect to record dates occurring in such calendar quarter (such amount referred to as the “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof (each, a “Reimbursement Payment”), to the Adviser until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such calendar quarter have been reimbursed. The amount of the Reimbursement Payment for any calendar quarter shall equal the lesser of (i) the Excess Operating Funds in such quarter and (ii) the aggregate amount of all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such calendar quarter that have not been previously reimbursed by the Company to the Adviser.
No Reimbursement Payment will be made for any quarter if: (1) the Effective Rate of Distributions Per Share declared by the Company at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) the Company’s Operating Expense Ratio at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. The Adviser may waive its right to receive all or a portion of any Reimbursement Payment in any particular calendar quarter, so that such Reimbursement Payment may be reimbursable in a future calendar quarter within three years of the date of the applicable Expense Payment .
The follow table presents a summary of the Expense Payments and Reimbursement Payments since the Company’s commencement of operations:

For the Year Ended	Expense Payment by Adviser	Reimbursement Payments to Adviser	Unreimbursed Expense Payments
December 31, 2018	—	—	—
December 31, 2019	1,696	—	1,696
Directors’ Fees
The Company’s Board currently consists of seven members, five of whom are Independent Directors. On December 9, 2019, the Board established an Audit Committee consisting of its Independent Directors. The Board also established a Nominating and Governance Committee of the Board and a Special Transactions Committee of the Board, and may establish additional committees in the future. For the year ended December 31, 2019, the Company incurred $23 in fees which are included in Directors’ fees in the accompanying consolidated statements of operations. As of December 31, 2019, $23 , was unpaid and is included in Directors’ fees payable in the accompanying consolidated statements of assets and liabilities. The Predecessor Entity did not incur any directors’ fees in 2018.
Due to Affiliate
As of December 31, 2019 there was a payable due to the Sub-Adviser of $9 related to reimbursement of other general and administrative expenses paid by the Sub-Adviser on behalf of the Company.

5. BORROWINGS
The Predecessor Entity borrowed funds under a credit agreement (the “Agreement”) executed on October 23, 2018. The Agreement was originally executed among the Predecessor Entity, Nuveen Alternatives Advisors LLC, as the original collateral manager to the Predecessor Entity, TIAA, as the sole preference shareholder (the “Preference Shareholder”), and Wells Fargo Bank, N.A., as lender (the “Lender”) and administrative agent. As part of the Agreement, the Predecessor Entity issued to Lender a $175,000,000 variable funding note, due to expire on October 23, 2019. The amount of the borrowings under such note equals the amount of the outstanding advances. Each advance borrowing bears an interest rate of one-month LIBOR, plus 2.25 % per annum. In addition, there is an unused commitment fee per annum of the undrawn amount. The Predecessor Entity was also subject to two commitment fee rates through October 15, 2019. Prior to its expiration in October 2019, the Predecessor Entity amended and restated the Agreement with the Lender which extended the maturity date to October 28, 2020 (the “Financing Facility”) and removed the above-referenced commitment fee rates. The Financing Facility includes certain financial covenants related to asset coverage and liquidity and other maintenance covenants.
Effective on the date of the Merger, the Agreement with the Lender was transferred to SPV I and the borrowings under the Agreement were assumed by SPV I.
The fair value of the Financing Facility, which would be categorized as Level 3 within the fair value hierarchy as of December 31, 2019 and December 31, 2018, approximates its carrying value. The carrying amounts of the Company and Predecessor Entity’s assets and liabilities, including the Financing Facility, other than investments at fair value, approximate fair value due to their short maturities. The borrowings consisted of the following as of December 31, 2019 and 2018:

December 31, 2019
Total Commitment	$175,000
Borrowings Outstanding	118,435
Unused Portion (1)	56,565
Amount Available (2)	52,779
_______________

(1)	The unused portion is the amount upon which commitment fees are based.

(2)	Available for borrowing based on the computation of collateral to support the borrowings and subject to compliance with applicable covenants and financial ratios.

December 31, 2018
Total Commitment	$175,000
Borrowings Outstanding	87,335
Unused Portion (1)	87,665
Amount Available (2)	82,500
_______________

(1)	The unused portion is the amount upon which commitment fees are based.

(2)	Available for borrowing based on the computation of collateral to support the borrowings and subject to compliance with applicable covenants and financial ratios.

For the year and period ended December 31, 2019 and 2018, the components of interest expense and debt financing expenses were as follows:

December 31, 2019
Borrowing interest expense	$5,938
Unused fees	365
Amortization of annual commitment fee	443
Total interest and debt financing expenses	$6,746
Average interest rate	4.8%
Average daily borrowings	$130,924

December 31, 2018
Borrowing interest expense	$1,236
Unused fees	866
Amortization of annual commitment fee	100
Total interest and debt financing expenses	$2,202
Average interest rate	7.7%
Average daily borrowings	$27,456
6. COMMITMENTS AND CONTINGENCIES
In the ordinary course of its business, the Company enters into contracts or agreements that contain indemnification or warranties. Future events could occur that lead to the execution of these provisions against the Company. The Company believes that the likelihood of such an event is remote; however, the maximum potential exposure is unknown. No accrual has been made in the consolidated financial statements as of December 31, 2019 and 2018 for any such exposure.

The investments held as of December 31, 2019 and 2018 include the following unfunded commitments:

Portfolio Company	December 31, 2019	December 31, 2018
Blackbird Purchaser Inc	$640	$—
Brillio LLC	1,000	—
COP GNAP Holdings Inc.	—	783
ENC Holding Corporation	—	243
MSHC Inc.	—	900
NJEye LLC	351	882
North Haven Spartan US Holdco LLC	1,228	—
Novaria Holdings LLC	—	1,232
Orbit Purchaser LLC	—	1,581
Output Services Group Inc	24	517
TailWind Randys LLC	500	—
TruRoad Holdings Inc.	—	838
Unified Physician Management LLC	432	—
Total unfunded commitments	$4,175	$6,976
7. NET ASSETS
The Predecessor Entity authorized the issuance of up to 497,500,000 redeemable Preference Shares (“Preference Shares”), par value of U.S. $0.0001 per share. The Predecessor Entity issued 14,800,000 and 70,200,000 Preference Shares to one preference shareholder, Teachers Insurance and Annuity Association of America, (“TIAA” or the “Preference Shareholder”) during 2019 and 2018, respectively. Prior to the Merger in 2019, 21,000,000 of Preference Shares were redeemed by the Preference Shareholder. TIAA is an affiliate of the Company.
The Predecessor Entity authorized and issued 250 ordinary shares of capital. These ordinary shares were held by MaplesFS Limited, the share registrar of the Predecessor Entity, as of December 31, 2018. The ordinary shares had zero market value in the Predecessor Entity as of December 31, 2018 and prior to the Merger.
Pursuant to the Agreement, on each quarterly payment date, in accordance with order of priority of payments, the collateral manager directed the collateral agent to allocate any collected interest proceeds not otherwise paid out to be allocated as a distribution to the preference shareholders. The Predecessor Entity paid distributions of $ 5,628 and $882 to the Preference Shareholder during 2019 and 2018, respectively, prior to the Merger.
The Company has the authority to issue 500,000,000 shares of common stock, $0.01 per share par value. On December 19, 2019, the Company issued its initial 50 shares to TIAA in connection with the formation of the Company. On December 31, 2019, as a result of the Merger, the Preference Shares issued by the Predecessor Entity were converted and exchanged for 3,310,540 shares of common stock of the Company, the ordinary shares were dissolved at the time of the Merger. As of December 31, 2019, the Company’s sole shareholder, TIAA, had $33,788 of unfunded commitments.

8. CONSOLIDATED FINANCIAL HIGHLIGHTS
The following is a schedule of financial highlights for the year and period ended December 31, 2019 and 2018:

	December 31, 2019	December 31, 2018
Per share data:
Net asset value at beginning of period	$19.48	$—
Net investment income(1)	1.58	0.86
Net realized gain (loss)	0.12	—
Net change in unrealized appreciation (depreciation)(1)	0.09	(0.14)
Net increase (decrease) in net assets resulting from operations(1)	1.79	0.72
Stockholder distributions from income(2)	(1.46)	(0.33)
Issuance of preference shares	—	19.33
Other(6)	0.19	(0.24)
Net asset value at end of period	$20.00	$19.48

Net assets at end of period	$66,211	70,753
Shares outstanding at end of period(1)	3,310,590	3,631,300
Total return(3)	10.39%	2.48%

Ratio/Supplemental data:
Ratio of net expenses to average net assets(4)	11.71%	6.01%
Ratio of net investment income to average net assets(4)	8.37%	3.67%
Portfolio turnover(5)	46.17%	13.56%
________________

(1)
The per share data was derived by using the weighted average shares outstanding during the period. For all periods prior to December 31, 2019 the number of shares outstanding has been reduced retroactively by a factor of 0.05717. This factor represents the effective impact of the reduction in shares resulting from the Merger, as all entities are under common control.

(2)	The per share data for distributions reflects the actual amount of distributions declared during the period.

(3)
Total return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share, if any, divided by the beginning NAV per share. Dividends and distributions, if any, are assumed for purposes of this calculation to be reinvested at the quarter end NAV per share preceding the distribution.

(4)
Ratios are annualized except for expense support amounts relating to organizational costs. The ratio of total operating expenses to average net assets was 13.92% on an annualized basis, excluding the effect of expense support which represented (2.21%) of average net assets. Average net assets is calculated utilizing quarterly net assets.

(5)	Portfolio turnover rate is calculated using the lesser of year-to-date sales or year-to-date purchases over the average of the invested assets at fair value for the periods reported.

(6)
Includes the impact of different share amounts used in calculating per share data as a result of calculating certain per share data based on weighted average shares outstanding during the period and certain per share data based on shares outstanding as of a period end or transaction date.

9. SUBSEQUENT EVENTS
The Company’s management evaluated subsequent events through January 23, 2020, the date the consolidated financial statements were available to be issued. There have been no subsequent events that occurred during such period that would require disclosure in, or would be required to be recognized in, these consolidated financial statements.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
On December 31, 2019, the Company completed the acquisition of the Predecessor Entity, and, as such, the historical financial statements of the Predecessor Entity became the historical consolidated financial statements of the Company. The financial statements of the Predecessor Entity as of and for the period ended December 31, 2018 were audited by Grant Thornton LLP.
On December 9, 2019 the Predecessor Entity dismissed Grant Thornton LLP, the independent public accounting firm of the Predecessor Entity. Thereafter, on the same day, the Audit Committee and the Company appointed PricewaterhouseCoopers LLP (“PwC”) as the Company's independent registered public accounting firm. PwC's appointment will be for the Company's fiscal year ending December 31, 2019, and related interim periods.
In connection with the audit by Grant Thornton LLP of the Predecessor Entity's consolidated financial statements for the fiscal period ending December 31, 2018, and subsequent interim period through December 9, 2019, there were: (i) no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to Grant Thornton LLP's satisfaction, would have caused Grant Thornton LLP to make reference in connection with their opinion to the subject matter of the disagreement(s); and (ii) no reportable events as that term is defined in Item 304(a)(1)(v) of Regulation S-K. Further, the audit reports of Grant Thornton LLP relating to the Predecessor Entity's consolidated financial statements as of and for the period ending December 31, 2018 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
The Company provided Grant Thornton LLP with a copy of this Registration Statement prior to filing it with the SEC and has requested and received from Grant Thornton LLP a letter addressed to the SEC stating whether Grant Thornton LLP agrees with the statements made herein. A copy of that letter, dated January 29, 2020 is attached as Exhibit 16.1 to this Registration Statement.
During the Company’s two most recent fiscal years ending December 31, 2019 and December 31, 2018, and for the subsequent interim period through December 9, 2019, neither the Company nor anyone on its behalf consulted PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or on the type of audit opinion that might be rendered on the consolidated financial statements of the Company, and neither a written report nor oral advice was provided to the Company that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS

(a)	List separately all financial statements filed
The financial statements attached to this Registration Statement are listed under “Item 13. Financial Statements and Supplementary Data.”

(b)	Exhibits

3.1	Articles of Incorporation (1)

3.2	Articles of Amendment and Restatement*

3.3	Bylaws*

3.4	Certificate of Merger of Churchill Middle Market CLO V Ltd.*

4.1	Form of Subscription Agreement*

4.2	Form of Stock Certificate*

10.1	Investment Advisory Agreement between the Fund and the Adviser*

10.2	Sub-Advisory Agreement between the Adviser the Sub-Adviser*

10.3	Administration Agreement between the Fund and the Administrator*

10.4	Custody Agreement between the Fund and U.S. Bank National Association*

10.5	Dividend Reinvestment Plan*

10.6	Expense Support Agreement between the Fund and the Adviser*

10.7	Transfer Agent Servicing Agreement between the Fund and U.S. Bancorp Fund Services, LLC*

10.8	Agreement and Plan of Merger*

10.9
Amended and Restated Loan and Security Agreement by and among Nuveen Churchill BDC Inc., as collateral manager, each of the borrowers from time to time party thereto, each of the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, and U.S. Bank National Association as collateral agent*

16.1	Letter dated January 29, 2020 from Grant Thornton LLP to the Securities and Exchange Commission*

21.1	List of Subsidiaries*
_______________

*	Filed herewith.

(1)	Previously filed on December 23, 2019 with the Registrant’s Registration Statement on Form 10 (File No. 000-56133) and incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Nuveen Churchill BDC Inc.

By:	/s/ Kenneth Kencel
Name: Kenneth Kencel
Title: President and Chief Executive Officer
Date: January 29, 2020